Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

DEX ONE CORPORATION,

NEWDEX, INC.,

SPRUCE ACQUISITION SUB, INC.

and

SUPERMEDIA INC.

DATED AS OF AUGUST 20, 2012

TABLE OF CONTENTS

ARTICLE I THE MERGERS		2

1.1	The Dex Merger	2
1.2	The SuperMedia Merger	2
1.3	Closing	2
1.4	Effective Time	2
1.5	Effects of the Mergers	2
1.6	Certificate of Incorporation; Bylaws	3
1.7	Governance Arrangements	3
1.8	Tax Consequences	3
1.9	No Dissenters Rights	4

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF SHARES		4

2.1	Conversion of Dex Common Stock	4
2.2	Conversion of SuperMedia Common Stock	4
2.3	Conversion of Merger Sub Stock	5
2.4	Cancellation of Existing NewCo Stock	5
2.5	Certain Adjustments	5
2.6	SuperMedia Equity and Equity-Based Awards	5
2.7	Dex Equity and Equity-Based Awards	6
2.8	Exchange of Shares	8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUPERMEDIA		11

3.1	Corporate Organization	11
3.2	Capitalization	13
3.3	Authority; No Violation	14
3.4	Consents and Approvals	15
3.5	Reports	16
3.6	Financial Statements	16
3.7	Broker’s Fees	17
3.8	Absence of Certain Changes or Events	17
3.9	Legal Proceedings	18
3.10	Taxes and Tax Returns	18
3.11	Employee Benefits	20
3.12	Compliance with Law; Permits	23
3.13	Certain Contracts	24
3.14	Undisclosed Liabilities	25
3.15	Environmental Liability	25
3.16	Real Property	26
3.17	State Takeover Laws; Rights Agreement	27
3.18	Opinion	27

i

3.19	Internal Controls	27
3.20	Insurance	27
3.21	SuperMedia Information	28
3.22	Intellectual Property	28
3.23	Labor and Employment	31
3.24	Affiliate Transactions	31
3.25	SuperMedia Ownership of Dex Securities	32
3.26	No Other Representations; Disclaimer	32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DEX AND MERGER SUBS		33

4.1	Corporate Organization	33
4.2	Capitalization	34
4.3	Authority; No Violation	35
4.4	Consents and Approvals	37
4.5	Reports	37
4.6	Financial Statements	38
4.7	Broker’s Fees	38
4.8	Absence of Certain Changes or Events	38
4.9	Legal Proceedings	39
4.10	Taxes and Tax Returns	39
4.11	Employee Benefits	41
4.12	Compliance with Law; Permits	44
4.13	Certain Contracts	44
4.14	Undisclosed Liabilities	45
4.15	Environmental Liability	45
4.16	Real Property	46
4.17	State Takeover Laws; Rights Agreement	46
4.18	Reorganization	47
4.19	Opinion	47
4.20	Internal Controls	47
4.21	Insurance	47
4.22	Dex Information	47
4.23	Intellectual Property	48
4.24	Labor and Employment	49
4.25	Affiliate Transactions	50
4.26	Dex Ownership of SuperMedia Securities	50
4.27	No Other Representations; Disclaimer	50

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		51

5.1	Conduct of Businesses Prior to the Dex Effective Time	51
5.2	Forbearances	51
5.3	No Control of the Other Party’s Business	55

ARTICLE VI ADDITIONAL AGREEMENTS		56

6.1	Proxy Statement/Registration Statement	56
6.2	Stockholder Meeting	58
6.3	Regulatory Matters	59
6.4	Transaction Litigation	60
6.5	Access to Information	61
6.6	Legal Conditions to Merger	61
6.7	Stock Exchange Listing	61
6.8	Indemnification and Insurance	62
6.9	Additional Agreements	63
6.10	Advice of Changes	63
6.11	Exemption from Liability Under Section 16(b)	64
6.12	No Solicitation	64
6.13	Takeover Statutes	68
6.14	Financing Amendments and Cooperation	68
6.15	De-listing and Deregistration	69
6.16	Assumption of Agreements	69

ARTICLE VII CONDITIONS PRECEDENT		70

7.1	Conditions to Each Party’s Obligation to Effect the Mergers	70
7.2	Conditions to Obligations of Dex, Newco and Merger Sub	71
7.3	Conditions to Obligations of SuperMedia	72

ARTICLE VIII TERMINATION AND AMENDMENT		73

8.1	Termination	73
8.2	Effect of Termination	74
8.3	Expense Reimbursement	75
8.4	Amendment	76
8.5	Extension; Waiver	76

ARTICLE IX GENERAL PROVISIONS		76

9.1	Nonsurvival of Representations, Warranties and Agreements	76
9.2	Expenses	76
9.3	Notices	77
9.4	Interpretation	78
9.5	Counterparts	78
9.6	Entire Agreement	78
9.7	Governing Law; Jurisdiction	78
9.8	Publicity	79
9.9	Assignment; Third Party Beneficiaries	80
9.10	Specific Performance	80
9.11	Severability	80

Exhibit A — Form of Dex Surviving Company Certificate of Incorporation

Exhibit B – Form of Dex Surviving Company Bylaws
Exhibit C – Form of SuperMedia Surviving Company Certificate of Incorporation
Exhibit D – Form of SuperMedia Surviving Company Bylaws
Exhibit E – Knowledge of SuperMedia
Exhibit F – Knowledge of Dex
Exhibit G – Dex Financing Amendments
Exhibit H – SuperMedia Financing Amendments
Exhibit I – Form of Tax Sharing Agreement
Exhibit J – Form of Shared Services Agreement

INDEX OF DEFINED TERMS

Section

Acquisition Proposal	6.12(a)
Action	3.9
Affiliate	3.24
Aggregate Merger Consideration	2.2(a)
Agreement	Preamble
Alternative Transaction	6.12(a)
Certificated SuperMedia Shares	2.8(a)
Certificates of Merger	1.4
Change in Dex Recommendation	6.12(b)
Change in SuperMedia Recommendation	6.12(b)
Closing	1.3
Closing Date	1.3
Code	Recitals
Confidentiality Agreement	6.5(b)
Continuing Dex Directors	1.7(a)
Continuing SuperMedia Directors	1.7(a)
Contracts	3.3(b)
Controlled Group Liability	3.11
Converted Dex Stock Option	2.7(a)
Dex	Preamble
Dex 2011 10-K	4.14
Dex Benefit Plan	4.11
Dex Bylaws	4.1(b)
Dex Certificate of Merger	1.4
Dex Charter	4.1(b)
Dex Closing Price	2.7(a)
Dex Common Stock	2.1(a)
Dex Credit Facilities	6.14
Dex Creditors	6.14
Dex Disclosure Schedule	ARTICLE IV
Dex Effective Time	1.4
Dex Employment Agreement	4.11
Dex Exchange Ratio	2.1(a)
Dex Financial Advisor	4.19
Dex Financing Amendments	6.14
Dex Instruments of Indebtedness	4.13(a)(i)
Dex IP	4.23(b)
Dex IP Contract	4.23
Dex IT Assets	4.23
Dex Leased Properties	4.16(c)
Dex Leases	4.16(b)
Dex Material Contracts	4.13(a)
Dex Merger	Recitals

v

Dex Merger Consideration	2.1(a)
Dex Owned Properties	4.16(a)
Dex Permits	4.12(b)
Dex Plan	4.11
Dex Preferred Stock	4.2(a)
Dex Qualified Plans	4.11(d)
Dex Recommendation	4.3(a)
Dex Record Date	6.2(b)
Dex Reports	4.5
Dex Restricted Shares	2.7(b)
Dex SARs	2.7(d)
Dex Stock Option	2.7(a)
Dex Stock Plans	2.7(a)
Dex Stock Units	2.7(c)
Dex Stockholder Approval	4.3(a)
Dex Stockholder Meeting	6.2(a)
Dex Subsidiary	3.1(d)
Dex Surviving Company	1.1
DGCL	1.1
Environmental Laws	3.15
ERISA	3.11
ERISA Affiliate	3.11
Exchange Act	3.4
Exchange Agent	2.8(a)
Exchange Fund	2.8(a)
Exchange Ratio	2.2(a)
Expense Reimbursement	8.3(a)
Form S-4	3.4
GAAP	3.1(d)
Governmental Entity	3.4
HSR Act	3.4
Indebtedness	3.13(d)
Indemnification Agreement	6.8(b)
Indemnified Parties	6.8(b)
Independent Director	1.7(a)
Intellectual Property	3.22
IRS	3.11(b)
Joint Proxy Statement	3.4
Knowledge of Dex	4.5
Knowledge of SuperMedia	3.5
Law or Laws	3.12(a)
Liens	3.2(b)
Material Adverse Effect	3.1(d)
Material Contract	5.2(k)
Materially Burdensome Condition	6.3(a)
Maximum Amount	6.8(c)
Merger	Recitals

Merger Communication	9.8(d)
Merger Sub	Preamble
Merger Subs	Preamble
Multiemployer Plan	3.11
Multiple Employer Plan	3.11(f)
NASDAQ	3.4
Newco	Preamble
Newco Common Stock	2.1(a)
No-Shop Party	6.12(a)
Notice Period	6.12(c)(iii)
NYSE	3.4
Orders	3.9
Other Party	6.12(a)
Outside Date	8.1(c)
Party or Parties	Preamble
PBGC	3.11(e)
Permits	3.12(b)
Permitted Liens	3.22(g)
Person	2.8(d)
Record Date	6.2(b)
Requisite Approvals	7.1(c)(ii)
Sarbanes-Oxley Act	3.5
SEC	3.4
Securities Act	3.4
Stockholder Meeting	6.2
Subsidiary	3.1(d)
Superior Proposal	6.12(a)
SuperMedia	Preamble
SuperMedia 2011 10-K	3.14
SuperMedia Benefit Plan	3.11
SuperMedia Bylaws	3.1(b)
SuperMedia Certificate of Merger	1.4
SuperMedia Certificates	2.2(b)
SuperMedia Charter	3.1(b)
SuperMedia Common Stock	2.2(a)
SuperMedia Credit Facility	6.14
SuperMedia Creditors	6.14
SuperMedia Disclosure Schedule	ARTICLE III
SuperMedia Effective Time	1.4
SuperMedia Employment Agreement	3.11
SuperMedia Exchange Ratio	2.2(a)
SuperMedia Financial Advisors	3.7
SuperMedia Financing Amendments	6.14
SuperMedia Instruments of Indebtedness	3.13(a)
SuperMedia IP	3.22(b)
SuperMedia IP Contract	3.22
SuperMedia IT Assets	3.22

SuperMedia Leased Properties	3.16(c)
SuperMedia Leases	3.16(b)
SuperMedia Material Contracts	3.13(a)
SuperMedia Merger	Recitals
SuperMedia Merger Consideration	2.2(a)
SuperMedia Owned Properties	3.16(a)
SuperMedia Permits	3.12(b)
SuperMedia Plan	3.11
SuperMedia Qualified Plans	3.11(d)
SuperMedia Recommendation	3.3(a)
SuperMedia Record Date	6.2(b)
SuperMedia Reports	3.5
SuperMedia Restricted Shares	2.6(b)
SuperMedia Stock Option	2.6(a)
SuperMedia Stock Plans	2.6(a)
SuperMedia Stock Units	2.6(c)
SuperMedia Stockholder Approval	3.3(a)
SuperMedia Stockholder Meeting	6.2(a)
SuperMedia Subsidiary	3.1(d)
SuperMedia Surviving Company	1.2
Tax or Taxes	3.10(k)
Tax Return	3.10(l)
Third Party	9.8(d)
Trade Secrets	3.22
Transactions	Recitals
Uncertificated Dex Shares	2.8(c)
Uncertificated SuperMedia Shares	2.8(a)
Uncertificated Shares	2.8(e)
WARN Act	3.23(c)
Withdrawal Liability	3.11

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 20, 2012 (this “Agreement”), by and among DEX ONE CORPORATION, a Delaware corporation (“Dex”), NEWDEX, INC., a Delaware corporation and a direct, wholly owned subsidiary of Dex (“Newco”), SPRUCE ACQUISITION SUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Newco (“Merger Sub” and together with Newco, “Merger Subs”), and SUPERMEDIA INC., a Delaware corporation (“SuperMedia”). Dex, Newco, Merger Sub and SuperMedia are sometimes referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, in anticipation of the Mergers, Dex has formed or caused to be formed (i) Merger Sub and (ii) Newco;

WHEREAS, (i) each of Dex and Newco desire, following the satisfaction or waiver of the conditions set forth in Article VII, to merge Dex with and into Newco, with Newco as the surviving entity (the “Dex Merger”) and (ii) immediately following consummation of the Dex Merger, each of Newco, SuperMedia and Merger Sub desire, following the satisfaction or waiver of the conditions set forth in Article VII, to merge Merger Sub with and into SuperMedia, with SuperMedia as the surviving entity (the “SuperMedia Merger” and together with the Dex Merger, the “Mergers”);

WHEREAS, the Boards of Directors of each of the applicable Parties have approved and declared fair and advisable the Dex Merger, the SuperMedia Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Boards of Directors of each of the applicable Parties have determined that the Transactions are in furtherance of, and consistent with, their respective business strategies and are in the best interest of their respective stockholders, and have approved and declared advisable or adopted this Agreement and the Transactions;

WHEREAS, for United States federal income tax purposes, it is intended that the each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGERS

1.1                               The Dex Merger.  Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Dex Effective Time, Dex shall merge with and into Newco.  Newco shall be the surviving company in the Dex Merger (“Dex Surviving Company”), and shall continue its corporate existence under the Laws of the State of Delaware.  As of the Dex Effective Time, the separate corporate existence of Dex shall cease.

1.2                               The SuperMedia Merger.  Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the SuperMedia Effective Time, Merger Sub shall merge with and into SuperMedia.  SuperMedia shall be the surviving company in the SuperMedia Merger (“SuperMedia Surviving Company”), and shall continue its corporate existence under the Laws of the State of Delaware.  As of the SuperMedia Effective Time, the separate corporate existence of Merger Sub shall cease.

1.3                               Closing.  Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place on a day that is a business day (i) at the offices of Kirkland & Ellis LLP, 300 N. LaSalle, Chicago, IL 60654 at 10:00 a.m., New York City time, no later than the fifth business day following the satisfaction of the conditions set forth in Article VII (other than (a) those conditions that are waived in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (b) any such conditions, which by their terms, are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or (ii) at such other place, time and/or date as the Parties may otherwise agree.  The date upon which the Closing actually occurs is referred to herein as the “Closing Date”.

1.4                               Effective Time.

(a)                                 The Dex Merger shall become effective at such time as set forth in a certificate of merger (“Dex Certificate of Merger”) that shall be filed with the Secretary of State of the State of Delaware on the Closing Date in connection with the Mergers.  The term “Dex Effective Time” shall be the date and time when the Dex Merger becomes effective as set forth in the Certificate of Merger.

(b)                                 The SuperMedia Merger shall become effective at such time as set forth in the certificate of merger (“SuperMedia Certificate of Merger” and together with the Dex Certificate of Merger, the “Certificates of Merger”) that shall be filed by SuperMedia with the Secretary of State of the State of Delaware on the Closing Date in connection with the SuperMedia Merger.  The term “SuperMedia Effective Time” shall be the date and time when the SuperMedia Merger becomes effective as set forth in the SuperMedia Certificate of Merger, which shall be immediately after the Dex Effective Time.

1.5                               Effects of the Mergers.  At and after the Dex Effective Time and the SuperMedia Effective Time, the Dex Merger and SuperMedia Merger, respectively, shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, (i) at the Dex Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Dex and Newco shall vest in Dex Surviving Company, and all debts, liabilities and duties of Dex and Newco shall become the debts, liabilities and duties of Dex Surviving Company and (ii) at the SuperMedia Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of SuperMedia and Merger Sub shall vest in SuperMedia Surviving Company, and all debts, liabilities and duties of SuperMedia and Merger Sub shall become the debts, liabilities and duties of SuperMedia Surviving Company.

1.6                               Certificate of Incorporation; Bylaws.

(a)                                 At the Dex Effective Time, the certificate of incorporation and bylaws of Dex Surviving Company shall be in the forms set forth in Exhibit A and Exhibit B, respectively.

(b)                                 At the SuperMedia Effective Time, the certificate of incorporation and bylaws of SuperMedia Surviving Company shall be in the forms set forth in Exhibit C and Exhibit D, respectively.

1.7                               Governance Arrangements.

(a)                                 Dex Surviving Company Board of Directors.  On or prior to the SuperMedia Effective Time, Newco’s Board of Directors shall cause the number of directors that will comprise the full Board of Directors of Dex Surviving Company to be eleven (11) and shall approve and adopt resolutions effecting the composition contemplated by this Section 1.7.  The Board of Directors of Dex Surviving Company at the SuperMedia Effective Time shall consist of (i) five (5) current non-employee Dex directors designated by Dex (collectively the “Continuing Dex Directors”), (ii) four (4) current non-employee SuperMedia directors designated by SuperMedia (collectively the “Continuing SuperMedia Directors”), (iii) one (1) director to be agreed upon by Dex and SuperMedia (the “Independent Director”) prior to the Dex Effective Time and (iv) the Chief Executive Officer of Dex Surviving Company as of the SuperMedia Effective Time as set forth in Section 1.7(b) below.  In the event that, prior to the SuperMedia Effective Time, any person selected to serve as a Continuing Dex Director or a Continuing SuperMedia Director, as applicable, after the SuperMedia Effective Time is unable or unwilling to serve in such position, the Board of Directors of either Dex or SuperMedia, as applicable, shall designate another person to serve in such person’s stead.  The Chairman of the Board of Directors of Dex Surviving Company shall be Alan Schultz.

(b)                                 President and Chief Executive Officer of Dex Surviving Company.  At the SuperMedia Effective Time, Peter McDonald shall become President and Chief Executive Officer of Dex Surviving Company.

1.8                               Tax Consequences.  It is intended that each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

1.9                               No Dissenters Rights.  In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of SuperMedia Common Stock or Dex Common Stock in connection with the Mergers.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF SHARES

2.1                               Conversion of Dex Common Stock.  At the Dex Effective Time, by virtue of the Dex Merger and without any action on the part of Dex, Newco or the holder of any of the securities described in the following subsections:

(a)                                 Each share of the common stock, par value $0.001 per share, of Dex issued and outstanding immediately prior to the Dex Effective Time (“Dex Common Stock”), except for shares of Dex Common Stock owned by Dex, SuperMedia or any of their respective Subsidiaries (which shall be cancelled in accordance with Section 2.1(c)), shall be converted into 0.2 (the “Dex Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.001 per share (“Newco Common Stock”), of Newco (the “Dex Merger Consideration”).

(b)                                 All of the shares of Dex Common Stock converted into the Dex Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Dex Effective Time, and all evidence of shares in book-entry form previously representing any shares of Dex Common Stock shall thereafter represent only the right to receive the Dex Merger Consideration, as well as any dividends or distributions to which holders of Newco Common Stock are entitled in accordance with Section 2.8(h).

(c)                                  Notwithstanding anything in this Agreement to the contrary, at the Dex Effective Time, all shares of Dex Common Stock that are owned by SuperMedia, Dex or any of their respective Subsidiaries shall be cancelled and shall cease to exist and no Newco Common Stock or other consideration shall be delivered in exchange therefor.

2.2                               Conversion of SuperMedia Common Stock.  At the SuperMedia Effective Time, by virtue of the SuperMedia Merger and without any action on the part of SuperMedia, Dex, Newco, Merger Sub or the holder of any of the securities described in the following subsections:

(a)                                 Each share of the common stock, par value $0.01 per share, of SuperMedia issued and outstanding immediately prior to the SuperMedia Effective Time (“SuperMedia Common Stock”), except for shares of SuperMedia Common Stock owned by Dex, Newco, SuperMedia or any of their respective Subsidiaries (which shall be cancelled in accordance with Section 2.2(c)), shall be converted into the right to receive 0.4386 (the “SuperMedia Exchange Ratio”) fully paid and nonassessable shares of Newco Common Stock (the “SuperMedia Merger Consideration” and together with the Dex Merger Consideration, the “Aggregate Merger Consideration”). The quotient of the SuperMedia Exchange Ratio divided by the Dex Exchange Ratio is referred to herein as the “Exchange Ratio.”

(b)                                 All of the shares of SuperMedia Common Stock converted into the right to receive the SuperMedia Merger Consideration pursuant to this Section 2.2 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the SuperMedia Effective Time, and each certificate or evidence of shares in book-entry form previously representing any such shares of SuperMedia Common Stock (such certificates and evidence of shares in book-entry form, collectively, “SuperMedia Certificates”) shall thereafter represent only the right to receive the SuperMedia Merger Consideration, as well as any dividends or distributions to which holders of Newco Common Stock are entitled in accordance with Section 2.8(h).

(c)                                  Notwithstanding anything in this Agreement to the contrary, at the SuperMedia Effective Time, all shares of SuperMedia Common Stock that are owned by SuperMedia, Dex or any of their respective Subsidiaries shall be cancelled and shall cease to exist and no Dex Common Stock, stock of Merger Sub or other consideration shall be delivered in exchange therefor.

2.3                               Conversion of Merger Sub Stock.  Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the SuperMedia Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of SuperMedia Surviving Company.

2.4                               Cancellation of Existing NewCo Stock.  Each share of NewCo Common Stock issued and outstanding immediately prior to the Dex Effective Time shall be cancelled and cease to exist. At the SuperMedia Effective Time, the only shares of Newco Common Stock outstanding shall be those shares of Newco Common Stock that constitute the Aggregate Merger Consideration.

2.5                               Certain Adjustments.  If, from the date of this Agreement until the Dex Effective Time or SuperMedia Effective Time, the outstanding shares of Dex Common Stock or SuperMedia Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Dex Merger Consideration and the Dex Exchange Ratio or the SuperMedia Merger Consideration and the SuperMedia Exchange Ratio, and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the holders of Dex Common Stock and SuperMedia Common Stock the same economic effect as contemplated by this Agreement prior to such event.

2.6                               SuperMedia Equity and Equity-Based Awards.

(a)                                 SuperMedia Stock Options.  Effective as of the SuperMedia Effective Time, each then outstanding and unexercised option to purchase shares of SuperMedia Common Stock (each a “SuperMedia Stock Option”), whether vested or unvested, issued by SuperMedia under any of the equity-based compensation plans identified on Section 3.11(a) of the SuperMedia Disclosure Schedule (the “SuperMedia Stock Plans”) and the award agreements evidencing the grants thereunder shall be cancelled and each holder of a SuperMedia Stock

Option shall be paid in cash the amount equal to (i) the excess, if any, of the closing sale price on the day before the Closing Date of a share of SuperMedia Common Stock subject to such SuperMedia Stock Option over the strike price for such SuperMedia Stock Option, multiplied by (ii) the number of shares of SuperMedia Common Stock subject to such SuperMedia Stock Option immediately prior to the SuperMedia Effective Time.

(b)                                 SuperMedia Restricted Shares.  Effective as of the SuperMedia Effective Time, each restricted share of SuperMedia Common Stock granted to any employee or director of SuperMedia, any SuperMedia Subsidiary or any of SuperMedia’s predecessors under any SuperMedia Stock Plan that is outstanding immediately prior to the SuperMedia Effective Time (collectively, the “SuperMedia Restricted Shares”) shall, by virtue of the SuperMedia Merger and without any action on the part of the holder thereof, be converted into the number of shares of Newco Common Stock equal to the product of (i) the number of SuperMedia Restricted Shares, multiplied by (ii) the SuperMedia Exchange Ratio.

(c)                                  SuperMedia Restricted Stock Units.  Prior to the SuperMedia Effective Time, each outstanding restricted stock unit denominated in shares of SuperMedia Common Stock granted to, or held in a deferral account for the benefit of, any current or former employee or director of SuperMedia or any SuperMedia Subsidiary under any SuperMedia Stock Plan that is unsettled immediately prior to the SuperMedia Effective Time (collectively, the “SuperMedia Stock Units”) shall be settled in accordance with the terms of the applicable SuperMedia Stock Plans and award agreements.  To the extent such SuperMedia Stock Units are settled in SuperMedia Common Stock, such SuperMedia Common Stock shall be converted at the SuperMedia Effective Time in accordance with Section 2.2.

(d)                                 Actions. Prior to the SuperMedia Effective Time, the Compensation Committee of the Board of Directors of SuperMedia shall make such adjustments and determinations and shall adopt any resolutions and take any corporate actions with respect to the SuperMedia Stock Options, SuperMedia Restricted Shares and SuperMedia Stock Units to implement the foregoing provisions of this Section 2.6, including but not limited to designating the Transactions as a “Change in Control of the Company” for purposes of SuperMedia’s 2009 Long-Term Incentive Plan, causing all SuperMedia Stock Options not exercised by immediately prior to the SuperMedia Effective Time to be cancelled and (C) causing all SuperMedia Stock Units to be vested and settled in SuperMedia Common Stock immediately prior to the SuperMedia Effective Time.  SuperMedia shall take all actions necessary to ensure that after the SuperMedia Effective Time, neither SuperMedia Surviving Company nor Dex Surviving Company will be required to deliver shares of SuperMedia Common Stock or other capital stock of SuperMedia to any person pursuant to or in settlement of SuperMedia Stock Options, SuperMedia Restricted Shares, SuperMedia Stock Units or any other stock-based award.

2.7                               Dex Equity and Equity-Based Awards.

(a)                                 Dex Stock Options.  Effective as of the Dex Effective Time, each then outstanding and unexercised option to purchase shares of Dex Common Stock (each a “Dex Stock Option”), whether vested or unvested, issued by Dex under any of the equity-based compensation plans identified on Section 4.11(a) of the Dex Disclosure Schedule (the “Dex

Stock Plans”) and the award agreements evidencing the grants thereunder, granted to any current or former employee or director of, or consultant to, Dex or any Dex Subsidiary shall:

(i)             if the closing transaction price of a share of Dex Common Stock on the day before the Closing Date (the “Dex Closing Price”) is less than or equals the strike price for such Dex Stock Option, be cancelled for no value; and

(ii)          if the Dex Closing Price exceeds the strike price for such Dex Stock Option, be converted into a fully vested option to purchase a number of shares of Newco Common Stock (a “Converted Dex Stock Option”) equal to the product of (i) the number of shares of Dex Common Stock subject to such Dex Stock Option (or, if such Dex Stock Option is a price-vested stock option, the number of shares of Dex Common Stock that vest under the applicable award upon a Change in Control, as defined in such agreement) immediately prior to the Dex Effective Time multiplied by (ii) the Dex Exchange Ratio; and the per share exercise price for Newco Common Stock issuable upon the exercise of such Converted Dex Stock Option shall be equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Dex Common Stock at which such Dex Stock Option was exercisable immediately prior to the Dex Effective Time divided by (ii) the Dex Exchange Ratio; provided, however, that it is intended that such conversion be effected (i) with respect to any Dex Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, in a manner consistent with Section 424(a) of the Code and (ii) in all events, in a manner satisfying the requirements of Section 409A of the Code and the Treasury Regulations thereunder.  The Converted Dex Stock Options shall be subject to the same terms and conditions (including expiration date, provided that such options shall be fully vested) as were applicable to the corresponding Dex Stock Options immediately prior to the Dex Effective Time.

(b)                                 Dex Restricted Shares.  Effective as of the Dex Effective Time, each restricted share of Dex Common Stock granted to any employee or director of Dex, any Dex Subsidiary or any of Dex’s predecessors under any Dex Stock Plan that is outstanding immediately prior to the Dex Effective Time (collectively, the “Dex Restricted Shares”) shall, by virtue of the Dex Merger and without any action on the part of the holder thereof, be converted into the number of shares of Newco Common Stock equal to the product of (i) the number of Dex Restricted Shares, multiplied by (ii) the Dex Exchange Ratio.

(c)                                  Dex Restricted Stock Units.  Effective as of the Dex Effective Time, each outstanding restricted stock unit denominated in shares of Dex Common Stock granted to, or held in a deferral account for the benefit of, any current or former employee or director of Dex or any Dex Subsidiary under any Dex Stock Plan that is unsettled immediately prior to the Dex Effective Time (collectively, the “Dex Stock Units”), shall, by virtue of the Dex Merger and without any action on the part of the holder thereof, become vested and converted into the right to receive a number of shares of Newco Common Stock equal to (i) the target number of Dex Stock Units (as specified on the applicable Dex Stock Unit award agreement) multiplied by (ii) the Dex Exchange Ratio.

(d)                                 Dex Stock Appreciation Rights.  Effective as of the Dex Effective Time, each outstanding stock appreciation right in respect of Dex Common Stock that is unsettled immediately prior to the Dex Effective Time (collectively, the “Dex SARs”), whether vested or unvested, shall be cancelled and shall only entitle the holder of a Dex SAR to receive a number of shares of Newco Common Stock equal to (i) the excess, if any, of the Dex Closing Price over the Base Price (as defined in the applicable Dex SAR agreement) of such Dex SAR, divided by (ii) the Dex Closing Price, multiplied by (iii) the number of shares of Dex Common Stock subject to such Dex SAR immediately prior to the Dex Effective Time, multiplied by (iv) the Dex Exchange Ratio.

(e)                                  Actions. Prior to the Dex Effective Time, the Compensation Committee of the Board of Directors and Board of Directors of Dex shall make such adjustments and determinations and shall adopt any resolutions and take any corporate actions with respect to the Dex Stock Options, Dex Restricted Shares, Dex Stock Units and Dex SARs to implement the foregoing provisions of this Section 2.7, including, but not limited to, designating the Mergers as a “Change in Control” under the Dex Stock Plans.

2.8                               Exchange of Shares.

(a)                                 Exchange Agent and Exchange Fund.  Prior to the Dex Effective Time, Dex or Newco shall appoint an agent (the “Exchange Agent”) reasonably acceptable to SuperMedia for the purpose of exchanging for the SuperMedia Merger Consideration (A) certificates representing shares of SuperMedia Common Stock (“Certificated SuperMedia Shares”) and (B) uncertificated shares of SuperMedia Common Stock (“Uncertificated SuperMedia Shares”). At or prior to the SuperMedia Effective Time, Newco shall deposit with or otherwise make available to the Exchange Agent, in trust for the benefit of holders of shares of SuperMedia Common Stock shares of Newco Common Stock in book-entry form sufficient to deliver the aggregate SuperMedia Merger Consideration (the “Exchange Fund”). Dex and Newco agree to make available to the Exchange Agent, from time to time after the Closing as needed, any dividends or distributions to which such holder is entitled pursuant to Section 2.8(h) of this Agreement.

(b)                                 Exchange Procedures for SuperMedia Common Stock.  Promptly after the SuperMedia Effective Time (but in no event later than five (5) business days following the SuperMedia Effective Time), Dex shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of SuperMedia Common Stock at the SuperMedia Effective Time a letter of transmittal and instructions reasonably acceptable to SuperMedia (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper surrender of the Certificated SuperMedia Shares to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an “agent’s message” regarding the transfer of Uncertificated SuperMedia Shares for use in such exchange.  Each holder of record of SuperMedia Common Stock whose shares have been converted into the right to receive the SuperMedia Merger Consideration pursuant to Section 2.2 shall be entitled to receive, upon (i) surrender to the Exchange Agent of one or more Certificated SuperMedia Shares, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated SuperMedia Shares, (x) shares (including fractions of a share) of Newco Common Stock to which such holder of SuperMedia Common Stock shall have become entitled pursuant to the provisions of Article II (after taking into account all shares of SuperMedia Common Stock then held by such holder) and (y) a check representing the amount of any dividends or distributions then payable pursuant to Section 2.8(h)(i), and the Certificated SuperMedia Shares so surrendered or transferred shall forthwith be cancelled.  The shares of Newco Common Stock constituting such SuperMedia Merger Consideration shall be in uncertificated book-entry form.  No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Certificated SuperMedia Shares or Uncertificated SuperMedia Shares. Until so surrendered or transferred, as the case may be, each such Certificated SuperMedia Share or Uncertificated SuperMedia Share shall represent after the SuperMedia Effective Time for all purposes only the right to receive the SuperMedia Merger Consideration and the right to receive any dividends or other distributions pursuant to Section 2.8(h).

(c)                                  Exchange Procedures for Dex Common Stock.  At the Dex Effective Time, the Exchange Agent shall exchange by book entry transfer all uncertificated shares of Dex Common Stock (excluding any shares of Dex Common Stock to be cancelled pursuant to Section 2.1(c)) (“Uncertificated Dex Shares”) for the shares of Newco Common Stock constituting the aggregate Dex Merger Consideration (including fractions of a share of Newco Common Stock).

(d)                                 Issuance or Payment to Persons Other Than the Registered Holder.  If any portion of the SuperMedia Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificated SuperMedia Share or the transferred Uncertificated SuperMedia Share is registered, it shall be a condition to such payment that (i) either such Certificated SuperMedia Share shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated SuperMedia Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificated SuperMedia Share or Uncertificated SuperMedia Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, the term “Person” means any individual, corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including any Governmental Entity.

(e)                                  No Further Rights in Dex Common Stock or SuperMedia Common Stock.  All Dex Merger Consideration and SuperMedia Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such surrendered or transferred shares of Dex Common Stock or SuperMedia Common Stock, as applicable.  From and after the Closing Date, the holders of Certificated SuperMedia Shares Uncertificated SuperMedia Shares and Uncertificated Dex Shares (together with the Uncertificated SuperMedia Shares, the “Uncertificated Shares”) shall cease to have any rights with respect to such shares of SuperMedia Common Stock or Dex Common Stock, as applicable, except as otherwise provided herein or by applicable Law.

(f)                                   Termination of Exchange Fund. Any portion of the Exchange Fund deposited with or otherwise made available to the Exchange Agent pursuant to Section 2.8(a) that remains unclaimed by the holders of SuperMedia Common Stock twelve (12) months after the SuperMedia Effective Time shall be returned to Dex Surviving Company, upon demand, and any such holder who has not exchanged its shares of SuperMedia Common Stock for the SuperMedia Merger Consideration in accordance with this Section 2.8 prior to that time shall thereafter look only to Dex Surviving Company for, and Dex Surviving Company shall remain liable for, payment of the SuperMedia Merger Consideration, and any dividends and distributions with respect thereto pursuant to Section 2.8(h), in respect of such shares without any interest thereon.  Notwithstanding the foregoing, Dex Surviving Company shall not be liable to any holder of SuperMedia Common Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of SuperMedia Common Stock five (5) years after the SuperMedia Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Dex Surviving Company, free and clear of any claims or interest of any Person previously entitled thereto.

(g)                                  Lost Certificates.  If any Certificated SuperMedia Share shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificated SuperMedia Share to be lost, stolen or destroyed and, if required by Dex Surviving Company or Newco, the posting by such Person of a bond, in such reasonable and customary amount as Dex Surviving Company or Newco may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificated SuperMedia Share and the payment of any ordinary and customary processing fees, the Exchange Agent will cause to be paid, in exchange for such lost, stolen or destroyed Certificated SuperMedia Share, the SuperMedia Merger Consideration and any dividends or distributions with respect thereto pursuant to Section 2.8(h), in accordance with this Section 2.8(g).

(h)                                 Dividends and Distributions.  No dividends or other distributions with respect to securities of Newco constituting part of the Aggregate Merger Consideration shall be paid to the holder of any Certificated SuperMedia Shares not surrendered or of any Uncertificated Shares not transferred until such Certificated SuperMedia Shares or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in Section 2.8(b).  Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of Newco have been registered, (i) the amount of dividends or other distributions with a record date after the SuperMedia Effective Time theretofore paid, without any interest thereon, with respect to the shares of Newco Common Stock represented by such Certificated SuperMedia Shares or Uncertificated Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the SuperMedia Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Newco Common Stock represented by such Certificated SuperMedia Shares or Uncertificated Shares.

(i)                                     Withholding.  Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, SuperMedia Surviving Company and Dex Surviving Company shall be entitled to deduct or withhold from the consideration otherwise payable to any

Person pursuant to this Section 2.8(i) such amounts as it is required to deduct or withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. SuperMedia Surviving Company shall, and shall cause its respective Affiliates to, assist Dex Surviving Company and/or Newco in making such deductions and withholding as reasonably requested by Dex Surviving Company and/or Newco. If the Exchange Agent, SuperMedia Surviving Company or Dex Surviving Company, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SuperMedia Common Stock or Dex Common Stock in respect of which the Exchange Agent, SuperMedia Surviving Company or Dex Surviving Company, as the case may be, made such deduction and withholding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SUPERMEDIA

Except (i) as disclosed in, and reasonably apparent from, any SuperMedia Report filed with, or furnished to, the SEC by SuperMedia and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), or (ii) as disclosed in a correspondingly numbered section of the disclosure schedule (the “SuperMedia Disclosure Schedule”) delivered by SuperMedia to Dex and Merger Subs prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of SuperMedia’s covenants contained herein; provided that, notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item is required to be disclosed therein or represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect on SuperMedia; provided, further, that the disclosure of any item in any section of the SuperMedia Disclosure Schedule shall be deemed disclosed with respect to any other section of the SuperMedia Disclosure Schedule to which such item is relevant, whether or not a specific cross reference appears, so long as the relevance is reasonably apparent from the face of such disclosure), SuperMedia hereby represents and warrants to Dex and Merger Subs as follows:

3.1                               Corporate Organization.

(a)                                 SuperMedia is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  SuperMedia has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power and authority or to be so licensed and qualified is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on SuperMedia.

(b)                                 True and complete copies of the restated certificate of incorporation of SuperMedia (the “SuperMedia Charter”) and the amended and restated bylaws of SuperMedia (the “SuperMedia Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Dex.

(c)                                  Each SuperMedia Subsidiary (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (where such concept is recognized) in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate or similar power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (i) — (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on SuperMedia.

(d)                                 As used in this Agreement, (i) the word “Subsidiary” when used with respect to any party, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”), and the terms “SuperMedia Subsidiary” and “Dex Subsidiary” shall mean any direct or indirect Subsidiary of SuperMedia or Dex, respectively, and (ii) the term “Material Adverse Effect” means, with respect to Dex, SuperMedia, Newco, Merger Sub, Dex Surviving Company or SuperMedia Surviving Company, as the case may be, a material adverse effect on (A) the business, assets, properties, results of operations or financial condition of such Party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (A), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (1) changes, after the date hereof, in GAAP (or any interpretation thereof) generally applicable to companies engaged in the industries in which SuperMedia and Dex operate, (2) changes, after the date hereof, in Laws of general applicability or interpretations or enforcement thereof by Governmental Entities, (3) actions or omissions of Dex or Merger Subs, on the one hand, or SuperMedia, on the other hand, taken with the prior written consent of the other or expressly required hereunder, including the impact thereof on relationships (contractual or otherwise) with customers, suppliers, vendors, lenders, employees, labor unions, investors or venture partners, (4) changes, after the date hereof, in general economic or market conditions (including conditions of the securities and credit markets) generally affecting companies engaged in the industries in which Dex and SuperMedia operate, except to the extent that such changes have a disproportionate adverse effect on such Party relative to other participants in the same industries and to the Other Party, (5) changes, after the date hereof, generally affecting the marketing solutions industry, except to the extent that such changes have a disproportionate adverse effect on such Party relative to other participants in the same industry and to the Other Party, (6) the execution or public disclosure of this Agreement or the transactions contemplated hereby, including the directly attributable impact thereof on relationships (contractual or otherwise) with customers, suppliers, vendors, lenders, employees, labor unions, investors or venture partners and including any lawsuit, action or other proceeding with respect to the Mergers or other transactions contemplated hereby, (7) natural disasters, acts of war, armed hostilities or terrorism or any escalation or worsening thereof, except to the extent that such events have a disproportionate adverse effect on such Party relative to other participants in the industries in which Dex and SuperMedia operate and to the Other Party, (8) changes in the price or trading volume of the stock of Dex or SuperMedia, as applicable, in and of itself (provided that events, circumstances and conditions underlying any such change may nonetheless be considered in determining whether a Material Adverse Effect has occurred), or (9) any failure by Dex or SuperMedia, as applicable, to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof (provided that events, circumstances and conditions underlying any such failure may nonetheless be considered in determining whether a Material Adverse Effect has occurred), or (B) the ability of such Party to timely consummate the transactions contemplated by this Agreement.

3.2                               Capitalization.

(a)                                 The authorized capital stock of SuperMedia consists of 60,000,000 shares of SuperMedia Common Stock, of which, as of August 17, 2012, 15,666,518 shares were issued and outstanding and 5,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, no shares were issued and outstanding.  As of August 17, 2012, no shares of SuperMedia Common Stock were held in SuperMedia’s treasury.  As of the date hereof, no shares of SuperMedia Common Stock were reserved for issuance except for 830,434 shares under the SuperMedia Stock Plans.  As of August 17, 2012 (i) 330,540 SuperMedia Stock Options to acquire shares of SuperMedia Common Stock were outstanding pursuant to the SuperMedia Stock Plans or otherwise, (ii) 375,202 SuperMedia Restricted Shares were outstanding pursuant to the SuperMedia Stock Plans or otherwise, and (iii) 55,776 SuperMedia Stock Units were outstanding and unsettled pursuant to the SuperMedia Stock Plans or otherwise.  All of the issued and outstanding shares of SuperMedia Common Stock have been, and all shares of SuperMedia Common Stock that may be issued upon the exercise of the SuperMedia Stock Options, the vesting of SuperMedia Restricted Shares or the settlement of SuperMedia Stock Units will be, when issued in accordance with the terms thereof, duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right.  Except pursuant to the SuperMedia Stock Plans, SuperMedia does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of SuperMedia Common Stock or any other equity securities of SuperMedia or any securities representing the right to purchase or otherwise receive any shares of SuperMedia Common Stock.  SuperMedia has provided Dex with a true and complete list of all SuperMedia Stock Options, SuperMedia Restricted Shares, SuperMedia Stock Units, and other equity-based awards outstanding under the SuperMedia Stock Plans or otherwise as of August 17, 2012, the number of shares subject to each such award, the grant date of each such award, the vesting schedule of each such award and the exercise price for each such SuperMedia Stock Option.  Since April 9, 2012 through the date hereof, SuperMedia has not issued or awarded, or authorized the issuance or award of, any capital stock, options, restricted stock or other equity-based awards or other securities convertible into or exchangeable for capital stock or other equity interests in SuperMedia under the SuperMedia Stock Plans or otherwise.  There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which SuperMedia’s stockholders may vote.

(b)                                 All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of SuperMedia are owned by SuperMedia, directly or indirectly, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right.  No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.  No SuperMedia Subsidiary owns any SuperMedia Common Stock or other equity interest in SuperMedia. Except for the capital stock or other equity ownership interests of the SuperMedia Subsidiaries, neither SuperMedia nor any SuperMedia Subsidiary beneficially owns directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

3.3                               Authority; No Violation.  (a)  SuperMedia has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by SuperMedia of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of SuperMedia.  The Board of Directors of SuperMedia has determined that this Agreement and the transactions contemplated hereby are in the best interests of SuperMedia and its stockholders, has adopted, approved and declared advisable this Agreement and recommended that its stockholders vote in favor of the adoption of this Agreement (the “SuperMedia Recommendation”) and, subject to Section 6.12(c) hereof, has directed that this Agreement and the transactions contemplated by this Agreement be submitted to SuperMedia’s stockholders for approval and adoption at a duly held meeting of such stockholders. Except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of a majority of all the votes entitled to be cast by holders of outstanding SuperMedia Common Stock (the “SuperMedia Stockholder Approval”), no vote of the stockholders and no other corporate proceedings on the part of SuperMedia are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by SuperMedia and (assuming due authorization, execution and delivery by Dex and Merger Sub) constitutes the valid and binding obligation of SuperMedia, enforceable against SuperMedia in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(b)                                 Neither the execution and delivery of this Agreement by SuperMedia nor the consummation by SuperMedia of the transactions contemplated hereby, nor compliance by SuperMedia with any of the terms or provisions of this Agreement, will (i) assuming the SuperMedia Stockholder Approval is obtained, violate any provision of the SuperMedia Charter or the SuperMedia Bylaws or any equivalent organizational documents of any SuperMedia Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 shall have been duly obtained and/or made prior to the SuperMedia Effective Time and any waiting period required thereunder shall have been terminated or expired prior to the SuperMedia Effective Time, (A) violate any Law or Order applicable to SuperMedia, any SuperMedia Subsidiary or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SuperMedia or any SuperMedia Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation (collectively, “Contracts”) to which SuperMedia or any SuperMedia Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults with respect to clause (ii) that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on SuperMedia.

(c)                                  Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of SuperMedia’s representations and warranties set forth in this Section 3.3 is based on the accuracy of Dex’s representations and warranties in Section 4.26, SuperMedia’s representations and warranties in Section 3.3 shall be limited to the extent affected by any inaccuracy in Section 4.26.

3.4                               Consents and Approvals.  Except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meetings of SuperMedia’s stockholders and Dex’s stockholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and of a registration statement on Form S-4 (together with any amendments or supplements thereto, the “Form S-4”) in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4, and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) as may be required in connection with this Agreement, and the transactions contemplated hereby and thereby, and obtaining from the SEC such orders as may be required in connection therewith, (ii) the filing of the SuperMedia Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the termination or expiration of any applicable waiting period thereunder, and such other consents, approvals, filings or registrations as may be required under any foreign antitrust, merger control or competition Laws, (iv) such filings and approvals as are required to be made or obtained under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the securities or “Blue Sky” Laws of various states in connection with the issuance of the shares of Newco Common Stock pursuant to this Agreement, and approval of the listing of such Newco Common Stock on the New York Stock Exchange (“NYSE”) or the NASDAQ Stock Market (the “NASDAQ”), (v) such filings, consents and approvals of Governmental Entities as may be set forth on Section 3.4 of the SuperMedia Disclosure Schedule, (vi) the SuperMedia Stockholder Approval, (vii) such filings or notices required under the rules and regulations of the NYSE or the NASDAQ, and (viii) such other consents, approvals, filings or registrations the failure of which to be made or obtained, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SuperMedia, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, or applicable self-regulatory organization (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by SuperMedia of this Agreement and (B) the consummation by SuperMedia of the Mergers and the other transactions contemplated by this Agreement.

3.5                               Reports.  Since January 1, 2010, SuperMedia has timely filed all forms, documents, statements and reports required to be filed by it with the SEC under the Securities Act or the Exchange Act prior to the date hereof (the forms, documents, statements and reports so filed with the SEC since January 1, 2010 and those filed with the SEC subsequent to the date of this Agreement under the Securities Act or the Exchange Act, if any, including any amendments thereto, the “SuperMedia Reports”).  As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseded filing prior to the date hereof, the SuperMedia Reports complied, and each of the SuperMedia Reports filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”), as applicable.  No SuperMedia Subsidiary is subject to the periodic reporting requirements of the Exchange Act.  As of the time of filing with the SEC, none of the SuperMedia Reports so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SuperMedia Report has been amended or superseded by a later SuperMedia Report filed prior to the date hereof.  SuperMedia has made available to Dex correct and complete copies of all material correspondence with the SEC since January 1, 2010 and prior to the date hereof.  To the Knowledge of SuperMedia, as of the date hereof, none of the SuperMedia Reports is the subject of any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  For purposes of this Agreement, “Knowledge of SuperMedia” shall mean the actual knowledge of the Persons listed on Exhibit E.

3.6                               Financial Statements.  Each of the consolidated financial statements of SuperMedia included in the SuperMedia Reports complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of SuperMedia and the SuperMedia Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments in amounts consistent with past practice in the case of unaudited financial statements, which adjustments, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SuperMedia).

3.7                               Broker’s Fees.  Neither SuperMedia nor any SuperMedia Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or related transactions contemplated by this Agreement, other than Morgan Stanley & Co. Incorporated and Chilmark Partners (the “SuperMedia Financial Advisors”), all of the fees and expenses of which shall be the sole responsibility of SuperMedia; and a true and complete copy of the agreements with respect to such engagements have previously been made available to Dex.

3.8                               Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement or as publicly disclosed in the Forms 10-K, 10-Q and 8-K and any registration statements, proxy statements or prospectuses comprising the SuperMedia Reports filed prior to the date of this Agreement, (i) since December 31, 2011, (A) SuperMedia and the SuperMedia Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (B) there has not been any Material Adverse Effect with respect to SuperMedia; and (ii) since December 31, 2011 through the date hereof, there has not been:

(a)                                 any issuance or awards of SuperMedia Stock Options, SuperMedia Restricted Shares, SuperMedia Stock Units or other equity-based awards in respect of SuperMedia Common Stock to any director, officer or employee of SuperMedia or any of the SuperMedia Subsidiaries, other than in the ordinary course of business consistent with past practice;

(b)                                 any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of SuperMedia’s capital stock;

(c)                                  except as required by the terms of any SuperMedia Benefit Plans set forth on Section 3.11(a) of the SuperMedia Disclosure Schedule or by applicable Law, (i) any granting by SuperMedia or any of the SuperMedia Subsidiaries to any current or former director, officer or employee of any increase in compensation, bonus or other benefits, except for any such increases to employees who are not current directors or executive officers of SuperMedia in the ordinary course of business consistent with past practice, (ii) any granting by SuperMedia or any of the SuperMedia Subsidiaries to any current or former director or executive officer of SuperMedia of any increase in severance or termination pay, (iii) any entry by SuperMedia or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any current or former director or executive officer, (iv) any establishment, adoption, entry into, amendment or modification of any SuperMedia Benefit Plan or (v) any entry by SuperMedia or any of its Subsidiaries into, or any amendment or termination of, any collective bargaining agreement or collective bargaining relationship;

(d)                                 any change in any material respect in accounting methods, principles or practices by SuperMedia affecting its assets, liabilities or business, other than changes to the extent required by a change in GAAP or regulatory accounting principles;

(e)                                  any material Tax election or change in or revocation of any material Tax election, material amendment to any Tax Return, closing agreement with respect to a material amount of Taxes, or settlement or compromise of any material income Tax liability by SuperMedia or any of the SuperMedia Subsidiaries;

(f)                                   any material change in its investment or risk management or other similar policies; or

(g)                                  any agreement or commitment (contingent or otherwise) to do any of the foregoing.

3.9                               Legal Proceedings.  There are no (i) actions, claims, suits, oppositions, cancellations, arbitrations, objections, investigations or proceedings (each, an “Action”) pending (or, to the Knowledge of SuperMedia, threatened) against or affecting SuperMedia or any SuperMedia Subsidiary, or any of their respective properties, at law or in equity, or (ii) orders, judgments, injunctions, awards, stipulations, decrees or writs handed down, adopted or imposed by (including any consent decree, settlement agreement or similar written agreement) any Governmental Entity (collectively, “Orders”) against SuperMedia or any SuperMedia Subsidiary, in the case of each of clause (i) or (ii), which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on SuperMedia.  As of the date hereof, there is no Action pending against (or, to the Knowledge of SuperMedia, threatened against) SuperMedia that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers.

3.10                        Taxes and Tax Returns.  Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on SuperMedia:

(a)                                 All Tax Returns required to be filed by or with respect to SuperMedia or any SuperMedia Subsidiary for all taxable periods ending on or before the date hereof have been timely filed in accordance with applicable Law (taking into account any extension of time within which to file).  All such Tax Returns are true, correct, and complete in all material respects and were prepared in compliance with applicable Law.  No claim has ever been made by a Governmental Entity in a jurisdiction where SuperMedia or any SuperMedia Subsidiary does not file Tax Returns that SuperMedia or any SuperMedia Subsidiary is or may be subject to Taxes in such jurisdiction.

(b)                                 All Taxes of SuperMedia and each SuperMedia Subsidiary due and payable have been timely paid, other than any amount which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on SuperMedia’s most recent consolidated financial statements.  The accruals and reserves for Taxes (without regard to deferred tax assets and deferred tax liabilities) of SuperMedia and each SuperMedia Subsidiary established in SuperMedia’s most recent consolidated financial statements are complete and adequate to cover any liabilities for Taxes that are not yet due and payable.

(c)                                  No deficiencies for Taxes have been proposed or assessed in writing against SuperMedia or any SuperMedia Subsidiary by any Governmental Entity, and neither SuperMedia nor any SuperMedia Subsidiary has received any written notice of any claim, proposal or assessment against SuperMedia or any SuperMedia Subsidiary for any such deficiency for Taxes.  As of the date of this Agreement, there is no pending or, to the Knowledge of SuperMedia, threatened, audit, judicial proceeding or other examination against or with respect to SuperMedia or any SuperMedia Subsidiary with respect to any Taxes.  Neither SuperMedia nor any SuperMedia Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(d)                                 SuperMedia and each SuperMedia Subsidiary has duly and timely withheld and paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(e)                                  There are no liens or other security interests upon any property or assets of SuperMedia or any SuperMedia Subsidiary for Taxes, except for liens for Taxes not yet due and payable.

(f)                                   Neither SuperMedia nor any SuperMedia Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past two (2) years.

(g)                                  Neither SuperMedia nor any SuperMedia Subsidiary (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is SuperMedia) filing a consolidated federal income Tax Return, (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, or (iii) is, or ever has been, a party to any agreement for the sharing, indemnification, or allocation of Taxes (other than agreements among SuperMedia and any SuperMedia Subsidiary and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).

(h)                                 Neither SuperMedia nor any SuperMedia Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) election by SuperMedia or any SuperMedia Subsidiary under Section 108(i) of the Code.

(i)                                     Neither SuperMedia nor any SuperMedia Subsidiary has engaged in any “listed transaction” within the meaning of Section 6011 of the Code (including the Treasury Regulations promulgated thereunder).

(j)                                    Neither SuperMedia nor any SuperMedia Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code.  There is no Contract to which SuperMedia or any SuperMedia Subsidiary is a party or by which SuperMedia or any SuperMedia Subsidiary is bound to compensate any employee, independent contractor or director of SuperMedia or any SuperMedia Subsidiary for excise taxes paid pursuant to Section 4999 of the Code.

(k)                                 As used in this Agreement, the term “Tax” or “Taxes” means all United States federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, backup withholding, duties, intangibles, franchise, and other taxes, charges, fees, levies or like assessments, together with all penalties and additions to tax and interest thereon.

(l)                                     As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11                        Employee Benefits.  For purposes of this Agreement, the following terms shall have the following meaning:

“Controlled Group Liability” means, with respect to SuperMedia or Dex, any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code other than such liabilities that arise solely out of, or relate solely to, the SuperMedia Benefit Plans or the Dex Benefit Plans, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“SuperMedia Benefit Plan” means any employee benefit plan, program, policy, practice, or other arrangement (other than any SuperMedia Employment Agreement) providing benefits to any current or former employee, officer or director of SuperMedia or any SuperMedia Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by

SuperMedia or any SuperMedia Subsidiary or to which SuperMedia or any SuperMedia Subsidiary contributes or is obligated to contribute, or otherwise with respect to which SuperMedia or any SuperMedia Subsidiary has any liability or obligation, in each case whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

“SuperMedia Employment Agreement” means a contract, offer letter or agreement of SuperMedia or any SuperMedia Subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which SuperMedia or any SuperMedia Subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“SuperMedia Plan” means (i) each SuperMedia Benefit Plan that is not a Multiemployer Plan and (ii) each SuperMedia Employment Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

(a)                                 Section 3.11(a) of the SuperMedia Disclosure Schedule includes a true and complete list of all material SuperMedia Benefit Plans and all material SuperMedia Employment Agreements.

(b)                                 With respect to each SuperMedia Plan, SuperMedia has delivered or made available to Dex a true, correct and complete copy of (as applicable):  (i) each writing constituting a part of such SuperMedia Plan, including the plan document currently in effect, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) any notices to or from the Internal Revenue Service or any office or representative of the Department of Labor or any similar Governmental Entity relating to any material compliance issues in respect of any such SuperMedia Plan; and (vii) the most recent determination letter from the Internal Revenue Service (the “IRS”), if any.  SuperMedia has delivered or made available to Dex a true, correct and complete copy of each material SuperMedia Employment Agreement.

(c)                                  Except as would not reasonably be expected to result in material liability to SuperMedia or Dex, all contributions required to be made to any SuperMedia Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any SuperMedia Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the financial statements to the extent required by GAAP.  Each SuperMedia Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded.

(d)           With respect to each SuperMedia Plan, SuperMedia and the SuperMedia Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all Laws applicable to such SuperMedia Plans, except for instances that would not have a Material Adverse Effect on SuperMedia.  Each SuperMedia Plan has been administered in all respects in accordance with its terms, except for instances that would not have a Material Adverse Effect on SuperMedia.  There is not now nor, to the Knowledge of SuperMedia, do any circumstances exist that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a SuperMedia Plan or the imposition of any lien on the assets of SuperMedia or any SuperMedia Subsidiary under ERISA or the Code.  Section 3.11(d) of the SuperMedia Disclosure Schedule identifies each SuperMedia Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“SuperMedia Qualified Plans”).  Each SuperMedia Qualified Plan (A)(i) has received a favorable determination letter from the IRS with respect to such qualification or (ii) is a prototype plan that is the subject of a favorable opinion letter from the IRS on which SuperMedia is entitled to rely, and (B) unless clause (A)(ii) applies, has been submitted to the IRS for a determination letter within the applicable remedial amendment period under Section 401(b) of the Code or has a remedial amendment period that has not yet expired, and to the Knowledge of SuperMedia, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any SuperMedia Qualified Plan or the tax-exempt status of its related trust.  Section 3.11(d) of the SuperMedia Disclosure Schedule identifies each trust funding any SuperMedia Plan which is intended to meet the requirements of Section 501(c)(9) of the Code, and each such trust meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).  None of SuperMedia and the SuperMedia Subsidiaries nor, to the Knowledge of SuperMedia, any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably be expected to subject any of the SuperMedia Plans or their related trusts, SuperMedia, any SuperMedia Subsidiary or, to the Knowledge of SuperMedia, any Person that SuperMedia or any SuperMedia Subsidiary has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(e)           With respect to each SuperMedia Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) SuperMedia and each ERISA Affiliate have satisfied all minimum funding obligations under Section 412 of the Code or Section 302 of ERISA, and no waiver or variance of such obligations has been requested; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or would reasonably be expected to be incurred by SuperMedia or any SuperMedia Subsidiary or any of their respective ERISA Affiliates; (v) the PBGC has not instituted proceedings to terminate any such SuperMedia Plan and, to the Knowledge of SuperMedia, no condition exists which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such SuperMedia Plan; and (vi) there has been no determination that a SuperMedia Plan is or is expected to be in “at risk” status within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code.

(f)            (i) No SuperMedia Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”); (ii) none of SuperMedia and the SuperMedia Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of SuperMedia and the SuperMedia Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.  There does not now exist, nor, to the Knowledge of SuperMedia, do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of SuperMedia or any SuperMedia Subsidiary following the SuperMedia Effective Time.  Without limiting the generality of the foregoing, none of SuperMedia, any SuperMedia Subsidiary, or any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(g)           SuperMedia and the SuperMedia Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to SuperMedia and the SuperMedia Subsidiaries or as otherwise set forth on Section 3.11(g) of the SuperMedia Disclosure Schedule.

(h)           Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of SuperMedia or any SuperMedia Subsidiary, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.

(i)            Each SuperMedia Benefit Plan and each SuperMedia Employment Agreement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been established and maintained in all material respects in accordance with the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Neither SuperMedia nor any SuperMedia Subsidiary has any obligation to provide any “gross up” or similar payment to any Person in the event that such SuperMedia Benefit Plan or SuperMedia Employment Agreement fails to comply with Section 409A of the Code.

3.12        Compliance with Law; Permits.  (a)  SuperMedia and each SuperMedia Subsidiary is, and at all times since the later of January 1, 2010 or its respective date of formation or organization has been, in compliance with all applicable federal, state, local or foreign or provincial laws, statutes, ordinances, rules, regulations, requirements or Orders of or with any Governmental Entity, including common law (collectively, “Laws” and each, a “Law”) and is not in default under or in violation of any applicable Laws, except where such noncompliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on SuperMedia.

(b)           SuperMedia and the SuperMedia Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity (collectively, “Permits”) necessary for SuperMedia and the SuperMedia Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “SuperMedia Permits”) and no suspension or cancellation of any of the SuperMedia Permits is pending or, to the Knowledge of SuperMedia, threatened, except where the failure to have, or the suspension or cancellation of, any of the SuperMedia Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia.  All SuperMedia Permits are in full force and effect, except where such failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on SuperMedia.  SuperMedia and the SuperMedia Subsidiaries are not, and since January 1, 2010 have not been, in violation or breach of, or default under, any SuperMedia Permit, except where such violation, breach or default would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on SuperMedia.

(c)           This Section 3.12 does not relate to matters with respect to Taxes and Tax Returns (which are the subject of Section 3.10), Employee Benefits (which are the subject of Section 3.11) or Environmental Liabilities (which are the subject of Section 3.15).

3.13        Certain Contracts.

(a)           Except as set forth in the exhibit index to the SuperMedia 2011 10-K or as set forth on Section 3.13 of the SuperMedia Disclosure Schedule, neither SuperMedia nor any SuperMedia Subsidiary is a party to or bound by (i) any Contract relating to the incurrence or guarantee of Indebtedness by SuperMedia or any SuperMedia Subsidiary in an amount in excess in the aggregate of $10,000,000 (collectively, “SuperMedia Instruments of Indebtedness”), (ii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition Contract, or any other agreement or obligation which purports to limit or restrict in any material respect (A) the ability of SuperMedia or its Subsidiaries to solicit customers or (B) the manner in which, or the localities in which, all or any portion of the business of SuperMedia and the SuperMedia Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Dex Surviving Company and its Subsidiaries, is or would be conducted, (iv) any Contract providing for any payments to an officer, director or Affiliate of SuperMedia or, in excess of $1,000,000, to any other Person that are conditioned, in whole or in part, on a change of control of SuperMedia or any SuperMedia Subsidiary, (v) any collective bargaining agreement or other agreement or arrangement with any labor organization, (vi) any joint venture or partnership agreement related to the formation, creation, operation or management or any joint venture or partnership that is material to SuperMedia and the SuperMedia Subsidiaries, taken as a whole, (vii) any Contract that grants any right of first refusal or right of first offer or similar right that limits or purports to limit the ability of SuperMedia or any SuperMedia Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business, (viii) any material Contract that contains a “most favored nation” or other term providing preferential pricing or treatment to a third party, and (ix) any Contract not made in the ordinary course of business which (A) is material to SuperMedia and the SuperMedia Subsidiaries taken as a whole or (B) which would reasonably be expected to materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement (collectively, the “SuperMedia Material Contracts”).

(b)           With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia:

(i)            Each SuperMedia Material Contract is valid and binding on SuperMedia (or, to the extent a Subsidiary of SuperMedia is a party, such Subsidiary) and, to the Knowledge of SuperMedia, any other party thereto, and is in full force and effect and enforceable against SuperMedia or a SuperMedia Subsidiary, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies); and

(ii)           Neither SuperMedia nor any SuperMedia Subsidiary is, and, to the Knowledge of SuperMedia, no other party thereto is, in breach or default under any SuperMedia Material Contract.

(c)           Prior to the date hereof, SuperMedia has made available to Dex true and complete copies of all SuperMedia Material Contracts.

(d)           For purposes of this Agreement, “Indebtedness” of a Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes and similar agreements, (iii) all leases of such Person capitalized pursuant to GAAP, and (iv) all obligations of such Person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions.

3.14        Undisclosed Liabilities.  Neither SuperMedia nor any SuperMedia Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) liabilities that are reflected or reserved against on the consolidated balance sheet of SuperMedia included in SuperMedia’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2011 (the “SuperMedia 2011 10-K”) (including any notes thereto), (ii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2011 that have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SuperMedia.

3.15        Environmental Liability.  Except for matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SuperMedia, (i) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on SuperMedia of any liability or obligation under Environmental Laws, or pending or, to the Knowledge of SuperMedia, threatened against SuperMedia; (ii) SuperMedia is not subject to any Order or party to any agreement, order, judgment, decree, letter or memorandum by or with any third party imposing any liability or obligation under any Environmental Laws; (iii) SuperMedia has complied and is in compliance with all applicable Environmental Laws, including obtaining and complying with all Permits required pursuant to applicable Environmental Laws; and (iv) SuperMedia has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released, or exposed any person to any hazardous substance or waste, or owned or operated any property or facility contaminated by any hazardous substance or waste in a manner reasonably anticipated to give rise to any current or future liabilities under Environmental Laws.  For purposes of this Agreement, “Environmental Laws” means any common law or local, state, federal or foreign statute, regulation, ordinance or similar provision having the force or effect of law, any judicial and administrative order or determination, or any contractual obligation concerning public health and safety, worker health and safety, or pollution or protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

3.16        Real Property.

(a)           Each of SuperMedia and the SuperMedia Subsidiaries has good title free and clear of all Liens to all real property owned by such entities (the “SuperMedia Owned Properties”), except for Liens that do not materially detract from the present use of such real property.

(b)           A true and complete copy of each agreement pursuant to which SuperMedia or any SuperMedia Subsidiary leases any material real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the “SuperMedia Leases”) has heretofore been made available to Dex.  Each SuperMedia Lease is valid, binding and enforceable against SuperMedia or an applicable SuperMedia Subsidiary in accordance with its terms and is in full force and effect (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies), except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on SuperMedia.  There are no defaults by SuperMedia or any SuperMedia Subsidiary, as applicable, under any of the SuperMedia Leases which, individually or in the aggregate, would have a Material Adverse Effect on SuperMedia.  To the Knowledge of SuperMedia, no event has occurred that with or without notice or lapse of time or both would constitute a breach or default thereunder by any party thereto or would permit the termination, modification or acceleration of rent thereunder, except, in each case, for such breaches, defaults, terminations, modifications or accelerations that can not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia.

(c)           The SuperMedia Owned Properties and the properties leased pursuant to the SuperMedia Leases (the “SuperMedia Leased Properties”) constitute all of the real estate on which SuperMedia and the SuperMedia Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not result in a Material Adverse Effect on SuperMedia.

3.17        State Takeover Laws; Rights Agreement.  SuperMedia has, or will have prior to the SuperMedia Effective Time, taken all necessary action so that, assuming compliance by Dex and Merger Sub with their respective obligations hereunder and the accuracy of the representations and warranties made by Dex and Merger Subs herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state anti-takeover statute or regulation, nor any takeover-related provision in the SuperMedia Charter or the SuperMedia Bylaws, would (i) prohibit or restrict SuperMedia’s ability to perform its obligations under this Agreement, any related agreement, or the SuperMedia Certificate of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement, or the SuperMedia Certificate of Merger, or any provision hereof or thereof, or (iii) subject Dex, Newco or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Certificates of Merger.  SuperMedia does not have any stockholder rights plan in effect.

3.18        Opinion.  Prior to the execution of this Agreement, the Board of Directors of SuperMedia has received an opinion from Morgan Stanley & Co. LLC to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of SuperMedia Common Stock except for shares of SuperMedia Common Stock owned by Dex, SuperMedia or any of their respective Subsidiaries.  Such opinion has not been amended or rescinded as of the date of this Agreement.

3.19        Internal Controls.  SuperMedia has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. SuperMedia’s disclosure controls and procedures are designed to ensure that information required to be disclosed in SuperMedia’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods. SuperMedia and its Subsidiaries have implemented and maintain a system of internal controls over financial reporting that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. SuperMedia is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ. Since December 31, 2011 through the date hereof, SuperMedia has not identified (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect SuperMedia’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in SuperMedia’s internal control over financial reporting.

3.20        Insurance.  SuperMedia and the SuperMedia Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.  To the Knowledge of SuperMedia, neither SuperMedia nor any SuperMedia Subsidiary is in material breach or material default of any insurance policies maintained by SuperMedia or any SuperMedia Subsidiary or has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination (prior to the scheduled termination or expiration thereof) or modification of any such insurance policies.  To the Knowledge of SuperMedia, neither SuperMedia nor any SuperMedia Subsidiary has received any notice of termination or cancellation (prior to the scheduled termination or expiration thereof) or denial of coverage with respect to any such insurance policy.

3.21        SuperMedia Information.  The information relating to SuperMedia or any SuperMedia Subsidiary to be included or incorporated by reference in the Joint Proxy Statement and the Form S-4 will not, at the time the Form S-4 is declared effective, the time the Joint Proxy Statement is first mailed to stockholders of SuperMedia and Dex and the time of the SuperMedia Stockholders Meeting and the Dex Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The information relating to SuperMedia or any SuperMedia Subsidiary that is provided or to be provided by SuperMedia or its representatives for inclusion in any document (other than the Form S-4) filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  All documents that SuperMedia is responsible for filing with the SEC in connection with the Mergers or the other transactions contemplated hereby (including the Joint Proxy Statement) (except for such portions thereof that relate only to Dex, Merger Subs or any of their Subsidiaries) will comply as to form and substance in all material respects with the provisions of the Exchange Act.

3.22        Intellectual Property.  For purposes of this Agreement, the following terms shall have the following respective meanings:

“Intellectual Property” means all intellectual property in any jurisdiction throughout the world including all (i) trademarks, service marks, brand names, Internet domain names, logos, symbols, trade dress, fictitious names, trade names, and other indicia of origin and all goodwill associated therewith and symbolized thereby; (ii) patents and inventions and discoveries, whether patentable or not, and improvements; (iii) confidential or proprietary information, trade secrets and know-how (including processes, schematics, business and other methods, formulae, drawings, specifications, prototypes, models, designs, plans, data, research and development, pricing and cost information, business and marketing plans and proposals, vendor, customer and supplier lists) (collectively, “Trade Secrets”); (iv) copyrights and works of authorship (including in any form or media) (whether or not copyrightable); (v) computer software programs (including source and object code), systems, data, databases and other compilations of information (and including all middleware, firmware, tools, applications and related documentation; (vi) disclosures, issuances, applications and registrations and any renewals thereof, and all extensions, modifications, reexaminations, renewals, divisions, continuations, continuations-in-part, reissues, restorations and reversions for or related to, as applicable, any of the foregoing; (vii) all other intellectual property and (viii) copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“SuperMedia IP Contract” means any material Contract concerning Intellectual Property to which SuperMedia or any SuperMedia Subsidiary is a party.

“SuperMedia IT Assets” means the computer software, firmware, middleware, servers, systems, networks, workstations, data communications lines, and all other information technology equipment, used by SuperMedia and the SuperMedia Subsidiaries.

(a)           Section 3.22(a) of the SuperMedia Disclosure Schedule sets forth a true and complete list of all the following that are owned by SuperMedia or any SuperMedia Subsidiary, indicating for each item if applicable, the registration or application number, the record owner and the applicable filing jurisdiction: (i) material patented or material registered Intellectual Property and (ii) material pending patent applications or applications for registration of material Intellectual Property.

(b)           To the Knowledge of SuperMedia, either SuperMedia or a SuperMedia Subsidiary owns all right, title and interest in and to, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property material to their respective businesses as currently conducted (together with all Intellectual Property set forth in Section 3.22(a), collectively the “SuperMedia IP”) free and clear of any Liens other than Permitted Liens (and, for the avoidance of doubt, other than obligations to pay royalties or other amounts due under any licenses of Intellectual Property), and all such rights shall survive the consummation of the transactions contemplated in this Agreement on substantially similar terms as such rights existed prior to Closing.  There are no pending, and, to the Knowledge of SuperMedia, there have not been threatened within the past two years any, claims by any Person alleging infringement, misappropriation or other violation by SuperMedia or any SuperMedia Subsidiary of any other Person’s Intellectual Property that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on SuperMedia.  To the Knowledge of SuperMedia, the conduct of the business of SuperMedia and the SuperMedia Subsidiaries does not misappropriate, infringe or otherwise violate in any material respect any Intellectual Property of any other Person.  Neither SuperMedia nor any SuperMedia Subsidiary has filed any claim for misappropriation, infringement or other violation by another Person of its rights in or to any of the SuperMedia IP within the past twenty-four (24) months.  To the Knowledge of SuperMedia, no Person is misappropriating, infringing or otherwise violating any material SuperMedia IP.

(c)           With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia, (i) each SuperMedia IP Contract is valid and binding on SuperMedia (or, to the extent a SuperMedia Subsidiary is a party, such Subsidiary) and, to the Knowledge of SuperMedia, any other party thereto, and is in full force and effect and enforceable against SuperMedia or a SuperMedia Subsidiary, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies) and (ii) neither SuperMedia nor any SuperMedia Subsidiary, nor, to the Knowledge of SuperMedia, any other party thereto, is in breach or default under any SuperMedia IP Contract.  Prior to the date hereof, SuperMedia has made available to Dex true and complete copies of all SuperMedia IP Contracts.

(d)           SuperMedia and the SuperMedia Subsidiaries (i) take reasonable actions to protect, maintain and preserve the (A) operation and security of the SuperMedia IT Assets, (B) confidentiality of data, information, and Trade Secrets owned, held or used by SuperMedia or the SuperMedia Subsidiaries, and (C) Intellectual Property material to their respective businesses (including by having and enforcing a policy that prior and current employees, consultants and agents execute non-disclosure (if such persons have or had access to Trade Secrets) and invention assignment agreements, in each case for the benefit of SuperMedia and/or the SuperMedia Subsidiaries), (ii) abide by all Laws regarding the collection, use, transfer and disclosure of personally identifiable and other confidential information, including customer and client information, and (iii) are not subject to any pending or, to the Knowledge of SuperMedia, threatened claim that alleges a material breach of any of the foregoing or inquiry by any Governmental Entity regarding the foregoing, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia.

(e)           The SuperMedia IT Assets have not been interrupted or failed within the past two (2) years in a manner that materially impaired SuperMedia’s or the SuperMedia Subsidiaries’ ability to deliver SuperMedia’s core products and services to their respective customers.

(f)            The SuperMedia IP is not subject to any material pending or outstanding Action or Order, and to the Knowledge of SuperMedia, there are no Actions or Orders threatened, that question or seek to cancel, limit, challenge or modify the ownership, validity, enforceability, registerability, patentability, use or right to use SuperMedia IP, or that would restrict, impair or otherwise materially adversely affect SuperMedia’s or the SuperMedia Subsidiaries’ use thereof or their rights thereto.

(g)           For purposes of this Agreement, the term “Permitted Liens” means (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title (other than with respect to Intellectual Property), easements, trackage rights, leases, licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iii) mortgages, or deeds of trust, security interests or other encumbrances on title related to Indebtedness or other liabilities reflected on the consolidated financial statements contained in the SuperMedia Reports or the Dex Reports, as applicable, (iv) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (v) mechanics’, materialmen’s or other Liens or security interests arising by operation of law that secure a liquidated amount that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, and (vi) any other Liens that have not had or are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on SuperMedia or Dex, as the case may be.

3.23        Labor and Employment.

(a)           As of the date of this Agreement, Section 3.23 of the SuperMedia Disclosure Schedule sets forth a true and complete list of collective bargaining or other labor union contracts applicable to any employees of SuperMedia or any SuperMedia Subsidiary. As of the date hereof, there is no strike, work stoppage, lockout or other material labor dispute pending, or, to the Knowledge of SuperMedia, threatened, by or with respect to any employee of SuperMedia, and no such dispute has occurred within the past five (5) years. As of the date hereof, (i) neither SuperMedia nor any SuperMedia Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of SuperMedia or any SuperMedia Subsidiary and (ii) there are no written grievances or written complaints outstanding or, to the Knowledge of SuperMedia, threatened against SuperMedia or any SuperMedia Subsidiary under any such contract except for any breaches, failures to comply, grievances or complaints that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia. SuperMedia has made available to Dex true and complete copies of all contracts set forth in Section 3.23 of the SuperMedia Disclosure Schedule, including all amendments applicable to such contracts. To the Knowledge of SuperMedia, with respect to any employees of SuperMedia, no union organizing or decertification activities are underway or threatened and no such activities have occurred within the past five (5) years.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SuperMedia, SuperMedia and each SuperMedia Subsidiary (i) is and has been in compliance with all applicable Laws regarding employment and employment practices, including without limitation those Laws relating to terms and conditions of employment, wages and hours, collective bargaining, equal employment, occupational safety and health and workers’ compensation, and (ii) has no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the knowledge of SuperMedia, threatened against it before any Governmental Entity.

(c)           With respect to the Mergers, any notice required under any law or collective bargaining agreement has been or prior to the Closing will be given, and all bargaining obligations with any employee representative have been or prior to the Closing will be satisfied.  Within the past three (3) years, neither SuperMedia nor any SuperMedia Subsidiary has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law (collectively, the “WARN Act”), and no such action will be implemented without advance notification to Dex.

3.24        Affiliate Transactions.  To the Knowledge of SuperMedia, other than the SuperMedia Employment Agreements and any transaction under any SuperMedia Benefit Plan, there are no transactions, agreements, arrangements or understandings, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, agreements, arrangements or understandings, or series or related transactions, agreements, arrangements or understandings, between SuperMedia and/or any SuperMedia Subsidiary, on the one hand, and any current or former stockholder (who beneficially owns or owned five percent or more of the SuperMedia Common Stock), director, executive officer or other Affiliate (other than any SuperMedia Subsidiary on the date hereof) of SuperMedia, whether or not required to be disclosed under Item 404 of Regulation S-K promulgated under the

Exchange Act.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.  For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

3.25                        SuperMedia Ownership of Dex Securities.  Neither SuperMedia nor any SuperMedia Subsidiary beneficially owns any shares of Dex Common Stock or any options, warrants or other rights to acquire Dex Common Stock.  SuperMedia is not and will not become prior to the Closing Date, an “interested stockholder” with respect to Dex or Newco within the meaning of Section 203 of the DGCL.

3.26                        No Other Representations; Disclaimer.

(a)                                 Except for the representations and warranties made by SuperMedia in this Agreement, neither SuperMedia nor any other Person makes any express or implied representation or warranty with respect to SuperMedia or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, and SuperMedia hereby disclaims any such other representations or warranties, including any representation or warranty regarding merchantability or fitness for a particular purpose.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by SuperMedia in this Agreement, neither SuperMedia nor any other Person makes or has made any representation or warranty to Dex or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to SuperMedia, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to Dex or any of its Affiliates or representatives in the course of their due diligence investigation of SuperMedia and its Subsidiaries, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, SuperMedia acknowledges and agrees that neither Dex nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Dex and Merger Subs in this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Dex or Merger Subs furnished or made available to SuperMedia, or any of its representatives or any representation or warranty regarding merchantability or fitness for a particular purpose.  Without limiting the generality of the foregoing, SuperMedia acknowledges that, except for the representations and warranties made by Dex and Merger Subs in this Agreement, no representation or warranties are made by Dex or any other Person with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to SuperMedia or any of its representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DEX AND MERGER SUBS

Except (i) as disclosed in, and reasonably apparent from, any Dex Report filed with, or furnished to, the SEC by Dex and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), or (ii) as disclosed in a correspondingly numbered section of the disclosure schedule (the “Dex Disclosure Schedule”) delivered by Dex and Merger Subs to SuperMedia prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of Dex’s, Newco’s or Merger Sub’s covenants contained herein; provided that, notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item is required to be disclosed therein or represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect on Dex, Newco or Merger Sub; provided, further, that the disclosure of any item in any section of the Dex Disclosure Schedule shall be deemed disclosed with respect to any other section of the Dex Disclosure Schedule to which such item is relevant, whether or not a specific cross reference appears, so long as the relevance is reasonably apparent from the face of such disclosure), Dex and Merger Subs, jointly and severally, hereby represent and warrant to SuperMedia as follows:

4.1                               Corporate Organization.

(a)                                 Dex is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Dex has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power and authority or to be so licensed and qualified is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Dex.

(b)                                 True and complete copies of the certificate of incorporation (the “Dex Charter”) and bylaws (the “Dex Bylaws”) of Dex, as in effect as of the date of this Agreement, have previously been made available to SuperMedia.

(c)                                  Each Dex Subsidiary (including Newco and Merger Sub) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (where such concept is recognized) in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate or similar power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (i) — (iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Dex.  Each of Newco and Merger Sub (x) was formed solely for the purposes of engaging in the transactions contemplated by this Agreement, (y) since its date of formation, has not engaged in any activities or conducted its operation other than in connection with or as contemplated by this Agreement, and (z) is and will continue to be a wholly owned Subsidiary of Dex at all times through the Dex Effective Time.  True and complete copies of the certificate of incorporation and bylaws of the Merger Subs, in effect as of the date of this Agreement, have previously been made available to SuperMedia.

4.2                               Capitalization.

(a)                                 The authorized capital stock of Dex consists of 300,000,000 shares of Dex Common Stock, of which, as of August 17, 2012, 51,363,963 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Dex Preferred Stock”), of which, as of the date hereof, no shares were issued and outstanding.  As of August 17, 2012, no shares of Dex Common Stock were held in Dex’s treasury.  As of the date hereof, no shares of Dex Common Stock or Dex Preferred Stock were reserved for issuance, except for 5,260,524 shares under the Dex Stock Plans.  As of August 17, 2012, (i) 2,542,170 Dex Stock Options were outstanding pursuant to the Dex Stock Plans or otherwise, (ii) 552,288 Dex Restricted Shares were outstanding pursuant to the Dex Stock Plans or otherwise, (iii) 325,000 Dex Stock Units were outstanding and unsettled pursuant to the Dex Stock Plans or otherwise and (iv) 387,412 Dex SARs were outstanding and unsettled pursuant to the Dex Stock Plans or otherwise.  All of the issued and outstanding shares of Dex Common Stock have been, and all shares of Dex Common Stock that may be issued pursuant to the Dex Stock Plans or otherwise will be, when issued in accordance with the terms thereof, duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right.  Except pursuant to this Agreement, the Dex Stock Plans or as set forth on Section 4.11(a) of the Dex Disclosure Schedule, Dex does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Dex Common Stock or any other equity securities of Dex or any securities representing the right to purchase or otherwise receive any shares of Dex Common Stock.  Dex has provided SuperMedia with a true and complete list of all Dex Stock Options, Dex Restricted Shares, Dex Stock Units, Dex SARs, and other equity-based awards outstanding under the Dex Stock Plans or otherwise as of June 30, 2012, the number of shares subject to each such award, the grant date of each such award, the vesting schedule of each such award and the exercise price for each such Dex Stock Option. Since June 30, 2012 through the date hereof, Dex has not issued or awarded, or authorized the issuance or award of, any capital stock, options, restricted stock or other equity-based awards or other securities convertible into or exchangeable for capital stock or other equity interests in Dex under the Dex Stock Plans or otherwise.  There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which Dex’s stockholders may vote.

(b)                                 The authorized capital stock of Newco consists of 100 shares of Newco Common Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of Newco Common Stock are owned directly by Dex. The authorized capital stock of Merger

Sub consists of 100 shares of common stock, $0.01 par value per share, all of which are owned directly by Newco.

(c)                                  All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Dex (including Merger Subs) are owned by Dex, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right.  No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.  No Dex Subsidiary owns any Dex Common Stock or other equity interest in Dex.  Except for the capital stock or other equity ownership interests of the Dex Subsidiaries, neither Dex nor any Dex Subsidiary beneficially owns directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. The shares of Dex Common Stock to be issued pursuant to the Mergers have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right.

4.3                               Authority; No Violation.

(a)                                 Dex has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by Dex of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Dex.  The Board of Directors of Dex has determined that this Agreement and the transactions contemplated hereby are in the best interests of Dex and its stockholders, has adopted, approved and declared advisable this Agreement and recommended that its stockholders vote in favor of the adoption of this Agreement (the “Dex Recommendation”) and, subject to Section 6.12(c) hereof, has directed that this Agreement and the transactions contemplated by this Agreement (including the issuance of Newco Common Stock in connection with the SuperMedia Merger) be submitted to Dex’s stockholders for approval and adoption at a duly held meeting of such stockholders. Except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of a majority of all the votes entitled to be cast by holders of outstanding Dex Common Stock (the “Dex Stockholder Approval”) and the adoption of this Agreement and approval of the issuance of Newco Common Stock by Dex in its capacity as sole stockholder of Newco, which Dex shall effect promptly following the execution of this Agreement, no stockholder vote or other corporate proceedings on the part of Dex are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Dex and (assuming due authorization, execution and delivery by SuperMedia) constitutes the valid and binding obligation of Dex, enforceable against Dex in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(b)                                 Each of Newco and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of each of Newco and Merger Sub has determined that this Agreement and the transactions contemplated hereby are in the best interests of its respective company and its stockholders, has adopted, approved and declared advisable this Agreement and recommended that its stockholders vote in favor of the adoption of this Agreement. Except for the approval of this Agreement by Newco in its capacity as sole stockholder of Merger Sub, which Newco shall effect promptly following the execution of this Agreement, no stockholder vote or other corporate proceedings on the part of the Merger Subs are necessary to authorize the execution and delivery of this Agreement by the Merger Subs and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Merger Subs and (assuming due authorization, execution and delivery by SuperMedia) constitutes the valid and binding obligation of each of the Merger Subs, enforceable against such Party in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies)

(c)                                  Neither the execution and delivery of this Agreement by Dex or the Merger Subs, nor the consummation by Dex or the Merger Subs of the transactions contemplated hereby, nor compliance by Dex or the Merger Subs with any of the terms or provisions of this Agreement, will (i) assuming the Dex Stockholder Approval is obtained, violate any provision of the Dex Charter or the Dex Bylaws or any equivalent organizational documents of any Dex Subsidiary (including the Merger Subs) or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 shall have been duly obtained and/or made prior to the Dex Effective Time and any waiting period required thereunder shall have been terminated or expired prior to the Dex Effective Time, (A) violate any Law or Order applicable to Dex, any Dex Subsidiary or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Dex or any Dex Subsidiary under, any of the terms, conditions or provisions of any Contract to which Dex or any Dex Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults with respect to clause (ii) that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Dex.

(d)                                 Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the representations and warranties of Dex and the Merger Subs set forth in this Section 4.3 is based on the accuracy of SuperMedia’s representations and warranties in Section 3.25, the representations and warranties of Dex and the Merger Subs in Section 4.3 shall be limited to the extent affected by any inaccuracy in Section 3.25.

4.4                               Consents and Approvals.  Except for (i) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the Form S-4, and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement, and the transactions contemplated hereby and thereby, and obtaining from the SEC such orders as may be required in connection therewith, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any notices or filings under the HSR Act and the termination or expiration of any applicable waiting period thereunder, and such other consents, approvals, filings or registrations as may be required under any foreign antitrust, merger control or competition Laws, (iv) such filings and approvals as are required to be made or obtained under the Securities Act and the securities or “Blue Sky” Laws of various states in connection with the issuance of the shares of Dex Common Stock pursuant to this Agreement, and approval of the listing of such Dex Common Stock on the NYSE or the NASDAQ, (v) such filings, consents and approvals of Governmental Entities as may be set forth on Section 4.4 of the Dex Disclosure Schedule, (vi) the Dex Stockholder Approval, (vii) such filings or notices required under the rules and regulations of the NYSE or the NASDAQ, and (viii) such other consents, approvals, filings or registrations the failure of which to be made or obtained, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Dex, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Dex and the Merger Subs of this Agreement and (B) the consummation by Dex and the Merger Subs of the Mergers and the other transactions contemplated by this Agreement.

4.5                               Reports.  Since January 30, 2010, Dex has timely filed all forms, documents, statements and reports required to be filed by it with the SEC under the Securities Act or the Exchange Act prior to the date hereof (the forms, documents, statements and reports filed with the SEC since January 30, 2010 and those filed with the SEC subsequent to the date of this Agreement under the Securities Act or the Exchange Act, if any, including any amendments thereto, the “Dex Reports”).  As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseded filing prior to the date hereof, the Dex Reports complied, and each of the Dex Reports filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.  No Dex Subsidiary is subject to the periodic reporting requirements of the Exchange Act.  As of the time of filing with the SEC, none of the Dex Reports so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such Dex Report has been amended or superseded by a later Dex Report filed prior to the date hereof.  Dex has made available to SuperMedia correct and complete copies of all material correspondence with the SEC since January 30, 2010 and prior to the date hereof.  To the Knowledge of Dex, as of the date hereof, none of the Dex Reports is the subject of any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  For purposes of this Agreement, “Knowledge of Dex” shall mean the actual knowledge of the Persons listed on Exhibit F.

4.6                               Financial Statements.  Each of the consolidated financial statements of Dex included in the Dex Reports complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Dex and the Dex Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments in amounts consistent with past practice in the case of unaudited financial statements, which adjustments, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Dex).

4.7                               Broker’s Fees.  Neither Dex nor any Dex Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers fees, commissions or finder’s fees in connection with the Mergers or related transactions contemplated by this Agreement, other than Houlihan Lokey Capital, Inc., all of the fees and expenses of which shall be the sole responsibility of Dex; and a true and complete copy of the agreement with respect to such engagement has previously been made available to SuperMedia.

4.8                               Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement or as publicly disclosed in the Forms 10-K, 10-Q and 8-K and any registration statements, proxy statements or prospectuses comprising the Dex Reports filed prior to the date of this Agreement, (i) since December 31, 2011, (A) Dex and the Dex Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (B) there has not been any Material Adverse Effect with respect to Dex; and (ii) since December 31, 2011 through the date hereof, there has not been:

(a)                                 any issuance or awards of Dex Stock Options, Dex Restricted Shares, Dex Stock Units, Dex SARs or other equity-based awards in respect of Dex Common Stock to any director, officer or employee of Dex or any of the Dex Subsidiaries, other than in the ordinary course of business consistent with past practice;

(b)                                 any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Dex’s capital stock;

(c)                                  except as required by the terms of any Dex Benefit Plans or by applicable Law, (i) any granting by Dex or any of the Dex Subsidiaries to any current or former director, officer or employee of any increase in compensation, bonus or other benefits, except for any such increases to employees who are not current directors or executive officers of Dex in the ordinary course of business consistent with past practice, (ii) any granting by Dex or any of the Dex Subsidiaries to any current or former director or executive officer of Dex of any increase in severance or termination pay, (iii) any entry by Dex or any of the Dex Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any current or former director or executive officer, (iv) any establishment, adoption, entry into, amendment or modification of any Dex Benefit Plan or (v) any entry by Dex or any of its Subsidiaries into, or any amendment or termination of, any collective bargaining agreement or collective bargaining relationship;

(d)                                 any change in any material respect in accounting methods, principles or practices by Dex affecting its assets, liabilities or business, other than changes to the extent required by a change in GAAP or regulatory accounting principles;

(e)                                  any material Tax election or change in or revocation of any material Tax election, material amendment to any Tax Return, closing agreement with respect to a material amount of Taxes, or settlement or compromise of any material income Tax liability by Dex or any of the Dex Subsidiaries;

(f)                                   any material change in its investment or risk management or other similar policies; or

(g)                                  any agreement or commitment (contingent or otherwise) to do any of the foregoing.

4.9                               Legal Proceedings.  (a) There are no (i) Actions pending (or, to the Knowledge of Dex, threatened) against or affecting Dex or any Dex Subsidiary, or any of their respective properties, at law or in equity, or (ii) Orders against Dex or any Dex Subsidiary, in the case of each of clause (i) or (ii), which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Dex.  As of the date hereof, there is no Action pending against (or, to the Knowledge of Dex, threatened against) Dex that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers.

4.10                        Taxes and Tax Returns.  Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on Dex:

(a)                                 All Tax Returns required to be filed by or with respect to Dex or any Dex Subsidiary for all taxable periods ending on or before the date hereof have been timely filed in accordance with applicable Law (taking into account any extension of time within which to file).  All such Tax Returns are true, correct, and complete in all material respects and were prepared in compliance with applicable Law.  No claim has ever been made by a Governmental Entity in a jurisdiction where Dex or any Dex Subsidiary does not file Tax Returns that Dex or any Dex Subsidiary is or may be subject to Taxes in such jurisdiction.

(b)                                 All Taxes of Dex and each Dex Subsidiary due and payable have been timely paid, other than any amount which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on Dex’s most recent consolidated financial statements.  The accruals and reserves for Taxes (without regard to deferred tax assets and deferred tax liabilities) of Dex and each Dex Subsidiary established in Dex’s most recent consolidated financial statements are complete and adequate to cover any liabilities for Taxes that are not yet due and payable.

(c)                                  No deficiencies for Taxes have been proposed or assessed in writing against Dex or any Dex Subsidiary by any Governmental Entity, and neither Dex nor any Dex

Subsidiary has received any written notice of any claim, proposal or assessment against Dex or any Dex Subsidiary for any such deficiency for Taxes.  As of the date of this Agreement, there is no pending or, to the Knowledge of Dex, threatened, audit, judicial proceeding or other examination against or with respect to Dex or any Dex Subsidiary with respect to any Taxes.  Neither Dex nor any Dex Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(d)                                 Dex and each Dex Subsidiary has duly and timely withheld and paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(e)                                  There are no liens or other security interests upon any property or assets of Dex or any Dex Subsidiary for Taxes, except for liens for Taxes not yet due and payable.

(f)                                   Neither Dex nor any Dex Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past two (2) years.

(g)                                  Neither Dex nor any Dex Subsidiary (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is Dex) filing a consolidated federal income Tax Return, (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, or (iii) is, or ever has been, a party to any agreement for the sharing, indemnification, or allocation of Taxes (other than agreements among Dex and any Dex Subsidiary and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).

(h)                                 Neither Dex nor any Dex Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) election by Dex or any Dex Subsidiary under Section 108(i) of the Code.

(i)                                     Neither Dex nor any Dex Subsidiary has engaged in any “listed transaction” within the meaning of Section 6011 of the Code (including the Treasury Regulations promulgated thereunder).

(j)                                    Neither Dex nor any Dex Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code.  There is no Contract to which Dex or any Dex Subsidiary is a party or by which Dex or any Dex Subsidiary is bound to compensate any employee, independent contractor or director of Dex or any Dex Subsidiary for excise taxes paid pursuant to Section 4999 of the Code.

(k)                                 To the Knowledge of Dex, as of December 31, 2011, Dex had (x) net operating loss carryforwards for purposes of Section 172 of the Code of approximately $1.1 billion and (y) alternative net operating loss carryforwards within the meaning of Section 56 of the Code of approximately $0.9 billion.

4.11                        Employee Benefits.  For purposes hereof, the following terms shall have the following meaning:

“Dex Benefit Plan” means any employee benefit plan, program, policy, practice, or other arrangement (other than any Dex Employment Agreement) providing benefits to any current or former employee, officer or director of Dex or any Dex Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by Dex or any Dex Subsidiary or to which Dex or any Dex Subsidiary contributes or is obligated to contribute, or otherwise with respect to which Dex or any Dex Subsidiary has any liability or obligation, in each case whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

“Dex Employment Agreement” means a contract, offer letter or agreement of Dex or any Dex Subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which Dex or any Dex Subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Dex Plan” means (i) each Dex Benefit Plan that is not a Multiemployer Plan and (ii) each Dex Employment Agreement.

(a)                                 Section 4.11(a) of the Dex Disclosure Schedule includes a true and complete list of all material Dex Benefit Plans and all material Dex Employment Agreements.

(b)                                 With respect to each Dex Plan, Dex has delivered or made available to SuperMedia a true, correct and complete copy of (as applicable): (i) each writing constituting a part of such Dex Plan, including the plan document currently in effect, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) any notices to or from the Internal

Revenue Service or any office or representative of the Department of Labor or any similar Governmental Entity relating to any material compliance issues in respect of any such Dex Plan; and (vii) the most recent determination letter from the IRS, if any.  Dex has delivered or made available to SuperMedia a true, correct and complete copy of each material Dex Employment Agreement.

(c)                                  Except as would not reasonably be expected to result in material liability to SuperMedia or Dex, all contributions required to be made to any Dex Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Dex Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the financial statements to the extent required by GAAP.  Each Dex Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded.

(d)                                 With respect to each Dex Plan, Dex and the Dex Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all Laws applicable to such Dex Plans, except for instances that would not have a Material Adverse Effect on Dex. Each Dex Plan has been administered in all respects in accordance with its terms, except for instances that would not have a Material Adverse Effect on Dex.  There is not now nor, to the Knowledge of Dex, do any circumstances exist that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Dex Plan or the imposition of any lien on the assets of Dex or any Dex Subsidiary under ERISA or the Code.  Section 4.11(d) of the Dex Disclosure Schedule identifies each Dex Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Dex Qualified Plans”).  Each Dex Qualified Plan (A)(i) has received a favorable determination letter from the IRS with respect to such qualification or (ii) is a prototype plan that is the subject of a favorable opinion letter from the IRS on which Dex is entitled to rely, and (B) unless clause (A)(ii) applies, has been submitted to the IRS for a determination letter within the applicable remedial amendment period under Section 401(b) of the Code or has a remedial amendment period that has not yet expired, and, to the Knowledge of Dex, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Dex Qualified Plan or the tax-exempt status of its related trust.  Section 4.11(d) of the Dex Disclosure Schedule identifies each trust funding any Dex Plan which is intended to meet the requirements of Section 501(c)(9) of the Code, and each such trust meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).  None of Dex and the Dex Subsidiaries nor, to the Knowledge of Dex, any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably be expected to subject any of the Dex Plans or their related trusts, Dex, any Dex Subsidiary or, to the Knowledge of Dex, any Person that Dex or any Dex Subsidiary has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(e)                                  With respect to each Dex Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) Dex and each ERISA Affiliate have satisfied all minimum funding obligations under Section 412 of the Code or Section 302 of ERISA, and no

waiver or variance of such obligations has been requested; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (iii) all premiums to the PBGC have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or would reasonably be expected to be incurred by Dex or any Dex Subsidiary or any of their respective ERISA Affiliates; (v) the PBGC has not instituted proceedings to terminate any such Dex Plan and, to the Knowledge of Dex, no condition exists which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Dex Plan; and (vi) there has been no determination that a Dex Plan is or is expected to be in “at risk” status within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code.

(f)                                   (i) No Dex Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan; (ii) none of Dex and the Dex Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of Dex and the Dex Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.  There does not now exist, nor, to the Knowledge of Dex, do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of Dex or any Dex Subsidiary following the Dex Effective Time.  Without limiting the generality of the foregoing, none of Dex, any Dex Subsidiary or any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(g)                                  Dex and the Dex Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Dex and the Dex Subsidiaries or as otherwise set forth on Section 4.11(g) of the Dex Disclosure Schedule.

(h)                                 Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Dex or any Dex Subsidiary, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.

(i)                                     Each Dex Benefit Plan and each Dex Employment Agreement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been established and maintained in all material respects in accordance with the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Neither Dex nor any Dex Subsidiary has any obligation to provide any “gross up” or similar payment to any Person in the event that such Dex Benefit Plan or Dex Employment Agreement fails to comply with Section 409A of the Code.

4.12                        Compliance with Law; Permits.

(a)                                 Dex and each Dex Subsidiary is, and at all times since the later of January 30, 2010 or its respective date of formation or organization has been, in compliance with all applicable Laws and is not in default under or in violation of any applicable Laws, except where such noncompliance, default, or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Dex.

(b)                                 Dex and the Dex Subsidiaries are in possession of all Permits necessary for Dex and the Dex Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Dex Permits”) and no suspension or cancellation of any of the Dex Permits is pending or, to the Knowledge of Dex, threatened, except where the failure to have, or the suspension or cancellation of, any of the Dex Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex. All Dex Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Dex.  Dex and the Dex Subsidiaries are not, and since January 30, 2010 have not been, in violation or breach of, or default under, any Dex Permit, except where such violation, breach or default would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Dex.

(c)                                  This Section 4.12 does not relate to matters with respect to Taxes and Tax Returns (which are the subject of Section 4.10), Employee Benefits (which are the subject of Section 4.11) or Environmental Liabilities (which are the subject of Section 4.15).

4.13                        Certain Contracts.  (a)  Except as set forth in the exhibit index to the Dex 2011 10-K or as set forth on Section 4.13 of the Dex Disclosure Schedule, neither Dex nor any Dex Subsidiary is a party to or bound by (i) any Contract relating to the incurrence or guarantee of Indebtedness by Dex or any Dex Subsidiary in an amount in excess in the aggregate of $10,000,000 (collectively, “Dex Instruments of Indebtedness”), (ii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition Contract, or any other agreement or obligation which purports to limit or restrict in any material respect (A) the ability of Dex or its Subsidiaries to solicit customers or (B) the manner in which, or the localities in which, all or any portion of the business of Dex and the Dex Subsidiaries, including, following consummation of the transactions contemplated by this Agreement, SuperMedia and the SuperMedia Subsidiaries, is or would be conducted, (iv)  any Contract providing for any payments to an officer, director or Affiliate of Dex or, in excess of $1,000,000, to any other Person that are conditioned, in whole or in part, on a change of control of Dex or any Dex Subsidiary, (v) any collective bargaining agreement or other agreement or arrangement with any labor organization, (vi) any joint venture or partnership agreement related to the formation, creation, operation or management or any joint venture or partnership that is material to Dex and the Dex Subsidiaries, taken as a whole, (vii) any Contract that grants any right of first refusal or right of first offer or similar right that limits or purports to limit the ability of Dex or any Dex Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business, (viii) any material Contract that contains a “most favored nation” or other term providing preferential pricing or treatment to a third party, and (ix) any Contract not made in the ordinary course of business which (A) is material to Dex and the Dex Subsidiaries taken as a whole or (B) which would reasonably be expected to materially delay the consummation of the Mergers or any of the transactions contemplated by this Agreement (collectively, the “Dex Material Contracts”).

(b)                                 With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex:

(i)             Each Dex Material Contract is valid and binding on Dex (or, to the extent a Subsidiary of Dex is a party, such Subsidiary) and, to the Knowledge of Dex, any other party thereto, and is in full force and effect and enforceable against Dex or a Dex Subsidiary, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies); and

(ii)          Neither Dex nor any Dex Subsidiary is, and, to the Knowledge of Dex, no other party is, in breach or default under any Dex Material Contract.

(c)                                  Prior to the date hereof, Dex has made available to SuperMedia true and complete copies of all Dex Material Contracts.

4.14                        Undisclosed Liabilities.  Neither Dex nor any Dex Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) liabilities that are reflected or reserved against on the consolidated balance sheet of Dex included in Dex’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2011 (the “Dex 2011 10-K”) (including any notes thereto), (ii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2011 that have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Dex. As of the date of this Agreement, neither Newco nor Merger Sub has any liabilities other than the obligations incurred in connection with this Agreement and the transactions contemplated hereby.

4.15                        Environmental Liability.  Except for matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Dex, (i) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on Dex of any liability or obligation under Environmental Laws, or pending or, to the Knowledge of Dex, threatened against Dex; (ii) Dex is not subject to any Order or party to any agreement, order, judgment, decree, letter or memorandum by or with any third party imposing any liability or obligation under any Environmental Laws; (iii) Dex has complied and is in compliance with all applicable Environmental Laws, including obtaining and complying with all Permits required pursuant to applicable Environmental Laws; and (iv) Dex has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released, or exposed any person to any hazardous substance or waste, or owned or operated any property or facility contaminated by any hazardous substance or waste in a manner reasonably anticipated to give rise to any current or future liabilities under Environmental Laws.

4.16                        Real Property.

(a)                                 Each of Dex and the Dex Subsidiaries has good title free and clear of all Liens to all real property owned by such entities (the “Dex Owned Properties”), except for Liens that do not materially detract from the present use of such real property.

(b)                                 A true and complete copy of each agreement pursuant to which Dex or any Dex Subsidiary leases any material real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the “Dex Leases”) has heretofore been made available to SuperMedia.  Each Dex Lease is valid, binding and enforceable against Dex or an applicable Dex Subsidiary in accordance with its terms and is in full force and effect (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies), except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Dex.  There are no defaults by Dex or any Dex Subsidiary, as applicable, under any of the Dex Leases which, individually or in the aggregate, would have a Material Adverse Effect on Dex.  To the Knowledge of Dex, no event has occurred that with or without notice or lapse of time or both would constitute a breach or default thereunder by any party thereto or would permit the termination, modification or acceleration of rent thereunder, except, in each case, for such breaches, defaults, terminations, modifications or accelerations that can not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect on Dex.

(c)                                  The Dex Owned Properties and the properties leased pursuant to the Dex Leases (the “Dex Leased Properties”) constitute all of the real estate on which Dex and the Dex Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not result in a Material Adverse Effect on Dex.

4.17                        State Takeover Laws; Rights Agreement.  Each of Dex and the Merger Subs has, or will have prior to the Dex Effective Time, taken all necessary action so that, assuming compliance by SuperMedia with its obligations hereunder and the accuracy of the representations and warranties made by SuperMedia herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state anti-takeover statute or regulation, nor any takeover-related provision in the Dex Charter or the Dex Bylaws, would (i) prohibit or restrict the ability of Dex and the Merger Subs to perform their respective obligations under this Agreement, any related agreement, or the Certificates of Merger or their ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement, or the Certificates of Merger, or any provision hereof or thereof, or (iii) subject SuperMedia to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Certificates of Merger.  Dex does not have any stockholder rights plan in effect.

4.18                        Reorganization.  As of the date of this Agreement, Dex and the Merger Subs are not aware of any fact or circumstance that could reasonably be expected to prevent the Dex Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.19                        Opinion.  Prior to the execution of this Agreement, the Board of Directors of Dex has received an opinion from Houlihan Lokey Capital, Inc. (the “Dex Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the Exchange Ratio is fair to the holders of Dex Common Stock from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.

4.20                        Internal Controls.  Dex has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Dex’s disclosure controls and procedures are designed to ensure that information required to be disclosed in Dex’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods. Dex and its Subsidiaries have implemented and maintain a system of internal controls over financial reporting that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Dex is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the NYSE. Since December 31, 2011 through the date hereof, Dex has not identified (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect Dex’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in Dex’s internal control over financial reporting.

4.21                        Insurance.  Dex and the Dex Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.  To the Knowledge of Dex, neither Dex nor any Dex Subsidiary is in material breach or material default of any insurance policies maintained by Dex or any Dex Subsidiary or has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination (prior to the scheduled termination or expiration thereof) or modification of any such insurance policies.  To the Knowledge of Dex, neither Dex nor any Dex Subsidiary has received any notice of termination or cancellation (prior to the scheduled termination or expiration thereof) or denial of coverage with respect to any such insurance policy.

4.22                        Dex Information.  The information relating to Dex or any Dex Subsidiary to be included or incorporated by reference in the Joint Proxy Statement and the Form S-4 will not, at the time the Form S-4 is declared effective, the time the Joint Proxy Statement is first mailed to stockholders of SuperMedia and Dex and the time of the SuperMedia Stockholders Meeting and the Dex Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The information relating to Dex or any Dex Subsidiary that is provided or to be provided by Dex or its representatives for inclusion in any document (other than the Form S-4) filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  All documents that Dex is responsible for filing with the SEC in connection with the Mergers or the other transactions contemplated hereby (including the Joint Proxy Statement and the Form S-4) (except for such portions thereof that relate only to SuperMedia or any of its Subsidiaries) will comply as to form and substance in all material respects with the provisions of the Securities Act and the Exchange Act.

4.23                        Intellectual Property.  For purposes of this Agreement, the following terms shall have the following respective meanings:

“Dex IP Contract” means any material Contract concerning Intellectual Property to which Dex or any Dex Subsidiary is a party.

“Dex IT Assets” means the computer software, firmware, middleware, servers, systems, networks, workstations, data communications lines, and all other information technology equipment, used by Dex and the Dex Subsidiaries.

(a)                                 Section 4.23(a) of the Dex Disclosure Schedule sets forth a true and complete list of all the following that are owned by Dex or any Dex Subsidiary, indicating for each item if applicable, the registration or application number, the record owner and the applicable filing jurisdiction: (i) material patented or material registered Intellectual Property and (ii) material pending patent applications or applications for registration of material Intellectual Property.

(b)                                 To the Knowledge of Dex, Dex or a Dex Subsidiary owns all right, title and interest in and to, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property material to their respective businesses as currently conducted (together with all Intellectual Property set forth in Section 4.23(a), collectively the “Dex IP”) free and clear of any Liens other than Permitted Liens (and, for the avoidance of doubt, other than obligations to pay royalties or other amounts due under any licenses of Intellectual Property), and all such rights shall survive the consummation of the transactions contemplated in this Agreement on substantially similar terms as such rights existed prior to Closing.  There are no pending, and, to the Knowledge of Dex, there have not been threatened within the past two years any, claims by any Person alleging infringement, misappropriation or other violation by Dex or any Dex Subsidiary of any other Person’s Intellectual Property that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Dex.  To the Knowledge of Dex, the conduct of the business of Dex and the Dex Subsidiaries does not misappropriate, infringe or otherwise violate in any material respect any Intellectual Property of any other Person.  Neither Dex nor any Dex Subsidiary has filed any claim for misappropriation, infringement or other violation by another Person of its rights in or to any of the Dex IP within the past twenty-four (24) months.  To the Knowledge of Dex, no Person is misappropriating, infringing or otherwise violating any material Dex IP.

(c)                                  With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex, (i) each Dex IP Contract is valid and binding on Dex (or, to the extent a Dex Subsidiary is a party, such Subsidiary) and, to the Knowledge of Dex, any other party thereto, and is in full force and effect and enforceable against Dex or a Dex Subsidiary, as applicable (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies) and (ii) neither Dex nor any Dex Subsidiary, nor, to the Knowledge of Dex, any other party thereto, is in breach or default under any Dex IP Contract.  Prior to the date hereof, Dex has made available to SuperMedia true and complete copies of all Dex IP Contracts.

(d)                                 Dex and the Dex Subsidiaries (i) take reasonable actions to protect, maintain and preserve the (A) operation and security of the Dex IT Assets, (B) confidentiality of data, information, and Trade Secrets owned, held or used by Dex or the Dex Subsidiaries, and (C) Intellectual Property material to their respective businesses (including by having and enforcing a policy that prior and current employees, consultants and agents execute non-disclosure (if such persons have or had access to Trade Secrets) and invention assignment agreements, in each case for the benefit of Dex and/or the Dex Subsidiaries), (ii) abide by all Laws regarding the collection, use, transfer and disclosure of personally identifiable and other confidential information, including customer and client information, and (iii) are not subject to any pending or, to the Knowledge of Dex, threatened claim that alleges a material breach of any of the foregoing or inquiry by any Governmental Entity regarding the foregoing, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex.

(e)                                  The Dex IT Assets have not been interrupted or failed within the past two (2) years in a manner that materially impaired Dex or the Dex Subsidiaries’ ability to deliver Dex’s core products and services to their respective customers.

(f)                                   The Dex IP is not subject to any material pending or outstanding Action or Order, and to the Knowledge of Dex, there are no Actions or Orders threatened, that question or seek to cancel, limit, challenge or modify the ownership, validity, enforceability, registerability, patentability, use or right to use Dex IP, or that would restrict, impair or otherwise materially adversely affect Dex’s or the Dex Subsidiaries’ use thereof or their rights thereto.

4.24                        Labor and Employment.

(a)                                 As of the date of this Agreement, Section 4.24 of the Dex Disclosure Schedule sets forth a true and complete list of collective bargaining or other labor union contracts applicable to any employees of Dex or any Dex Subsidiary. As of the date hereof, there is no strike, work stoppage, lockout or other material labor dispute pending, or, to the Knowledge of Dex, threatened, by or with respect to any employee of Dex, and no such dispute has occurred within the past five (5) years. As of the date hereof, (i) neither Dex nor any Dex Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of Dex or any Dex Subsidiary and (ii) there are no written grievances or written complaints outstanding or, to the Knowledge of Dex, threatened against Dex or any Dex Subsidiary under any such contract except for any breaches, failures to comply, grievances or complaints that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex. Dex has made available to SuperMedia true and complete copies of all contracts set forth in Section 4.24 of the Dex Disclosure Schedule, including all amendments applicable to such contracts. To the Knowledge of Dex, with respect to any employees of Dex, no union organizing or decertification activities are underway or threatened and no such activities have occurred within the past five (5) years.

(b)                                 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dex and each Dex Subsidiary (i) is and has been in compliance with all applicable Laws regarding employment and employment practices, including without limitation those Laws relating to terms and conditions of employment, wages and hours, collective bargaining, equal employment, occupational safety and health, and workers’ compensation and (ii) has no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the knowledge of Dex, threatened against it before any Governmental Entity.

(c)                                  With respect to the Mergers, any notice required under any law or collective bargaining agreement has been or prior to the Closing will be given, and all bargaining obligations with any employee representative have been or prior to the Closing will be satisfied.  Within the past three (3) years, neither Dex nor any Dex Subsidiary has implemented any plant closing or layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to SuperMedia.

4.25                        Affiliate Transactions.  To the Knowledge of Dex, other than the Dex Employment Agreements and any transaction under any Dex Benefit Plan, there are no transactions, agreements, arrangements or understandings, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, agreements, arrangements or understandings, or series or related transactions, agreements, arrangements or understandings, between Dex and/or any Dex Subsidiary, on the one hand, and any current or former stockholder (who beneficially owns or owned five percent or more of the Dex Common Stock), director, executive officer or other Affiliate (other than any Subsidiary of Dex on the date hereof) of Dex, whether or not required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act.

4.26                        Dex Ownership of SuperMedia Securities.  Neither Dex nor any Dex Subsidiary beneficially owns any shares of SuperMedia Common Stock or any options, warrants or other rights to acquire SuperMedia Common Stock.  None of Dex, Newco or Merger Sub is, and none will become prior to the Closing Date, an “interested stockholder” with respect to SuperMedia within the meaning of Section 203 of the DGCL.

4.27                        No Other Representations; Disclaimer.

(a)                                 Except for the representations and warranties made by Dex and the Merger Subs in this Agreement, neither Dex nor any other Person makes any express or implied representation or warranty with respect to Dex or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, and Dex and the

Merger Subs hereby disclaim any such other representations or warranties, including any representation or warranty regarding merchantability or fitness for a particular purpose.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Dex and the Merger Subs in this Agreement, neither Dex nor any other Person makes or has made any representation or warranty to SuperMedia or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Dex, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to SuperMedia or any of its Affiliates or representatives in the course of their due diligence investigation of Dex and its Subsidiaries, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, Dex and the Merger Subs acknowledge and agree that neither SuperMedia nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by SuperMedia in this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding SuperMedia furnished or made available to Dex, Newco or Merger Sub or any of their representatives or any representation or warranty regarding merchantability or fitness for a particular purpose.  Without limiting the generality of the foregoing, Dex and the Merger Subs acknowledge that, except for the representations and warranties made by SuperMedia in this Agreement, no representations or warranties are made by SuperMedia or any other Person with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Dex, the Merger Subs or any of their representatives.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1                               Conduct of Businesses Prior to the Dex Effective Time.  During the period from the date of this Agreement to the Dex Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, or as consented to in writing by Dex or SuperMedia, as applicable (which shall not be unreasonably withheld, conditioned or delayed), each of Dex and SuperMedia shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in the ordinary course in all material respects, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including relationships with its customers and suppliers) and retain the services of its key officers and key employees and (iii) take no action that would reasonably be expected to prevent or materially impede or delay the obtaining of, or materially adversely affect the ability of the Parties to obtain, any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform their covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

5.2                               Forbearances.  Without limiting the generality of Section 5.1 above, during the period from the date of this Agreement to the Dex Effective Time, except as set forth in Section 5.2 of the SuperMedia Disclosure Schedule or the Dex Disclosure Schedule, as applicable, as required by applicable Law, or as expressly contemplated or permitted by this

Agreement, neither SuperMedia nor Dex shall, and neither SuperMedia nor Dex shall permit any SuperMedia Subsidiary or Dex Subsidiary, as applicable, to, without the prior written consent of Dex or SuperMedia, as applicable, which shall not be unreasonably withheld, delayed or conditioned:

(a)                                 (i) other than dividends and distributions by a direct or indirect Subsidiary to such Party or to any direct or indirect wholly owned Subsidiary of such Party, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or any other of its securities, (iii) except as described in Section 2.6(d) or 2.7(e), accelerate the vesting of any options, warrants or other rights of any kind to acquire shares of capital stock or (iv) purchase, redeem or otherwise acquire any shares of its capital stock or other securities or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the withholding of shares of common stock to satisfy the exercise price or Tax withholding upon the exercise of stock options, vesting of restricted shares or settlement of stock units or stock appreciation rights, in each case that are outstanding as of the date hereof in accordance with their present terms and such Party’s practices as of the date hereof);

(b)                                 issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities, including any restricted shares of its common stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any stock options and unit awards (other than the issuance of its common stock upon the exercise of stock options, vesting of restricted shares or settlement of stock units, in each case that are outstanding as of the date hereof in accordance with their present terms);

(c)                                  amend its certificate of incorporation, bylaws or other comparable organizational documents or the organizational documents of any of its Subsidiaries;

(d)                                 acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets, except for acquisitions of inventory or other similar assets in the ordinary course of business consistent with past practice; provided, that the foregoing shall not prohibit internal reorganizations or consolidations;

(e)                                  sell, assign, transfer, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Liens in connection with any Indebtedness permitted under Section 5.2(f)), or otherwise dispose of (i) any of its properties or assets (including capital stock in any of its Subsidiaries) or create any security interest in such assets or properties other than in the ordinary course of business consistent with past practice, or (ii) any SuperMedia IP owned by SuperMedia or the SuperMedia Subsidiaries or any Dex IP owned by Dex or the Dex Subsidiaries, as applicable, except for non-exclusive licenses of Intellectual Property made in the ordinary course of business consistent with past practice;

(f)                                   except for borrowings under existing credit facilities (or renewals, extensions or replacements therefor that do not increase the aggregate amount available thereunder and that do not provide for any termination fees or penalties, prohibit pre-payments or provide for any pre-payment penalties, or contain any like provisions limiting or otherwise affecting the ability of such Party or its applicable Subsidiaries or successors from terminating or pre-paying such facilities, or contain financial terms less favorable, in the aggregate, than existing credit facilities, and as they may be so renewed, extended or replaced) that are incurred in the ordinary course of business consistent with past practice, or for borrowings or other lines of credit or refinancing of indebtedness outstanding on the date hereof in additional amounts not to exceed $5,000,000, or Indebtedness owed by any wholly owned Subsidiary to such Party or any other wholly owned Subsidiary of such Party, or as contemplated by Section 6.14, incur, redeem, prepay, defease, cancel, or modify the terms of, any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than any of its wholly owned Subsidiaries), or make any loans or advances to any Person other than to its wholly owned Subsidiaries or as a result of ordinary advances and reimbursements to employees;

(g)                                  change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles;

(h)                                 enter into any new line of business or change in any material respect the operating, asset liability, investment or risk management or other similar policies of it or any of its Subsidiaries;

(i)                                     make any investment in or loan to any Person in excess of $5,000,000 in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment, loan or acquisition;

(j)                                    make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

(k)                                 except as expressly permitted by any other provision of this Section 5.2 or as set forth in the SuperMedia Disclosure Schedule or the Dex Disclosure Schedule, amend, terminate or waive any material provision of any SuperMedia Material Contract, SuperMedia IP Contract, Dex Material Contract or Dex IP Contract, as applicable (the “Material Contracts”), or enter into or renew any agreement or contract or other binding obligation that is or, if it were on place as of the date hereof, would be a Material Contract (other than normal renewals of such Contracts without materially adverse changes, additions or deletions of terms);

(l)                                     make or incur, or enter into any Contract obligating such Party to incur, any capital or operating expenditures in excess of $5,000,000 in the aggregate, except for capital or operating expenditures contemplated in such party’s existing plan for annual capital or operating expenditures for 2012, which plan has been made available to the Other Party prior to the date hereof;

(m)                             except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, any material interest in any corporation, association, joint venture, partnership or business entity in which such Party directly or indirectly holds any equity or ownership interest on the date hereof;

(n)                                 except as required by the terms of SuperMedia Benefit Plans or SuperMedia Employment Agreements, or the terms of Dex Benefit Plans or Dex Employment Agreements, as applicable, as in effect on the date hereof or as required by applicable Law or as provided by this Agreement, (i) grant or pay to any current or former director, officer, employee or consultant of Dex or any Dex Subsidiary or SuperMedia or any SuperMedia Subsidiary any increase in compensation, except for salary or wage increases in the ordinary course of business consistent with past practice, (ii) grant, pay, promise to pay, or enter into any SuperMedia Benefit Plan or SuperMedia Employment Agreement or Dex Benefit Plan or Dex Employment Agreement (as applicable) to pay, to any current or former director, officer, employee, consultant or service provider of SuperMedia or any SuperMedia Subsidiary or Dex or Dex Subsidiary (as applicable) any severance or termination pay or any increase in severance or termination pay, (iii) increase the compensation or benefits provided under any SuperMedia Benefit Plan, SuperMedia Employment Agreement, Dex Benefit Plan or Dex Employment Agreement, (iv) enter into or modify the terms of any equity-based award granted under any SuperMedia Stock Plan or Dex Stock Plan, (v) make any discretionary contributions or payments with respect to any SuperMedia Benefit Plan, SuperMedia Employment Agreement, Dex Benefit Plan, or Dex Employment Agreement to any trust or other funding vehicle, (vi) accelerate the payment or vesting of any payment or benefit provided or to be provided to any director, officer, employee or consultant of SuperMedia or any SuperMedia Subsidiary or Dex or any Dex Subsidiary or otherwise pay any amounts not due such individual, (vii) enter into any new or amend or modify any existing SuperMedia Employment Agreement or Dex Employment Agreement (or agreement that would be a SuperMedia Employment Agreement or Dex Employment Agreement if in effect on the date hereof), other than employment agreements for new hires with total compensation not to exceed $300,000, (viii) establish any new or amend or modify any existing SuperMedia Benefit Plans or Dex Benefit Plan (or plans that would be a SuperMedia Benefit Plan or Dex Benefit Plan if in effect on the date hereof) or (ix) establish, adopt or enter into any collective bargaining agreement other than a renewal of or successor to an existing collective bargaining agreement on terms no less favorable to SuperMedia or Dex (as applicable);

(o)                                 except as set forth in the SuperMedia Disclosure Schedule or the Dex Disclosure Schedule, pay, discharge, settle or compromise any Action, other than any such payment, discharge, settlement or compromise (i) in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $1,000,000 individually or $2,000,000 in the aggregate, and that does not create binding precedent for other pending or potential Actions, or (ii) pursuant to the terms of any Contract in effect on the date hereof (copies of which have been provided to the Other Party prior to the date hereof);

(p)                                 take any action, or knowingly fail to take any action within its control, which action or failure to act would be reasonably expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(q)                                 except in the reasonable business judgment of the holder of such Intellectual Property, let lapse, fail to maintain, abandon or cancel any applied for, patented or registered SuperMedia IP owned by SuperMedia or any SuperMedia Subsidiary or any registered Dex IP owned by Dex or any Dex Subsidiary;

(r)                                    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such Party or any of its Subsidiaries;

(s)                                   fail to maintain in full force and effect the material insurance policies covering such Party and its Subsidiaries and their respective properties, assets and business in a form and amount consistent with past practices;

(t)                                    open any material new offices or facilities or relocate or close any material existing offices or facilities or implement any layoffs implicating the WARN Act, or file any application with any Governmental Entity to do any of the foregoing, except for openings, closings, relocations and layoffs in progress on the date of this Agreement or planned on the date hereof and disclosed in Section 5.2(t) of the SuperMedia Disclosure Schedule or the Dex Disclosure Schedule, as applicable;

(u)                                 except as required by applicable Law, convene any regular or special meeting (or any adjournment thereof) of the stockholders of SuperMedia or Dex, as applicable, other than the SuperMedia Stockholder Meeting or the Dex Stockholder Meeting, or enter into any Contract, understanding or arrangement with respect to the voting of capital stock of SuperMedia or Dex;

(v)                                 take any action that is intended or is reasonably likely to result in any of the conditions to the Mergers set forth in Article VII not being satisfied or in a violation of any provision of this Agreement; or

(w)                               commit or agree to take any of the actions contemplated by Sections 5.2(a) to (v) above.

5.3                               No Control of the Other Party’s Business. Nothing contained in this Agreement shall give Dex, directly or indirectly, the right to control or direct the operations of SuperMedia or shall give SuperMedia, directly or indirectly, the right to control or direct the operations of Dex prior to the SuperMedia Effective Time.  Prior to the SuperMedia Effective Time, each of SuperMedia and Dex shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1                               Proxy Statement/Registration Statement.

(a)                                 Dex and Newco shall prepare drafts of the Joint Proxy Statement and Form S-4 and Dex, Newco and SuperMedia shall cooperate to cause the Joint Proxy Statement and Form S-4 to be filed with the SEC. SuperMedia shall have a reasonable opportunity to review and comment upon the Joint Proxy Statement and Form S-4 and any amendments thereto, none of which shall be filed until each of Dex, Newco and SuperMedia agree to such filing (which shall not be unreasonably withheld).  Each Party shall furnish all information reasonably necessary for the preparation of the Joint Proxy Statement and the Form S-4.  SuperMedia, Dex and Newco shall use their reasonable best efforts to cause the Form S-4 to become effective under the Securities Act as soon as practicable after the filing thereof and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Subject to and without limiting the rights of the Board of Directors of SuperMedia and Dex pursuant to Section 6.12(c), the Joint Proxy Statement shall include the SuperMedia Recommendation and the Dex Recommendation.  The Joint Proxy Statement shall also include all material disclosure relating to the SuperMedia Financial Advisors and the Dex Financial Advisor (including, if requested, the amount of fees each of the SuperMedia Financial Advisors and the Dex Financial Advisor will receive upon consummation of the Mergers, and the conditions for the payment of such fees) and to the opinions referred to in Sections 3.18 and 4.19.  Each of SuperMedia, Newco and Dex shall use its reasonable best efforts to ensure that the Form S-4 and the Joint Proxy Statement comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.

(b)                                 SuperMedia, Newco and Dex shall make all necessary filings with respect to the Mergers and the transactions contemplated hereby under the Securities Act and the Exchange Act and applicable state “blue sky” laws and the rules and regulations thereunder.

(c)                                  SuperMedia, Newco and Dex shall use reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Joint Proxy Statement and the Form S-4 (and any documents or filings incorporated by reference therein).  Each of SuperMedia, Newco and Dex shall provide the other Parties and their respective counsel with (i) any comments or other communications, whether written or oral, that such Party or its counsel may receive from time to time from the SEC or its staff with respect to the Joint Proxy Statement or the Form S-4, as applicable, promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response to those comments.  As promptly as practicable after the clearance (which shall include upon expiration of the 10-day period after filing in the event the SEC does not review the Joint Proxy Statement) of the Joint Proxy Statement and Form S-4 by the SEC (in any event no more than five (5) business days after such clearance), each of SuperMedia and Dex shall mail the Joint Proxy Statement and all other proxy materials to the holders of shares of SuperMedia Common Stock and Dex Common Stock, respectively, and, if necessary in order to comply with applicable securities Laws, after the Joint Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

(d)                                 Each of Dex, Newco and SuperMedia agrees, as to it and its Affiliates, directors, officers, employees, agents or representatives, that none of the information supplied or to be supplied by Dex, Newco or SuperMedia, as applicable, expressly for inclusion or incorporation by reference in the Joint Proxy Statement, Form S-4, or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of shares of SuperMedia Common Stock and Dex Common Stock and at the time of the SuperMedia Stockholders Meeting and the Dex Stockholders Meeting, respectively, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of Dex, Newco and SuperMedia further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If, at any time prior to the SuperMedia Effective Time, Dex, Newco or SuperMedia discovers any information relating to any Party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form S-4, so that none of those documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements in any such document, in light of the circumstances under which they were made, not misleading, the Party that discovers that information shall promptly notify the other parties and an appropriate amendment or supplement describing that information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of SuperMedia and Dex.

(e)                                  No amendment or supplement to the Joint Proxy Statement or the Form S-4 will be made by Dex, Newco or SuperMedia without the approval of the other Parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a Party which are incorporated by reference in the Form S-4 or Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other Party or its business, financial condition or results of operations; and provided, further, that SuperMedia, in connection with a Change in SuperMedia Recommendation, may amend or supplement the Joint Proxy Statement (including by incorporation by reference) pursuant to an amendment or supplement to the Joint Proxy Statement (including by incorporation by reference) to the extent it contains (i) a Change in SuperMedia Recommendation, (ii) a statement of the reasons of the Board of Directors of SuperMedia for making such a Change in SuperMedia Recommendation and (iii) additional information reasonably related to the foregoing, and provided, further, that Dex, in connection with a Change in Dex Recommendation, may amend or supplement the Joint Proxy Statement (including by incorporation by reference) pursuant to an amendment or supplement to the Joint Proxy Statement (including by incorporation by reference) to the extent it contains (i) a Change in Dex Recommendation, (ii) a statement of the reasons of the Board of Directors of Dex for making such a Change in Dex Recommendation and (iii) additional information reasonably related to the foregoing. Each Party will advise the other Parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Dex Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4.

6.2                               Stockholder Meeting.

(a)                                 SuperMedia and Dex shall duly call, give notice of and hold a meeting of their respective stockholders (the “SuperMedia Stockholder Meeting” and the “Dex Stockholder Meeting,” respectively and each a “Stockholder Meeting”) as promptly as practicable following the date on which the Joint Proxy Statement is cleared by the SEC for the purpose of obtaining the SuperMedia Stockholder Approval and the Dex Stockholder Approval, respectively; provided, that without the prior written consent of Dex, (i) the SuperMedia Stockholder Meeting shall not be held later than forty-five (45) calendar days after the date on which the Joint Proxy Statement is mailed to SuperMedia’s stockholders, and (ii) SuperMedia may not adjourn or postpone the SuperMedia Stockholder Meeting; provided, further, that without the prior written consent of SuperMedia, (i) the Dex Stockholder Meeting shall not be held later than forty-five (45) calendar days after the date on which the Joint Proxy Statement is mailed to Dex’s stockholders, and (ii) Dex may not adjourn or postpone the Dex Stockholder Meeting; provided, further, that notwithstanding the foregoing, Dex may require SuperMedia to adjourn or postpone the SuperMedia Stockholder Meeting one (1) time and SuperMedia may require Dex to adjourn or postpone the Dex Stockholder Meeting one (1) time, in each case, for a period not to exceed 10 business days.  SuperMedia and Dex shall each use their reasonable best efforts to cause the SuperMedia Stockholder Meeting and the Dex Stockholder Meeting to be held on the same day.

(b)                                 SuperMedia and Dex shall each establish a record date for purposes of determining stockholders entitled to notice of and vote at the SuperMedia Stockholder Meeting and the Dex Stockholder Meeting, respectively (the “SuperMedia Record Date” and the “Dex Record Date,” respectively and each, a “Record Date”) that is approximately five days prior to the date on which the Joint Proxy Statement is mailed to SuperMedia’s stockholders and Dex’s stockholders, respectively.  Once such date is established, neither SuperMedia nor Dex shall change the Record Date or establish a different record date for the SuperMedia Stockholder Meeting or the Dex Stockholder Meeting without the prior written consent of Dex or SuperMedia, as applicable, unless required to do so by applicable Law.  In the event that the date of the SuperMedia Stockholder Meeting or Dex Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, SuperMedia and Dex each agrees that unless the Other Party shall have otherwise approved in writing, the adjournment or postponement or other delay shall be implemented in such a way that SuperMedia or Dex, as applicable, does not establish a new Record Date for the applicable Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable Law.

(c)                                  Subject to Section 6.12(c), (i) at the SuperMedia Stockholder Meeting, SuperMedia shall, through its Board of Directors, unless there has been a Change in SuperMedia Recommendation, make the SuperMedia Recommendation and SuperMedia shall (x) take all reasonable lawful action to solicit the SuperMedia Stockholder Approval, and (y) publicly reaffirm the SuperMedia Recommendation within two (2) business days after any request by Dex and (ii) at the Dex Stockholder Meeting, Dex shall, through its Board of Directors, unless there has been a Change in Dex Recommendation, make the Dex Recommendation and Dex shall (x) take all reasonable lawful action to solicit the Dex Stockholder Approval, and (y) publicly reaffirm the Dex Recommendation within two (2) business days after any request by SuperMedia. Notwithstanding (A) any Change in SuperMedia Recommendation or Change in Dex Recommendation or (B) any Acquisition Proposal having been publicly proposed or announced or otherwise submitted to SuperMedia, Dex or any of their respective representatives, this Agreement and the Mergers shall be submitted to the stockholders of SuperMedia and Dex for the purpose of obtaining the SuperMedia Stockholder Approval and the Dex Stockholder Approval.  SuperMedia and Dex each shall, upon reasonable request, advise the other party at least on a daily basis on each of the last ten (10) business days prior to the date of the SuperMedia Stockholder Meeting or the Dex Stockholder Meeting, as applicable, as to the aggregate tally of the proxies received by SuperMedia with respect to the SuperMedia Stockholder Approval or by Dex with respect to the Dex Stockholder Approval.  Without the prior written consent of Dex, the adoption of this Agreement and the transactions contemplated hereby (including the Mergers) shall be the only matter (other than procedure matters) which SuperMedia shall propose to be acted on by the stockholders of SuperMedia at the SuperMedia Stockholder Meeting, and without the prior written consent of SuperMedia, the adoption of this Agreement and the transactions contemplated hereby (including the Mergers) shall be the only matter (other than procedure matters) which Dex shall propose to be acted on by stockholders of Dex at the Dex Stockholders Meeting, except in each case to the extent otherwise required by applicable Law.

6.3                               Regulatory Matters.

(a)                                 The Parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation (including Notification and Report Forms, if required, under the HSR Act (which, if required, shall be filed within ten business days of the date hereof) and any applicable Laws in foreign jurisdictions governing antitrust or merger control matters), to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits, consents, approvals, clearances and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), to use reasonable best efforts to cause the expiration or termination of any applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act and any applicable Laws in foreign jurisdictions governing antitrust or merger control matters, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any applicable Laws in foreign jurisdictions governing antitrust or merger control matters and to comply with the terms and conditions of all such Permits, consents, approvals, clearances and authorizations of all such Governmental Entities.  Each of SuperMedia and Dex shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to SuperMedia or Dex, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.  Each of SuperMedia and Dex shall consult with each other with respect to the obtaining of all Permits, consents, approvals, clearances and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the Other Party with copies of notices or other communications received by SuperMedia or Dex, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Dex or SuperMedia to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing Permits, consents, approvals, clearances and authorizations of third parties or Governmental Entities, that would reasonably be expected to have a material adverse effect on Newco, Dex, SuperMedia, Dex Surviving Company or SuperMedia Surviving Company (a “Materially Burdensome Condition”).  In addition, SuperMedia and Dex agree to cooperate and use their reasonable best efforts to prepare and file such petitions and filings, and to obtain such permits, consents, approvals, clearances and authorizations of third parties and Governmental Entities, that may be necessary or advisable to effect any mergers and/or consolidations of the SuperMedia Subsidiaries and the Dex Subsidiaries following consummation of the Mergers.

(b)                                 Each of Dex and SuperMedia shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Dex, SuperMedia or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

(c)                                  Each of Dex, the Merger Subs and SuperMedia shall promptly advise the others upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Requisite Approval will not be obtained or that the receipt of any such approval may be materially delayed, and, to the extent permitted by applicable Law, shall promptly (and in any event within 24 hours) provide the Other Party with a copy of such communication.

6.4                               Transaction Litigation. Subject to the provisos contained in Section 6.3 expressly eliminating any obligation to take actions that would result in a Materially Burdensome Condition, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of SuperMedia and Dex shall promptly notify the Other Party of such action or proceeding, shall cooperate in all respects with the other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.  Each of Dex and SuperMedia shall give the Other Party the opportunity to participate in the defense or settlement of any stockholder litigation against such Party and its directors relating to the

Mergers and the other transactions contemplated by this Agreement.  No Party shall compromise, settle, come to an arrangement regarding or agree to any of the foregoing regarding any such action or proceeding unless the other Parties have consented in writing.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a Party’s right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such Party has, prior to such termination, complied with its obligations under this Section 6.4.

6.5                               Access to Information.  (a)  Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of SuperMedia and Dex shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the SuperMedia Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of SuperMedia and Dex shall, and shall cause its Subsidiaries to, make available to the Other Party all other information concerning its business, properties and personnel as the other may reasonably request.  Each of SuperMedia and Dex shall, and shall cause each of its Subsidiaries to, provide to the Other Party a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities Laws.  Neither SuperMedia nor Dex nor any of their Subsidiaries shall be required to provide access to or to disclose information where such Party determines in good faith, after consultation with legal counsel, that such access or disclosure would jeopardize the attorney-client privilege of such Party or its Subsidiaries or contravene any Law, Order or binding agreement entered into prior to the date of this Agreement.  The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)                                 All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between SuperMedia and Dex as of May 13, 2010 (the “Confidentiality Agreement”).

(c)                                  No investigation by any of the Parties or their respective representatives shall affect the representations and warranties of the other set forth in this Agreement.

6.6                               Legal Conditions to Merger.  Subject to Section 6.3, each of Dex, Newco and SuperMedia shall, and shall cause its Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Mergers, to cause the conditions set forth in Article VII to be satisfied and to consummate the transactions contemplated by this Agreement in a reasonably expeditious manner and (ii) to obtain (and to cooperate with the Other Party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by SuperMedia, Newco or Dex or any of their respective Subsidiaries in connection with the Mergers and the other transactions contemplated by this Agreement.

6.7                               Stock Exchange Listing.  Dex shall cause the shares of Newco Common Stock to be issued in the Mergers and such other shares of Newco Common Stock to be reserved for issuance in connection with the Mergers to be approved for listing on the NYSE or the NASDAQ, subject to official notice of issuance, prior to the Dex Effective Time.

6.8          Indemnification and Insurance.

(a)           For a period of at least six years following the SuperMedia Effective Time, the certificate of incorporation and bylaws of the SuperMedia Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification of the (as of or prior to the SuperMedia Effective Time) former directors, officers and employees of SuperMedia than are currently provided in the SuperMedia Charter and the SuperMedia Bylaws, as applicable, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable Law.

(b)           Without limiting the provisions of Section 6.8(a), in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the SuperMedia Effective Time, a director or officer of SuperMedia or any SuperMedia Subsidiary or who is or was serving at the request of SuperMedia or any SuperMedia Subsidiary as a director or officer of another Person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of SuperMedia or any SuperMedia Subsidiary, or of another Person at the request of SuperMedia or any SuperMedia Subsidiary, or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the SuperMedia Effective Time, the Parties shall cooperate and use their best efforts to defend against and respond thereto.  From and after the Effective Time, Dex Surviving Company shall indemnify and hold harmless, as and to the fullest extent permitted under applicable Law and any agreement set forth in Section 6.8 of the SuperMedia Disclosure Schedule (an “Indemnification Agreement”), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation upon receipt of any undertaking required by applicable Law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.  In the event of any such proceeding, each Indemnified Party will be entitled to advancement of expenses incurred in the defense of the proceeding from Dex Surviving Company to the same extent such Persons have the right to advancement of expenses from SuperMedia as of the date of this Agreement pursuant to the SuperMedia Charter and SuperMedia Bylaws or such Person’s Indemnification Agreement (provided that any Person to whom expenses are advanced shall have provided an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).

(c)           SuperMedia may purchase prior to the SuperMedia Effective Time a fully pre-paid six-year tail policy providing coverage and benefits that is substantially equivalent to the current directors’ and officers’ liability insurance policies maintained on the date of this

Agreement by SuperMedia (complete and accurate copies of which shall have been made available to Dex before such purchase).  If such policies have been obtained, Dex Surviving Company shall or shall cause SuperMedia Surviving Company to maintain such policies in full force and effect. If SuperMedia does not obtain a tail policy, Dex Surviving Company shall cause to be maintained for a period of six years after the Closing Date the current directors’ and officers’ liability insurance policies maintained by SuperMedia; provided, that Dex Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable from an insurance carrier with the same or better credit rating as SuperMedia’s current insurance carrier. Notwithstanding the foregoing, in no event shall Dex Surviving Company or SuperMedia Surviving Company be required to expend for such policies an annual premium greater than 300% of the existing annual premium on SuperMedia’s current directors’ and officers’ liability insurance policies (the “Maximum Amount”); provided, that if SuperMedia Surviving Company is unable to maintain or obtain the insurance called for by this Section 6.8(c), Dex Surviving Company shall cause SuperMedia Surviving Company to obtain as much comparable insurance as available for the applicable Maximum Amount.

(d)           In the event that Dex Surviving Company or SuperMedia Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, in each such case, Dex Surviving Company shall, and shall cause (as applicable) SuperMedia Surviving Company to, cause proper provision to be made so that the successors and assigns of Dex Surviving Company or SuperMedia Surviving Company, as applicable, shall expressly assume the obligations of such entity as set forth in this Section 6.8.

(e)           The provisions of this Section 6.8 shall survive the SuperMedia Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.9          Additional Agreements.  In case at any time after the SuperMedia Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Dex Surviving Company, on the one hand, and a SuperMedia Subsidiary, on the other) or to vest Dex Surviving Company or SuperMedia Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of any party to the Mergers, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Dex.

6.10        Advice of Changes.  Each of Dex, the Merger Subs and SuperMedia shall promptly advise the other Parties of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided, further, that a failure to comply with this Section 6.10 shall not constitute the failure of any condition set forth in

Article VII to be satisfied unless the underlying Material Adverse Effect or breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

6.11        Exemption from Liability Under Section 16(b).  Prior to the Closing Date, Dex and SuperMedia shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of SuperMedia Common Stock or Dex Common Stock (including derivative securities with respect to SuperMedia Common Stock or Dex Common Stock) or acquisitions of Newco Common Stock (including derivative securities with respect to Newco Common Stock), by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SuperMedia or Dex or will become subject to such reporting requirements with respect to Newco, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.12        No Solicitation.

(a)           Neither SuperMedia nor Dex (each, a “No-Shop Party”, and with respect to each other, the “Other Party”) shall, and each shall cause its respective Subsidiaries not to, and each shall direct its and its Subsidiaries’ officers, directors, employees, agents and representatives (including any investment banker, financial advisor, attorney, accountant or other retained representative) not to, directly or indirectly (i) solicit, initiate, encourage or facilitate, directly or indirectly (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or proposals regarding any merger (other than the Mergers), share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer), restructuring, recapitalization or similar transactions involving such No-Shop Party or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an “Acquisition Proposal”), (ii) participate in any discussions or negotiations regarding an Alternative Transaction, (iii) except as contemplated by Section 6.13, take any action to exempt any Person from the restrictions contained in any takeover or similar Law or otherwise cause such restrictions not to apply or (iv) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement or other agreement regarding any Alternative Transaction.  Notwithstanding the foregoing, the Board of Directors of a No-Shop Party shall be permitted, prior to the meeting of stockholders of such No-Shop Party to be held pursuant to Section 6.2, and subject to compliance with the other terms of this Section 6.12 and to first entering into a confidentiality agreement with the Person proposing such Acquisition Proposal on terms substantially similar to, and no less favorable to such No-Shop Party than, those contained in the Confidentiality Agreement, to furnish information concerning such No-Shop Party and its Subsidiaries to the Person making such Acquisition Proposal and to consider and participate in discussions and negotiations with respect to such Acquisition Proposal received by such No-Shop Party, if and only to the extent that (A) such Acquisition Proposal is an unsolicited, bona fide written Acquisition Proposal, (B) such Acquisition Proposal did not result from a breach by such No-Shop Party of this Section 6.12, and (C) the Board of Directors of such No-Shop Party reasonably determines in good faith (after consultation with such No-Shop Party’s outside legal counsel and independent financial advisors) that (x) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (y) failure to do so would be inconsistent with its duties under applicable Laws.  Such No-Shop Party shall promptly provide or make available to the Other Party and its representatives any non-public information provided or made available to such other Person that was not previously provided or made available to the Other Party.

As used in this Agreement, “Alternative Transaction” means, in respect of either No-Shop Party, any of (i) a transaction pursuant to which any Person (or group of Persons) other than the Other Party or its Affiliates, directly or indirectly, acquires or would acquire more than 10 percent of the outstanding shares of SuperMedia Common Stock or Dex Common Stock, as applicable, or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Mergers, whether from such No-Shop Party, or pursuant to a tender offer or exchange offer or otherwise, (ii) any transaction pursuant to which any Person (or group of Persons) other than the Other Party or its Affiliates acquires or would acquire control of assets (including for this purpose the outstanding equity securities of any Subsidiaries of such No-Shop Party and securities of the entity surviving any merger or business combination, including any of its Subsidiaries) of such No-Shop Party or any of its Subsidiaries representing more than ten (10) percent of the fair market value of all the assets, net revenues or net income of such No-Shop Party and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iii) any other merger, consolidation, business combination, restructuring, recapitalization or similar transaction involving such No-Shop Party or any of its subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of SuperMedia Common Stock or Dex Common Stock, as applicable, immediately prior to such transaction do not, in the aggregate, own at least 90 percent of each of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of SuperMedia Common Stock or Dex Common Stock, as applicable, immediately prior to the consummation thereof.

As used in this Agreement, “Superior Proposal” means, with respect to a No-Shop Party, a bona fide written Acquisition Proposal (with the references to 10 percent included in the definition of Alternative Transaction changed to 50 percent and the reference to 90 percent in clause (iii) of such definition changed to 50 percent) for such No-Shop Party obtained not in violation of this Section 6.12 which the Board of Directors of such No-Shop Party determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account such facts as the Board of Directors considers to be appropriate (including conditions to and expected timing and risks of consummation, the ability of the Person making such proposal to obtain financing for such Acquisition Proposal, and any break-up fees or expense reimbursement provisions), (i) is reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, would result in a transaction more favorable to the holders of common stock of such No-Shop Party than the Mergers.

(b)           Other than in accordance with Section 6.12(c) below, the Board of Directors of a No-Shop Party shall not (i) withdraw (or not continue to make) or modify or qualify in a manner adverse to the Other Party, or publicly propose to withdraw (or not continue to make) or modify or qualify in a manner adverse to the Other Party, the SuperMedia Recommendation or the Dex Recommendation, as the case may be, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal, (iii) fail to recommend against any Acquisition Proposal within two business days upon the request of the Other Party, or (iv) take any other action or make any other public statement that is inconsistent with the SuperMedia Recommendation or Dex Recommendation, as the case may be (any action described in clauses (i) through (iv), taken by the Board of Directors of either SuperMedia or Dex, a “Change in SuperMedia Recommendation” or a “Change in Dex Recommendation”, respectively).

(c)           Notwithstanding anything to the contrary in this Section 6.12, at any time prior to obtaining the SuperMedia Stockholder Approval or Dex Stockholder Approval, as applicable, the Board of Directors of a No-Shop Party may (x) effect a Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, other than in respect of an Acquisition Proposal or (y) effect a Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, in respect of a Acquisition Proposal if the following conditions are met:

(i)            the No-Shop Party has complied in all material respects with its obligations under this Section 6.12 and the Board of Directors of the No-Shop Party has determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its duties under applicable Laws;

(ii)           in the case of any action described in clause (x) above, (a) the No-Shop Party has provided prior written notice to the Other Party, at least three business days in advance, of its intention to effect a Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, which notice shall specify in reasonable detail the reasons therefor, (b) prior to effecting such Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, the No-Shop Party shall, and shall cause its legal and financial advisors to, during such three business day period, negotiate with the Other Party in good faith (to the extent the Other Party desires to negotiate) and (c) the Board of Directors of the No-Shop Party shall consider in good faith whether such modifications make a Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, unnecessary; and

(iii)          in the case of any action described in clause (y) above, (a) the Board of Directors of such No-Shop Party has concluded in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by the Other Party pursuant to this clause (iii) (if applicable), (b) the No-Shop Party has provided prior written notice to the Other Party, at least three business days in advance (the “Notice Period”), of its intention to effect a Change in SuperMedia Recommendation or a Change in Dex Recommendation, as applicable, and/or to terminate the Agreement, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and contemporaneously with providing such notice shall have provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, and (c) prior to effecting such Change in SuperMedia Recommendation or Change in Dex Recommendation, as applicable, the No-Shop Party shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with the Other Party in good faith (to the extent the Other Party desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.  In the event that during the Notice Period any revisions are made to the Superior Proposal and the Board of Directors of such No-Shop Party in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), the No-Shop Party shall be required to deliver a new written notice to the Other Party and to comply with the requirements of this Section 6.12(c) with respect to such new written notice.

(d)           Each No-Shop Party shall notify the Other Party promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to such No-Shop Party or any of its Subsidiaries or for access to the properties, books or records of such No-Shop Party or any of its Subsidiaries by any Person or entity that informs the Board of Directors of such No-Shop Party or any Subsidiary of such No-Shop Party that it is considering making, or has made, an Acquisition Proposal.  Such notice to the Other Party shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of such No-Shop Party or any of its Subsidiaries, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal.  Each No-Shop Party shall keep the Other Party fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request, and at all times shall negotiate in good faith with the Other Party regarding possible modifications to the terms of this Agreement which may arise in connection with any Acquisition Proposal.  Each No-Shop Party shall also promptly, and in any event within 24 hours, notify the Other Party, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with this Section 6.12.

(e)           Nothing contained in this Section 6.12 shall prohibit a No-Shop Party or its Subsidiaries from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

(f)            Each No-Shop Party and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Other Party) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than the Other Party who have been furnished confidential information regarding such No-Shop Party in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information.  Except as may be required by applicable Law, each No-Shop Party agrees not to, and to cause its Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which such No-Shop Party or its Subsidiaries is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.

(g)           Each No-Shop Party shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of such No-Shop Party or its Subsidiaries are aware of the restrictions described in this Section 6.12 as reasonably necessary to avoid violations thereof.  It is understood that any violation of the restrictions set forth in this Section 6.12 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of a No-Shop Party or its Subsidiaries, at the direction or with the consent of such No-Shop Party or its Subsidiaries, shall be deemed to be a breach of this Section 6.12 by such No-Shop Party.

6.13        Takeover Statutes.  Each of Dex, the Merger Subs and SuperMedia shall use its reasonable best efforts (i) to take all actions necessary so that no “moratorium,” “control share,” “fair price,” “anti-greenmail,” “takeover,” “interested stockholder” or similar Law is or becomes applicable to the Mergers, or any of the other transactions contemplated by this Agreement and (ii) if any such Law is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, to take all actions necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Laws on the Mergers and the other transactions contemplated hereby.

6.14        Financing Amendments and Cooperation. Each of Dex and SuperMedia shall, and shall cause its respective Subsidiaries to, use commercially reasonable efforts (and shall cause its and its respective Subsidiaries’ officers, employees and advisors, including legal and financial advisors and accountants, to cooperate in such efforts) to (i) obtain the consent of the creditors (the “Dex Creditors”) of Dex under (x) the Third Amended and Restated Credit Agreement, dated as of January 30, 2010, and further amended March 9, 2012, among Dex One Corporation, R.H. Donnelley Inc., the lenders party thereto, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, N.A., (y) the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 30, 2010, and further amended March 9, 2012, by and among Dex One Corporation, Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, the lenders parties thereto and JPMorgan Chase Bank, N.A., and (z) the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 30, 2010, and further amended March 9, 2012, by and among Dex Corporation, Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, the lenders parties thereto and JPMorgan Chase Bank, N.A. (collectively, the “Dex Credit Facilities”) to the amendments and extensions of the Dex Credit Facilities described on Exhibit G (the “Dex Financing Amendments”) and to the consummation of the transactions contemplated by this Agreement, (ii) obtain the consent of the creditors (the “SuperMedia Creditors”) of SuperMedia under the Loan Agreement, dated as of December 31, 2009 and amended December 14, 2010 and November 8, 2011, among SuperMedia, the lenders party thereto, and JPMorgan Chase Bank, N.A., (the “SuperMedia Credit Facility”) to the amendments and extension of the SuperMedia Credit Facility described on Exhibit H (the “SuperMedia Financing Amendments”) and to the consummation of the transactions contemplated by this Agreement, (iii) prepare, negotiate and enter into all required documentation with respect to the Dex Financing Amendments and the SuperMedia Financing Amendments on terms and conditions reasonably satisfactory to Dex and SuperMedia, and (iv) satisfy as promptly as reasonably practicable all conditions applicable to it for the completion of the Dex Financing Amendments immediately following the Closing and the SuperMedia Financing Amendments immediately prior to the Closing.  In furtherance of the foregoing, Dex will contact the Dex Creditors and SuperMedia will contact the SuperMedia Creditors as soon as practicable (and in any event within five (5) business days of the date hereof) and request a meeting to discuss the Dex Financing Amendments and the SuperMedia Financing Amendments.  Dex shall permit SuperMedia to participate in any meeting with the Dex Creditors, and SuperMedia shall permit Dex to participate in any meeting with the SuperMedia Creditors, to the extent permitted by such creditors.  Dex and SuperMedia shall cooperate in the preparation of any materials to be provided to the Dex Creditors and the SuperMedia Creditors.  Each Party will promptly provide the Other Party with copies of any communications received from the Dex Creditors or the SuperMedia Creditors, as applicable, and will keep the Other Party apprised of the status of discussions with the Dex Creditors and the SuperMedia Creditors, as applicable, including any request for information received from the Dex Creditors or the SuperMedia Creditors, as applicable, and any requested revisions to the amendments and extensions comprising the Dex Financing Amendments and the SuperMedia Financing Amendments. Subject to recipients of any such information entering into customary arrangements for confidentiality that are substantially similar to the provisions in the Confidentiality Agreement or reasonably acceptable to Dex or SuperMedia, as applicable, each of Dex and SuperMedia shall provide financial and other information regarding Dex and its Subsidiaries or SuperMedia and its Subsidiaries as may be reasonably requested by such creditors.  The Parties shall otherwise cooperate in any manner reasonably requested in connection with the negotiation, arranging and consummation of the Dex Financing Amendments and the SuperMedia Financing Amendments.

6.15        De-listing and Deregistration.  Prior to the SuperMedia Effective Time, SuperMedia shall cooperate with Dex and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the NASDAQ to enable the de-listing by SuperMedia Surviving Company of the SuperMedia Common Stock from the NASDAQ and the deregistration of the SuperMedia Common Stock and other securities of SuperMedia under the Exchange Act and the Securities Act as promptly as practicable after the SuperMedia Effective Time.

6.16        Assumption of Agreements.  Effective at the SuperMedia Effective Time, Dex Surviving Company shall, and shall cause the SuperMedia Surviving Company to, expressly assume all obligations of SuperMedia arising under (i) SuperMedia’s Amended and Restated Executive Transition Plan, dated as of May 26, 2010, and (ii) any Award Agreement (as such term is defined in SuperMedia’s 2009 Long-Term Incentive Plan) entered into pursuant to SuperMedia’s 2009 Long-Term Incentive Plan.

ARTICLE VII

CONDITIONS PRECEDENT

7.1          Conditions to Each Party’s Obligation to Effect the Mergers.  The respective obligations of the Parties to effect the Mergers and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Dex Effective Time of the following conditions:

(a)           Stockholder Approval.  The SuperMedia Stockholder Approval and the Dex Stockholder Approval shall have been obtained.

(b)           Stock Exchange Listing.  The shares of Newco Common Stock to be issued to the holders of SuperMedia Common Stock and Dex Company Stock upon consummation of the Mergers and such other shares of Newco Common Stock to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the NYSE or the NASDAQ, subject to official notice of issuance.

(c)           Required Approvals.  (i) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated and (ii) any other approvals set forth in Sections 3.4 and 4.4 required to be obtained for the consummation, as of the Closing Date, of the Mergers and the other transactions contemplated by this Agreement, other than any approvals the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on SuperMedia or Dex, shall have been obtained (all such approvals and the expiration or termination of all such waiting periods being referred to as the “Requisite Approvals”).

(d)           Dex Financing Amendments.  Any necessary consents of the Dex Creditors to the consummation of the transactions contemplated by this Agreement shall have been obtained and each of the Dex Financing Amendments shall have been agreed and executed by 100% of the Dex Creditors holding applicable debt, to become effective immediately following the Closing.  To the extent that the terms of any such Dex Financing Amendment shall differ from those described on Exhibit G, such differences shall be reasonably acceptable to each of Dex and SuperMedia.

(e)           SuperMedia Financing Amendment.  Any necessary consents of the SuperMedia Creditors to the consummation of the transactions contemplated by this Agreement shall have been obtained and the SuperMedia Financing Amendment shall have been agreed and executed by 100% of the SuperMedia Creditors holding applicable debt, to become effective prior to the Closing.  To the extent that the terms of any such SuperMedia Financing Amendment shall differ from those described on Exhibit H, such differences shall be reasonably acceptable to each of Dex and SuperMedia.

(f)            Form S-4.  The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(g)           No Injunctions or Restraints; Illegality.  No Order (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Mergers.

(h)           No Materially Burdensome Condition.  None of the Requisite Approvals shall have resulted in the imposition of a Materially Burdensome Condition.

(i)            Tax Sharing Agreement.  Dex (and its Subsidiaries) and SuperMedia (and its Subsidiaries) shall have entered into a tax sharing agreement substantially in the form set forth in Exhibit I.

(j)            Shared Services Agreement.  Dex (and its Subsidiaries) and SuperMedia (and its Subsidiaries) shall have entered into a shared services agreement substantially in the form set forth in Exhibit J.

(k)           Dex Surviving Company Board Composition.  SuperMedia and Dex shall have agreed upon the identity of the Independent Director and all steps shall have been taken (including obtaining any necessary resignations and approval of any necessary appointments) so that the Board of Directors of Dex Surviving Company shall, effective upon the SuperMedia Effective Time, be composed as described in Section 1.7.

(l)            Dex Merger.  With respect to the obligation of the Parties to effect the SuperMedia Merger, the Dex Merger shall have been consummated.

7.2          Conditions to Obligations of Dex, Newco and Merger Sub.  The obligation of Dex, Newco and Merger Sub to effect the Mergers and the other transactions contemplated by this Agreement is also subject to the satisfaction, or waiver by Dex, Newco or Merger Sub, as the case may be, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of SuperMedia set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); provided, however, that no representation or warranty of SuperMedia (other than representations or warranties contained in Sections 3.1(a) (first sentence only), 3.2, 3.3(a) and 3.7, which shall be true and correct in all material respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of SuperMedia (other than representations or warranties contained in Sections 3.1(a) (first sentence only), 3.2, 3.3(a) and 3.7), has had or would reasonably be expected to result in a Material Adverse Effect on SuperMedia; provided, further, that for purposes of determining whether a representation or warranty is true and correct, any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,”

“Material Adverse Effect” or similar terms or phrases) in any such representation or warranty shall be disregarded; and Dex shall have received a certificate signed on behalf of SuperMedia by the Chief Executive Officer or the Chief Financial Officer of SuperMedia to the foregoing effect.

(b)           Performance of Obligations of SuperMedia.  SuperMedia shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Dex shall have received a certificate signed on behalf of SuperMedia by the Chief Executive Officer or the Chief Financial Officer of SuperMedia to such effect.

(c)                                  No Material Adverse Effect on SuperMedia.  Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably expected to have, a Material Adverse Effect on SuperMedia.

7.3                               Conditions to Obligations of SuperMedia.  The obligation of SuperMedia to effect the SuperMedia Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction or waiver by SuperMedia at or prior to the Closing Date of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of Dex and Merger Subs set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); provided, however, that no representation or warranty of Dex, Newco or Merger Sub (other than representations or warranties in Sections 4.1(a) (first sentence only), 4.1(c)(i) (as it relates to Merger Subs only), 4.2, 4.3(a) and 4.7, which shall be true and correct in all material respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Dex, Newco or Merger Sub (other than representations or warranties in Sections 4.1(a) (first sentence only), 4.1(c)(i) (as it relates to Merger Subs only), 4.2, 4.3(a) and 4.7), has had or would reasonably be expected to result in a Material Adverse Effect on Dex; provided, further, that for purposes of determining whether a representation or warranty is true and correct, any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) in any such representation or warranty shall be disregarded; and SuperMedia shall have received a certificate signed on behalf of Dex by the Chief Executive Officer or the Chief Financial Officer of Dex to the foregoing effect.

(b)                                 Performance of Obligations of Dex and Merger Subs.  Each of Dex, Newco and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SuperMedia shall have received a certificate signed on behalf of Dex by the Chief Executive Officer or the Chief Financial Officer of Dex to such effect.

(c)                                  No Material Adverse Effect on Dex.  Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably expected to have, a Material Adverse Effect on Dex.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1                               Termination.  This Agreement may be terminated at any time prior to the Dex Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of SuperMedia or Dex:

(a)                                 by mutual consent of SuperMedia and Dex in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its respective entire Board of Directors;

(b)                                 by either the Board of Directors of SuperMedia or the Board of Directors of Dex if any Governmental Entity that must grant a Requisite Approval has denied approval of the Mergers and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have complied with its obligations pursuant to Section 6.4 with respect to such denial or Order;

(c)                                  by either the Board of Directors of SuperMedia or the Board of Directors of Dex if the Mergers shall not have been consummated on or before November 30, 2012 (as it may be extended in accordance with this clause (c), the “Outside Date”); provided, however, that, if either Dex or SuperMedia determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, Dex Creditor or SuperMedia Creditor, the Outside Date may be unilaterally extended by Dex or SuperMedia by written notice to the Other Party to a date not beyond December 31, 2012 if it reasonably believes such consent, registration, approval, permit or authorization can be obtained by such date; provided further that a Party shall not be entitled to terminate under this clause (c) if the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth in this Agreement;

(d)                                 by either the Board of Directors of Dex or the Board of Directors of SuperMedia if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of (i) SuperMedia, in the case of a termination by Dex, or (ii) Dex, Newco or Merger Sub, in the case of a termination by SuperMedia, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.1, 7.2 or 7.3, as the case may be, and which is not cured within 30 days following written notice to the Party committing such breach or by its nature or timing cannot be cured within such time period; provided that the terminating Party shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if, at the time of such termination, there exists a breach or breaches of any representation, warranty, covenant or agreement of such terminating Party contained in this Agreement that, individually or in the aggregate, would result in the closing conditions set forth in Section 7.1 or 7.2, with respect to a termination by SuperMedia, or in Section 7.1 or 7.3, with respect to a termination by Dex, not to be satisfied;

(e)                                  by the Board of Directors of Dex if (x) SuperMedia has failed to make the SuperMedia Recommendation or to include the SuperMedia Recommendation in the Joint Proxy Statement, or has effected a Change in SuperMedia Recommendation or (y) a tender offer or exchange offer that would, if consummated, constitute an Acquisition Proposal shall have been commenced by a Person unaffiliated with Dex, and SuperMedia shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within 10 business days after such tender offer or exchange offer is first published, sent or given, a statement recommending that its stockholders reject such tender or exchange offer;

(f)                                   by the Board of Directors of SuperMedia if (x) Dex has failed to make the Dex Recommendation or to include the Dex Recommendation in the Joint Proxy Statement, or has effected a Change in Dex Recommendation or (y) a tender offer or exchange offer that would, if consummated, constitute an Acquisition Proposal shall have been commenced by a Person unaffiliated with SuperMedia, and Dex shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within 10 business days after such tender offer or exchange offer is first published, sent or given, a statement recommending that its stockholders reject such tender or exchange offer;

(g)                                  by either the Board of Directors of Dex or the Board of Directors of SuperMedia, if the SuperMedia Stockholder Meeting or the Dex Stockholder Meeting shall have been convened and a vote shall have been taken thereat (or at any adjournment or postponement thereof) and the SuperMedia Stockholder Approval or the Dex Stockholder Approval, as applicable, shall not have been obtained;

(h)                                 by the Board of Directors of Dex, if it determines in good faith that the conditions set forth in either Section 7.1(d) or Section 7.1(e) will not be satisfied prior to the Outside Date; or

(i)                                     by the Board of Directors of SuperMedia, if it determines in good faith that the conditions set forth in either Section 7.1(d) or Section 7.1(e) will not be satisfied prior to the Outside Date.

Any Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than any termination pursuant to Section 8.1(a)) shall give written notice of such termination to the other Parties specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected.

8.2                               Effect of Termination.  In the event of termination of this Agreement by either SuperMedia or Dex as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of SuperMedia, Dex, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.5(b), 8.2, and 8.3, and Article IX (other than Section 9.8) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved or released from any liabilities or damages arising out of fraud or its willful breach of any provision of this Agreement.

8.3                               Expense Reimbursement.  (a)  In the event that (i) an Acquisition Proposal shall have been communicated to or otherwise made known to the stockholders of SuperMedia or Dex, as applicable, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal involving SuperMedia or Dex, as applicable, in each case after the date of this Agreement (the Party to which this clause (i) applies is referred to in this Section 8.3(a) as the “applicable party”), (ii) thereafter this Agreement is terminated (A) pursuant to Sections 8.1(g) or 8.1(c), in each case following the failure to receive the requisite approval of the applicable party’s stockholders, (B) pursuant to Section 8.1(d) as a result of a breach by the applicable party or (C) pursuant to Sections 8.1(h), 8.1(i) or 8.1(c), in each case following the failure to receive the approval of the requisite Dex Creditors (if Dex is the applicable party) or SuperMedia Creditors (if SuperMedia is the applicable party) to the Mergers and the Dex Financing Amendments or the SuperMedia Financing Amendment, as applicable, and (iii) prior to the date that is twelve (12) months after the date of such termination the applicable party consummates an Alternative Transaction or enters into any definitive agreement related to an Alternative Transaction, then the applicable party shall on the date an Alternative Transaction is consummated or any such definitive agreement is entered into, pay the Other Party all of the documented, reasonable out-of-pocket expenses (including legal fees and expenses and advisor and consultant fees and expenses) incurred by such Other Party in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $7.5 million (the “Expense Reimbursement”) by wire transfer of same day funds; provided, that for the purposes of this Section 8.3, all percentages in the definition of Alternative Transaction shall be replaced with 50%.

(b)                                 In the event this Agreement is terminated by Dex pursuant to Section 8.1(e), then SuperMedia shall pay Dex the Expense Reimbursement by wire transfer of same day funds on the date of termination.  In the event this Agreement is terminated by SuperMedia pursuant to Section 8.1(f), then Dex shall pay SuperMedia the Expense Reimbursement by wire transfer of same day funds on the date of termination.  For purposes of this Section 8.3(b), if this Agreement is terminated pursuant to Section 8.1(g), 8.1(h), or 8.1(i) and at such time this Agreement could have terminated by Dex pursuant to Section 8.1(e) or by SuperMedia pursuant to Section 8.1(f), as applicable, the Expense Reimbursement shall be paid as if the Agreement had been terminated pursuant to Section 8.1(e) or Section 8.1(f), as applicable.

(c)                                  Each of Dex and SuperMedia acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Other Party would not enter into this Agreement.  If any Party fails promptly to pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, the Other Party commences a suit which results in a judgment against such first Party for the amount set forth in this Section 8.3, the Other Party shall pay to such first Party its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on any unpaid amount of the Expense Reimbursement at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made, calculated on a daily basis from the date the Expense Reimbursement was required to be paid until the date of the actual payment.

(d)                                 In no event shall any Party be required to pay the Expense Reimbursement on more than one occasion.

8.4                               Amendment.  Subject to compliance with applicable Law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of SuperMedia or Dex; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of SuperMedia or Dex, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.5                               Extension; Waiver.  At any time prior to the Dex Effective Time, the Parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of SuperMedia and Dex, there may not be, without further approval of such stockholders any extension or waiver of this Agreement or any portion hereof that changes the amount or form of the consideration to be delivered to the holders of SuperMedia Common Stock or Dex Common Stock under this Agreement, other than as contemplated by this Agreement.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1                               Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the SuperMedia Effective Time, except for Articles I, II and IX and Sections 6.8 and 6.9.

9.2                               Expenses.  Except as provided in Section 8.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, all filing and other fees paid to the SEC in connection with the Mergers and, if necessary, all HSR Act filing fees, shall be borne equally by SuperMedia and Dex.

9.3                               Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)                             if to SuperMedia, to:

SuperMedia Inc.

2200 W. Airfield Drive, P.O. Box 619810

D/FW Airport, Texas 75261

Attention:                                   Chief Executive Officer

Facsimile:                                   (972) 453-6039

with a copy to:

Fulbright & Jaworski LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas  75201-2784

Attention:                                 Corporate Section Head

Facsimile:                                 (214) 855-8200

and to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY  10006

Attention:                                 William A. Groll, Esq.

Facsimile:                                 (212) 225-3999

(b)                             if to Dex, Newco or Merger Sub, to:

Dex Corporation
1001 Winstead Drive

Cary, North Carolina 27513

Attention:                                   Chief Executive Officer

Facsimile:                                   (919) 297-1518

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention:                                 Richard W. Porter, P.C.

R. Henry Kleeman, Esq.

Facsimile:                                 (312) 862-2200

9.4                               Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The SuperMedia Disclosure Schedule and the Dex Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

9.5                               Counterparts.  This Agreement may be executed in two or more counterparts (including by means of telecopied or electronically transmitted signature pages), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

9.6                               Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

9.7                               Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles which would require the application of any other State’s laws.  The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the state of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.4 shall be deemed effective service of process on such Party.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8                               Publicity.

(a)                                 The initial press release regarding the Mergers shall be a joint press release by SuperMedia and Dex and thereafter, SuperMedia and Dex each shall consult with the other prior to issuing any press releases or otherwise making public announcements (including conference calls with investors and analysts) with respect to the Mergers or any other transactions contemplated by this Agreement.  No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party determines it is required to do so by applicable Law or any listing agreement with the NYSE or NASDAQ, in which case such Party shall use all reasonable efforts to consult with the Other Party before issuing any such release or making any such public statement.

(b)                                 Upon the request of either Party, (i) SuperMedia and Dex shall promptly prepare a mutually acceptable joint written presentation to Institutional Shareholder Services and/or Glass Lewis recommending this Agreement and the transactions contemplated hereby, including the Mergers, and (ii) SuperMedia and Dex shall request a meeting with Institutional Shareholder Services and/or Glass Lewis for purposes of obtaining its recommendation of the adoption of this Agreement by SuperMedia’s and Dex’s stockholders.

(c)                                  Before any Merger Communication of SuperMedia or Dex or any of its respective “participants” (as defined in Item 4 of Schedule 14A of the Exchange Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other Third Party or otherwise made accessible on the website of SuperMedia or Dex, as applicable or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of SuperMedia or Dex, as applicable or any such participant, as a script in discussions or meetings with any such Third Parties, each of SuperMedia and Dex shall (or shall cause any such participant to) cooperate in good faith with respect to any such Merger Communication for purposes of, among other things, determining whether that communication constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act. SuperMedia and

Dex shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the Other Party and its counsel on any such Merger Communication.

(d)                                 For purposes of this Agreement, “Merger Communication” means any document or other written communication prepared by or on behalf of SuperMedia or Dex or any Subsidiary thereof, or any document or other material or information posted or made accessible on the website of SuperMedia or Dex (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a stockholder of SuperMedia or Dex, as applicable, could reasonably be deemed to constitute a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) with respect to the Mergers.  “Third Party” means any Person or group other than SuperMedia, the SuperMedia Subsidiaries, Dex or the Dex Subsidiaries.

9.9                               Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.  Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.  Notwithstanding the foregoing, after the Closing any holder of SuperMedia Common Stock or Dex Common Stock shall be entitled to enforce the provisions of Article II solely to the extent necessary to receive the SuperMedia Merger Consideration or Dex Merger Consideration, as the case may be, to which such holder is entitled thereunder.

9.10                        Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the state of Delaware in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond with such remedy are hereby waived.

9.11                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, Dex, Newco, Merger Sub and SuperMedia have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

DEX ONE CORPORATION

By:	/s/ Alfred T. Mockett
Name: Alfred T. Mockett
Title: President and Chief Executive Officer

NEWDEX, INC.

By:	/s/ Alfred T. Mockett
Name: Alfred T. Mockett
Title: President and Chief Executive Officer

SPRUCE ACQUISITION SUB, INC.

By:	/s/ Alfred T. Mockett
Name: Alfred T. Mockett
Title: President and Chief Executive Officer

Agreement and Plan of Merger Signature Page

SUPERMEDIA INC.

By:	/s/ Peter McDonald
Name: Peter McDonald
Title: CEO

Agreement and Plan of Merger Signature Page

Exhibit A

Form of Dex Surviving Company Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWDEX, INC.

(originally incorporated on August 17, 2012, under the name Newdex, Inc.)

1. Name. The name of the corporation is Dex Media Inc. (the “Corporation”).

2. Registered Office and Agent. The registered office of the Corporation in the State of Delaware is located at 1201 North Market Street, 18th Floor, Post Office Box 1347, in the City of Wilmington, County of New Castle (19801). The name of its registered agent at such address is Delaware Corporation Organizers, Inc.

3. Nature of Business; Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended, the “DGCL”).

4.Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) shares, consisting of: (a) Three Hundred Million (300,000,000) shares of common stock, $.001 par value per share (the “Common Stock”); and (b) Ten Million (10,000,000) shares of preferred stock, $.001 par value per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

A. Common Stock. Except as otherwise provided (i) by the DGCL, (ii) by Article 4.B, or (iii) by resolutions, if any, of the Board of Directors fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of Preferred Stock, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock. Subject to the rights and preferences of any series of Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Each share of Common Stock shall share equally, subject to the rights and preferences of any series of outstanding Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

B. Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is hereby expressly authorized to fix from time to time by resolution or resolutions, the designation of any series of Preferred Stock (which may be distinguished by number, letter or title) and the number of shares of any series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such series, including, without limitation, to provide that any such series may be: (i) subject to redemption (including any sinking or purchase fund) at such time or times and at such price or prices or rate or rates, and with such adjustments; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, at such price or prices or at such rate or rates of conversion or exchange and any adjustments thereto; or (v) entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of any outstanding stock of the Corporation; all as may be stated in such resolution or resolutions. Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or series shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

5. Board of Directors.

A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders of the Corporation or residents of the State of Delaware. Elections of directors need not be by ballot.

B. Number. Except as otherwise provided by resolutions, if any, of the Board of Directors fixing the relative powers, preferences and rights and the qualification, limitations or restrictions of any series of Preferred Stock, the number of directors constituting the Board of Directors shall be not less than 3 directors, the exact number of directors to be fixed by, or in the manner provided in, the Bylaws of the Corporation. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

C. Committees. The Board of Directors may, in the manner provided in the Bylaws of the Corporation, designate one or more committees which, to the extent provided in the Bylaws of the Corporation or any resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the full extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

D. Bylaws. Subject to any limitations that may be imposed by the stockholders, the Board of Directors shall have power to make, alter, amend or repeal any or all of the Bylaws of the Corporation in the manner and subject to the approval requirement set forth in the Bylaws.

6. Preemptive Rights. No holder of shares of stock of the Corporation of any class shall have any preemptive right or be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or any securities of any kind whatsoever, whether now or hereafter authorized.

7. Stockholder Action Without a Meeting. Except as otherwise provided by resolutions, if any, of the Board of Directors fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of Preferred Stock, no action may be taken by stockholders of the Corporation, except at an annual or special meeting of stockholders of the Corporation, and stockholder action by written consent is prohibited.

8. Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal, amendment or modification of this Article 8 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 8 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect (or eliminate or reduce) any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any event or act or omission of such director occurring prior to, such repeal, amendment or modification or adoption of such inconsistent provision with respect to events, acts or omissions occurring prior to such repeal, amendment or modification or adoption of such inconsistent provision, or if applicable, modification of law.

9. Right to Indemnification.

A. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, manager, employee or agent of another corporation or of a partnership, company, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to any employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving, at the request of the Corporation, as a director, officer, employee or agent, against all liability and loss suffered (including judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article 9.C, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

B. Prepayment of Expenses of Directors and Officers. The Corporation shall pay or reimburse (on an unsecured basis) an Indemnified Person for the reasonable expenses (including attorneys’ fees) actually incurred by such Indemnified Person in connection with any such Proceeding in advance of its final disposition or final judicial decision (hereinafter an “advancement of expenses”); provided, however, that, if and to the extent required by law, such payment or reimbursement of expenses in advance of the final disposition of or final judicial decision regarding the Proceeding shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined at final disposition or by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnified Person is not entitled to be indemnified for such expenses under this Article 9 or otherwise.

C. Claims. If a claim for indemnification or advancement of expenses under this Article 9 is not paid in full by the Corporation within 30 days after a written claim by the Indemnified Person has been received by the Corporation, the Indemnified Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnified Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any action brought by the Indemnified Person to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnified Person to enforce a right to an advancement of expenses) it shall be a defense that the Indemnified Person has not met any applicable standard for indemnification set forth in the DGCL. Further, in any action brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by an Indemnified Person, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnified Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) shall create a presumption that the Indemnified Person has not met the applicable standard of conduct or, in the case of such an action brought by the Indemnified Person, be a defense to such action. In any action brought by the Indemnified Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise shall be on the Corporation.

D. Contract Right; Non-Exclusivity of Rights. The rights conferred by Article 9.A and Article 9.B shall be contract rights that shall fully vest at the time the Indemnified Person first assumes such Indemnified Person’s position as a director or officer of the Corporation. The rights conferred on any person by this Article 9 shall not be exclusive of any other rights which such person may have under the Corporation’s certificate of incorporation prior to the effectiveness of this Amended and Restated Certificate of Incorporation or may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

E. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, manager, employee or agent of the Corporation or another corporation, or of a partnership, company, limited liability company, joint venture, trust, non-profit entity or other enterprise (including any employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law, this Article 9 or otherwise.

F. Indemnification of and Advancement of Expenses of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

G. Limitations. The Corporation shall not be liable under this Article 9 to make any payment in connection with any claim made against the Indemnified Person (or pay or reimburse any expenses to any Indemnified Person) to the extent the Indemnified Person has otherwise actually received payment (under any insurance policy, other right of indemnity or agreement or otherwise) of the amounts otherwise indemnifiable or payable hereunder. The Corporation shall not be liable to indemnify any Indemnified Person under this Article 9: (a) for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld or delayed, or (b) for any judicial award if the Corporation was not given a reasonably timely opportunity to participate, at its expense, in the defense of such action, but only to the extent that the failure to be given such reasonably timely opportunity actually and materially prejudiced the Corporation’s ability to defend such action.

H. Subrogation. In the event of payment under this Article 9, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.

I. Amendment or Repeal; Successors. No amendment, modification or repeal of the provisions of this Article 9, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 9, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect (or eliminate or reduce) any right or protection hereunder of any person in respect of any event, act or omission occurring prior to the time of such amendment, modification or repeal, or adoption of any inconsistent provision or, if applicable, modification of law (regardless of when any Proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). The rights conferred by this Article 9 shall inure to the benefit of any Indemnified Person (and shall continue as to an Indemnified Person who has ceased to be a director or officer) and such person’s legal representatives, executors, administrators, heirs, devises and legatees. For purposes of this Article, references to “the Corporation” shall include any constituent corporation absorbed in a merger with this Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to this Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

10. Amendment or Repeal of Articles 3, 5, 7, 8, 9, 10, or 12. The amendment, alteration or repeal of Articles 3, 5, 7, 8, 9, 10, or 12 of this Amended and Restated Certificate of Incorporation shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; all other amendments to this Amended and Restated Certificate of Incorporation shall require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

11. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by law.

12. DGCL Section 203. The Corporation hereby elects to be governed by Section 203 of the DGCL.

13. Restrictions on Transfers of Shares.

A. Definitions. As used in this Article 13, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

(a) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Article 13.B.

(b) “4.9-percent Shareholder” a Person with a Percentage Share Ownership of 4.9% or more.

(c) “Agent” has the meaning set forth in Article 13.E.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(e) “Common Shares” means any interest in Common Stock of the Corporation.

(f) “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4) to purchase Securities of the Corporation, and (iv) any Shares.

(g) “Effective Date” means the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

(h) “Excess Securities” has the meaning given such term in Article 13.D.

(i) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 13 is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, (iii) such date as the Board of Directors shall in good faith determine that it is in the best interests of the Corporation and its stockholders for the transfer limitations in this Article 13 to expire, or (iv) the date that is three years after the Effective Date.

(j) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), and (k) and 1.382-4 or any successor provision.  For the sole purpose of determining the Percentage Share Ownership of any entity (and not for the purpose of determining the Percentage Share Ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation §1.382-2T(h)(2)(i)(A).

(k) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity; provided, however, that the term Person shall not include a Public Group.

(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article 13.

(n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o) “Purported Transferee” has the meaning set forth in Article 13.D.

(p) “Securities” and “Security” each has the meaning set forth in Article 13.G.

(q) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(r) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

(u) “Transferee” means any Person to whom Corporation Securities are Transferred.

(v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

B. Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article 13 any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, subject to the exceptions set forth in Article 13.C, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of related Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder or (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be (i) increased or (ii) decreased.

C. Exceptions. The restrictions set forth in Article 13.B shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors shall be deemed to have consented to any such proposed Transfer within 20 days of receiving written notice, unless the Board of Directors determines in good faith based on their reasonable assessment that the proposed Transfer could jeopardize the realization of the Tax Benefits and the transferor has been notified of such determination; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 13 through duly authorized officers or agents of the Corporation. Nothing in this Article 13.C shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

D. Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Article 13.E or until an approval is obtained under Article 13.C. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Article 13.D or Article 13.E shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article 13, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article 13 as a condition to registering any transfer.

E. Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent to the Purported Transferee within 20 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”).

(a) In the case of a Prohibited Transfer described in Article 13.B(b)(i), the Agent shall thereupon sell to a buyer or buyers (which may include the Corporation) the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 13.F if the Agent rather than the Purported Transferee had resold the Excess Securities.

(b) In the case of a Prohibited Transfer described in Article 13.B(b)(ii), the transferor of such Prohibited Transfer (the “Purported Transferor”) shall also deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible). If the Purported Transferee is determinable (other than with respect to a transaction entered into through the facilities of a national securities exchange), the Agent shall, to the extent possible, return the Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities returned in accordance with Article 13.F. If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible), an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent’s costs and expenses (as described in Article 13.F), the Purported Transferor shall promptly fund such amounts upon demand by the Agent.

F. Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Prohibited Transfer without consideration, the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, which amount shall be determined at the discretion of the Board of Directors); and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Article 13.F. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article 13.F inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

G. Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article 13, the application of Article 13.E and Article 13.F shall be modified as described in this Article 13.G.

(a) In such case where the Prohibited Transfer is described in Article 13.B(b)(i), no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article 13. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 13.E and Article 13.F, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person.

(b) In such case where the Prohibited Transfer is described in Article 13.B(b)(ii), no such 4.9-percent Shareholder shall be required to acquire any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have acquired and shall be required to acquire sufficient Securities (which Securities shall be acquired in the inverse order in which they were disposed of) to cause such 4.9-percent Shareholder, following such acquisition, not to be in violation of this Article 13. Such acquisition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be acquired shall be considered acquired through the Agent as provided in Article 13.E. All expenses incurred by the Agent in acquiring such Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person.

The purpose of this Article 13.G is to extend the restrictions in Article 13.B and Article 13.E to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Article 13.G, along with the other provisions of this Article 13, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

H. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof or the Purported Transferor fails to surrender the sale proceeds from the Prohibited Transfer to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Article 13.E, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Article 13.H shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article 13 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Article 13.E to constitute a waiver or loss of any right of the Corporation under this Article 13. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article 13.

I. Obligation To Provide Information. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may reasonably request from time to time in order to determine compliance with this Article 13 or the status of the Tax Benefits of the Corporation and the Corporation shall keep such information confidential.

J. Legends. The Board of Directors shall require that any certificates issued by the Corporation evidencing ownership of Corporation Securities that are subject to the restrictions on transfer and ownership contained in this Article 13 bear the following legend:

“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT SHAREHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND, AS APPLICABLE, EITHER (I) THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT OR (II) THE PURPORTED TRANSFEROR OF THE SHARES WILL BE REQUIRED TO SURRENDER THE SALE PROCEEDS OF THE PROHIBITED TRANSFER TO THE CORPORATION’S AGENT AND THE CORPORATION’S AGENT SHALL USE SUCH PROCEEDS TO ACQUIRE ON BEHALF OF THE PURPORTED TRANSFEROR AN AMOUNT OF SHARES IN REPLACEMENT OF THE EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) SOLD BY THE PURPORTED TRANSFEROR. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, AS APPLICABLE, EITHER (A) THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS OR (B) THE PURPORTED TRANSFEROR OF THE SECURITIES WILL BE REQUIRED TO ACQUIRE SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

K. Authority Of Board Of Directors. The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article 13, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a

 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, and (v) the amount (or fair market value) due to a Purported Transferee pursuant to Article 13.F. In addition, the Board of Directors may, to the extent permitted by applicable law, from time to time and subject to the terms hereof and thereof, establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article 13 for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article 13.

Notwithstanding anything herein to the contrary, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article 13, (ii) modify the definitions of any terms set forth in this Article 13 (other than the term “Expiration Date”) or (iii) modify the terms of this Article 13 (other than the Expiration Date) as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

In the case of an ambiguity in the application of any of the provisions of this Article 13, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article 13 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article 13. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article 13. The Board of Directors may delegate all or any portion of its duties and powers under this Article 13 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article 13 through duly authorized officers or agents of the Corporation. Nothing in this Article 13 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

L. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article 13.

The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

M. Benefits Of This Article 13. Nothing in this Article 13 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 13. This Article 13 shall be for the sole and exclusive benefit of the Corporation and the Agent.

N. Severability. The purpose of this Article 13 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article 13 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article 13.

O. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article 13, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

[Signature Page Follows]

IN WITNESS WHEREOF, Newdex, Inc. has caused this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of its certificate of incorporation as currently in effect, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, to be executed by its duly authorized officer on the date set forth below.

NEWDEX, INC.

By:
Name:
Title:

Date:

Exhibit B

Form of Dex Surviving Company Bylaws

BYLAWS

OF

DEX MEDIA INC.

A Delaware corporation
(Adopted as of [•], 2012)

ARTICLE I
OFFICES

Section 1.                                           Offices.  Dex Media, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.                                           Place of Meetings.  The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.

Section 2.                                           Annual Meeting.  An annual meeting of the stockholders shall be held each year at such time as is specified by the Board of Directors.  At the annual meeting, stockholders shall elect directors to succeed those whose terms expire and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of Article II.

Section 3.                                           Special Meetings.

(a)                                 Special meetings of the stockholders for any purpose or purposes, except as otherwise prescribed by statute or by the Certificate of Incorporation, may be called (i) by a majority of the directors in office, the Chairman of the Board, the Chief Executive Officer or the President, (ii) pursuant to a resolution adopted by the Board of Directors, or (iii) by the Secretary at the request in writing of stockholders holding shares representing at least 25% of the voting power of shares of stock issued and outstanding and entitled to vote on the matter(s) and for the purposes stated in the written request of such stockholders.  A written request submitted by a stockholder to call a special meeting shall set forth the business to be transacted at such meeting and shall be signed and dated by the stockholder submitting such written request.  A written request submitted by a stockholder to call a special meeting shall also include all of the information that is required of a stockholder submitting notice of business under Article II, Section 11(a) of these Bylaws in connection with an annual meeting of stockholders.  The preceding sentence shall not apply to any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act (as defined herein) by way of a solicitation statement filed on Schedule 14A.  The Secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting: (1) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (2) if such written request to call a special meeting is delivered between the time beginning on the 61st day after the earliest date of signature on a written request to call a special meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item (such item, a “Similar Item”) and ending on the one-year anniversary of such earliest date; (3) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request to call a special meeting; or (4) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such written request to call a special meeting.  A stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.  The Corporation shall not be required to hold a special meeting if, prior to such meeting, the number of unrevoked written requests constitutes less than 25% of the stockholders who were entitled to request the call of such special meeting.  The Board of Directors may fix a record date for purposes of determining the stockholders entitled to deliver requests to call a special meeting (whether or not a written request has been delivered by a stockholder prior to such record date).  Notwithstanding the foregoing, the Board of Directors may submit its own proposal or proposals for consideration at any special meeting.

(b)                                 Special meetings of the stockholders shall only be held at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.  The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.  The business transacted at a special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.  Nominations of persons for election to the Board of Directors pursuant to Section 11(c) of this Article II may be made at a special meeting of stockholders called by stockholders at which directors are to be elected; provided that, notwithstanding anything in these Bylaws to the contrary, if a stockholder delivered a written request to call such meeting, the information required by Section 11(c) of Article II regarding such stockholder and his or her nominees must be delivered at the time the stockholder requests a special meeting (which information shall be updated as of the record date to determine the stockholders entitled to vote at the meeting not later than 10 days after such record date).  The record date for determining the stockholders entitled to notice of, and to vote at, a special meeting shall be fixed in the manner set forth in Section 12 of this Article II.

Section 4.                                           Notice of Meetings.  Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General

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Corporation Law of the State of Delaware (the “DGCL”) or the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”)).

(a)                                 Form of Notice.  All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.  If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile.  Subject to the limitations of Section 4(c) of this Article II, if given by electronic transmission, such notice shall be deemed to be delivered:  (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)                                 Waiver of Notice.  Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting.  Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c)                                  Notice by Electronic Delivery.  Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given.  Any such consent shall be deemed revoked if:  (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice.  However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such recipient through an automated process.

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Section 5.                                           List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  The list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 6.                                           Quorum.  The holders of a majority of the outstanding voting power of all shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes, unless or except to the extent that the presence of a larger number may be required by the DGCL, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed.  If a quorum is not present, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place.  When a specified item of business requires a separate vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the voting power of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7.                                           Adjourned Meetings.  Any meeting of the stockholders may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the place, if any, date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.  At the

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adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.                                           Vote Required.  When a quorum is present, the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is provided by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control the decision of such question.

Section 9.                                           Voting Rights.  Except as otherwise required by the DGCL, the Certificate of Incorporation (including the certificate of designation relating to any outstanding class or series of preferred stock), every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10.                                    Proxies.

(a)                                 Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(b)                                 Without limiting the manner in which a stockholder may authorize another person to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) execution of a proxy may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature; and (2) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(c)                                  Any copy, facsimile or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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Section 11.                                    Advance Notice of Stockholder Business and Director Nominations.

(a)                                 Business at Annual Meetings of Stockholders.

(i)                                     Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a) of ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s annual meeting proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.

(ii)                                  For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of ARTICLE II to the Secretary and any such proposed business must be a proper matter for stockholder action. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the Public Announcement of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. For purposes of determining timely notice for the first annual meeting of stockholders held after the shares of Common Stock of the Corporation first become listed on a national securities exchange, the date of the preceding year’s annual meeting shall be deemed to be                   .  In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day.  “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)                               To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of

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any resolutions to be presented at the meeting; (B) the name and address of the stockholder, as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the business is being brought; (C) a representation that the stockholder is a holder of the Corporation’s voting stock and the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the stockholder or beneficial owner; (D) any material interest of the stockholder or beneficial owner in such business; and (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date to determine the stockholders entitled to vote at the meeting not later than 10 days after such record date).  Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of ARTICLE II.

(b)                                 Nominations at Annual Meetings of Stockholders.

(i)                                     Only persons who are nominated in accordance and compliance with the procedures set forth in Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii)                                  Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(b) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which

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is ninety (90) days prior to the date of the annual meeting. For purposes of determining timely notice for the first annual meeting of stockholders held after the shares of Common Stock of the Corporation first become listed on a national securities exchange, the date of the preceding year’s annual meeting shall be deemed to be                   .  In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day.

(iii)                               To be in proper written form, a stockholder’s notice to the Secretary shall set forth: (1) as to the nominee or nominees for director election (A) the name, age, business address and residence address of the nominee(s); (B) the principal occupation or employment of the nominee(s); (C) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the nominee(s); (D) a description of all arrangements or understandings among the stockholder or such beneficial owner and the nominee(s), pursuant to which the nomination(s) are to be made by the stockholder or beneficial owner; (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee; and (F) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (2) as to the stockholder submitting such notice: (A) the name and address of the stockholder, as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination or nominations are being brought; (B) a representation that the stockholder is a holder of the Corporation’s voting stock and the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the stockholder or beneficial owner; (C) any material interest of the stockholder or beneficial owner in such business; and (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date to determine the stockholders entitled to vote at the meeting not later than 10 days after such record date).  All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.

(iv)                              Notwithstanding anything in Section 11(b)(ii) of ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b(ii), a stockholder’s notice required by Section 11(b)(ii) of

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ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c)                                  Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary (including that such notice shall set forth all of the information required by Section 11(b)(iii) of this Article II and such information shall be updated as of the record date to determine the stockholders entitled to vote at the meeting not later than 10 days after such record date) ).  To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of ARTICLE II.

(d)                                 Remote Communication.  If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote

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communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(e)                                  Authority of Chairman of Meeting. Except as otherwise provided by applicable law, the Certificate of Incorporation, the certificate of designation relating to any outstanding class or series of preferred stock or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon.

(f)                                   Compliance with Exchange Act. Notwithstanding the foregoing provisions of this Section 11 of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11 of this Article II; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to this Section 11 of this Article II.

(g)                                  Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 12.                                    Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, except as otherwise required by law, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of

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Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 11 of this ARTICLE II at the adjourned meeting.

Section 13.                                    Conduct of Meetings.

(a)                                 Generally.  Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in the Chairman’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by the Chief Financial Officer. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 Rules, Regulations and Procedures.  The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

(c)                                  Inspectors of Elections.  The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of

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inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 14.                                    Voting by Fiduciaries, Pledgors and Joint Owners.  Persons holding voting stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation such pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee or such pledgee’s proxy may represent said stock and vote thereon.  If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, such act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by such court.  If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.

Section 15.                                    Method of Voting.  The vote at any election or upon any question at any meeting of stockholders need not be by written ballot, except as required by law.

ARTICLE III
DIRECTORS

Section 1.                                           General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 2.                                           Number and Election.

(a)                                 Subject to Section 14 of this Article III, the number of directors constituting the entire Board of Directors, which shall be not less than three directors, shall be fixed from time to time solely by a resolution passed by a majority of the entire Board of Directors. Subject to the terms of any Preferred Stock of the Corporation then outstanding, directors shall be elected at each annual meeting of stockholders.  Subject to Section 14 of this Article III and subject to the terms of any Preferred Stock of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal from office or

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other cause may, unless otherwise required by law or by resolution of the Board of Directors, be filled by a majority vote of the directors then in office, though less than a quorum.  Each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

(b)                                 Each director shall be elected by the vote of the majority of the votes cast with respect to the director at an annual meeting of stockholders at which a quorum is present; provided that if, as of the tenth day before the Corporation first mails its notice of meeting for the meeting to elect directors, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the votes of the plurality of the shares represented in person or by proxy at such annual meeting and entitled to vote on the election of directors. A majority of the votes cast in an election of a director shall mean that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election and, shares not present, “broker nonvotes” and shares voting “abstain” or “abstentions” shall not be counted as a vote cast either “for” or “against” a director’s election for purposes of determining whether a nominee for director has received a majority of the votes cast. Elections of directors need not be by written ballot.

(c)                                  If a nominee for director who is an incumbent director is not elected, the director shall promptly tender such director’s resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Corporate Governance Committee’s recommendation or the Board of Director’s decision with respect to his or her resignation. In addition, if there are not at least two members of the Corporate Governance Committee who were elected at the annual meeting, then each of the independent members of the Board of Directors who were elected at the meeting shall appoint a committee amongst themselves to consider all resignations tendered and recommend to the Board of Directors whether to accept them (which committee of the independent members shall act in lieu of the Corporate Governance Committee with respect to the resignations tendered in such circumstances).

(d)                                 If the incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until such director’s successor is elected and qualified or such director’s earlier death resignation or removal. If the Board of Directors accepts a director’s resignation pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy.

Section 3.                                           Annual Meetings.  The annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of stockholders.

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Section 4.                                           Regular Meetings and Special Meetings.  Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or upon the written request of at least a majority of the directors then in office.

Section 5.                                           Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws.  Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5 of this Article III, in which notice shall be stated the time and place of the meeting.  Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means.  Notice of a meeting of the Board of Directors shall state the purpose or purposes thereof and no other business may come before the meeting except if the directors present and voting at the meeting constitute at least 66 2/3% of the persons who are then directors and entitled to vote on whatever business may come before the meeting, and such directors agree upon such matters to be discussed and/or transacted at such special meeting.  Any director may waive notice of any meeting by a writing signed by the director or by electronic transmission from the director entitled to the notice and filed with the minutes or corporate records.

Section 6.                                           Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 7.                                           Chairman of the Board, Quorum, Required Vote and Adjournment.  Subject to Section 14 of this ARTICLE III, the Board of Directors may elect, by the affirmative vote of at least a majority of the directors then in office (in addition to any other vote required by applicable law), a Chairman of the Board. The Chairman of the Board may be an officer of the Corporation and shall be a director of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chairman of the Board or which are delegated to him or her by the Board of Directors, shall preside at all meetings of the stockholders and Board

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of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.  If the Chairman of the Board is not present at a meeting of the stockholders or the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside.  A majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that if a majority of the directors then in office constitute less than one-third of the total number of directors, then one-third of the total number of directors shall constitute a quorum.  Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.                                           Committees.  The Board of Directors (a) may, by resolution passed by a majority of the directors then in office (in addition to any other vote required by applicable law), designate one or more committees, consisting of one or more of the directors of the Corporation, including but not limited to a standing Audit and Finance Committee, Compensation and Benefits Committee and Corporate Governance Committee of the Board of Directors, and (b) shall, by resolution passed by a majority of the directors then in office (in addition to any other vote required by applicable law), designate all committees required by, and maintain such committees in compliance with, the rules and regulations of the Securities and Exchange Commission and of any exchange on which any securities of the Corporation are listed.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Notwithstanding the foregoing, no Committee shall have the power to: (i) approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; (ii) change the number of directors constituting the entire Board of Directors; (iii) fill any vacancy on the Board of Directors or any Committee; or (iv) adopt, amend or repeal these Bylaws.  Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the Securities and Exchange Commission and of such exchange, if applicable.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 9.                                           Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as otherwise provided herein or required by law or the Certificate of Incorporation.  Notice of each meeting of a Committee shall be given (or waived) in the same manner as notice for a Board of Directors’ meeting may be given (or waived). Unless otherwise provided in such a resolution, the

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presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.  All matters shall be determined by a majority vote of the members present.  Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 10.                                    Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.                                    Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.                                    Reliance on Books and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 13.                                    Telephonic and Other Meetings.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

Section 14.                                    Board Composition; CEO and Chairman Position.

(a)                                 Effective as of the SuperMedia Effective Time (as defined in the Agreement and Plan of Merger, dated as of [•], 2012, by and among Dex One Corporation (“Dex”), SuperMedia, Inc. (“SuperMedia”) and the other parties thereto), Peter J. McDonald shall serve as Chief Executive Officer and Alan F. Schultz shall serve as Chairman of the Board

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until removed or a successor is elected or appointed in accordance with these Bylaws; provided, that no such removal or successor election or appointment shall be made, other than in the case of the death or resignation of either such individual, prior to the Termination Date.

(b)                                 Effective as of the SuperMedia Effective Time, the Board of Directors of the Corporation shall consist of (i) five Continuing Dex Directors, including Mr. Schultz, (ii) five Continuing SuperMedia Directors, including Mr. McDonald, and (iii) one independent director (as such term is defined under the rules of the New York Stock Exchange and NASDAQ Stock Market). From and after the Effective Time until the Corporation’s 2014  Annual Meeting of Stockholders (the “Termination Date”): (i) the number of directors that comprises the full Board of Directors shall be eleven; (ii) all vacancies on the Board of Directors created by the cessation of service of a director shall be filled by a nominee proposed by the Corporate Governance Committee; and (iii) the Corporate Governance Committee shall be co-chaired by one Continuing Dex Director and one Continuing SuperMedia Director and composed of an equal number of Continuing Dex Directors and Continuing SuperMedia Directors until the Termination Date. Any deadlocks on the Corporate Governance Committee shall be resolved in good faith by the non-management members of the Board of Directors in a manner intended to preserve the principles of representation reflected by this Section 14 of ARTICLE III. If Mr. Schultz is unable to serve as Chairman at any time prior to the Termination Date, then the Continuing Dex Directors shall elect a new Chairman (the “Continuing Chairman”). For the purposes of this Section 14, the terms “Continuing Dex Director” and “Continuing SuperMedia Director” shall mean, respectively, the directors of the Dex and SuperMedia who were selected to be directors of the Corporation by Dex or SuperMedia, as the case may be, as of the SuperMedia Effective Time pursuant to Section 1.7(a) of the Merger Agreement.

(c)                                  In the event of any inconsistency between any provision of this Section 14 of this ARTICLE III and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 14 shall control.

ARTICLE IV
OFFICERS

Section 1.                                           Number.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors.  Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.                                           Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient.  Subject to the provisions of Section 14 of Article III, the Chairman of the Board, if any, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient.  Vacancies may be filled or new offices created and filled by the Board of Directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

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Section 3.                                           Removal.  Subject to the provisions of Section 14 of Article III, any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                                           Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5.                                           Compensation.  Compensation of all executive officers shall be approved by the Board of Directors, a duly authorized committee thereof or such officers as may be designated by resolution of the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.                                           Chief Executive Officer.  The Chief Executive Officer shall have the powers and perform the duties incident to that position.  The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director or (b) stockholders.  Subject to the powers of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer.  The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws.  The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7.                                           The President.  The President of the Corporation shall, subject to the powers of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees.  The President shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.  The President shall have the powers and perform the duties incident to that position.

Section 8.                                           Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President.  The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the

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Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.  The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.  A Vice President shall have the powers and perform the duties incident to that position.

Section 9.                                           The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity.  Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation.  The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may, from time to time, prescribe.  The Secretary and any Assistant Secretary shall have the powers and perform the duties incident to those positions.

Section 10.                                    The Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.  The Chief Financial Officer shall have the powers and perform the duties incident to that position.

Section 11.                                    Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12.                                    Delegation of Authority.  The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

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ARTICLE V
CERTIFICATES OF STOCK

Section 1.                                           Form.  The shares of stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares.  If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors.  Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by the Chairman of the Board, or the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors.  Any or all signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar or both in connection with the transfer of any class or series of securities of the Corporation.  The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue.  When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books.  When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law.  Unless otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws or any other instrument the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.

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Section 2.                                           Lost Certificates.  The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3.                                           Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.

Section 4.                                           Fixing a Record Date for Purposes Other Than Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings which is expressly governed by Section 11 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.                                           Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
GENERAL PROVISIONS

Section 1.                                           Dividends.  Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors, in accordance with applicable law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

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Section 2.                                           Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3.                                           Contracts.  In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4.                                           Loans.  Subject to compliance with applicable law (including Section 13(k) of the Exchange Act), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5.                                           Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year beginning January 1 and ending December 31.

Section 6.                                           Corporate Seal.  The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Notwithstanding the foregoing, no seal shall be required by virtue of this Section 6 of this Article VI.

Section 7.                                           Voting Securities Owned By Corporation.  The Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation, unless the Board of Directors specifically confers authority to vote or act with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.                                           Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer

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or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.                                           Inspection of Books and Records.  The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

Section 10.                                    Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 11.                                    Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 12.                                    Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII
INDEMNIFICATION

Section 1.                                           Right to Indemnification and Advancement.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved or threatened to be involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, member, trustee, administrator, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in

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this Section 1 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 1 of this Article VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this Article VII or otherwise.  The Corporation may also, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation.

Section 2.                                           Procedure for Indemnification.  Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under this Section 2 of this Article VII shall be made promptly, and in any event within forty-five days after a written claim has been received by the Corporation (or, in the case of an advance of expenses, twenty days after a written request is received by the Corporation, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this Article VII if required).  If a determination by the Corporation that the director or officer is entitled to indemnification or advancement of expenses pursuant to this Article VII is required, and the Corporation fails to respond within sixty days to a written request for indemnity or advancement of expenses, the Corporation shall be deemed to have approved the request.  If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days after a written claim has been received by the Corporation (or, in the case of an advance of expenses, twenty days after a written request is received by the Corporation, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this Article VII if required), the right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by Delaware law.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof,

24

independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  The procedure for indemnification of other employees and agents for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this Article VII shall be the same procedure set forth in this Section 2 of this Article VII for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employee or agent.

Section 3.                                           Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or otherwise.

Section 4.                                           Service for Subsidiaries.  Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article VII), shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5.                                           Reliance.  Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VII in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.  Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.                                           Non-Exclusivity of Rights; Continuation of Rights to Indemnification.  The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect.  Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation

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arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7.                                           Merger or Consolidation.  For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.                                           Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of Article VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII
FORUM FOR ADJUDICATION OF DISPUTES

With respect to any action arising out of any act or omission occurring after the adoption of these Bylaws, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporate or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein and the Court of Chancery of the State of Delaware having subject matter jurisdiction over the claim in question.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted by a vote of a majority of the entire Board of Directors at any meeting, including any bylaw adopted by the stockholders, provided that the stockholders may from time to time specify particular

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provisions of the Bylaws which shall not be amended by the Board of Directors. Notwithstanding the foregoing, Sections Section 2, Section 5, Section 7, Section 8, and Section 9 of Article III may be amended, altered, changed, or repealed only by a vote of at least 75% of the entire Board of Directors at any meeting.

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Exhibit C

Form of SuperMedia Surviving Company Certificate of Incorporation

CERTIFICATE OF INCORPORATION
OF

SUPERMEDIA INC.

ARTICLE ONE

The name of the corporation (hereinafter referred to as the “Corporation”) is SuperMedia Inc.

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor thereto, as the same may be amended or supplemented from time to time (the “DGCL”).

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is 100 shares of common stock, with a par value of $0.01 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to make, alter or repeal the Bylaws of the Corporation (the “Bylaws”).

ARTICLE SEVEN

Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.  Election of directors need not be by written ballot unless the Bylaws so provide.

ARTICLE EIGHT

A.                                    Limitation of Director’s Liability.  The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL), the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that this ARTICLE EIGHT shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the elimination or limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as so amended.  Any repeal or modification of this ARTICLE EIGHT shall be prospective only, and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.                                    Right to Indemnification.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation, or who while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent or in any other capacity while serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, costs, charges and related disbursements, judgments, fines, taxes, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties, and amounts paid or to be paid in settlement) (collectively, “Expenses”) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this ARTICLE EIGHT with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by or on behalf of such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the Board of Directors.  Each person who is or was serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

C.                                    Presumptions and Effect of Certain Proceedings.  An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the Corporation shall not have made a determination within thirty (30) days after receipt of a written request therefor, the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (ii) such indemnification is prohibited by the DGCL.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (a) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the Corporation or (b) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the Corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this ARTICLE EIGHT.

D.                                    Advancement of Expenses.  Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding and within 15 days of receipt by the secretary of the Corporation of (i) a written request therefor setting forth the basis for such indemnification and (ii) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this ARTICLE EIGHT or otherwise.

E.                                     Remedies of the Indemnitee.

(i)                                     If a determination is made that the Indemnitee is not entitled to indemnification or advancement of Expenses under this ARTICLE EIGHT: (a) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses either, at the Indemnitee’s sole option, (1) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (2) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (b) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (c) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to indemnification or advancement of Expenses under this ARTICLE EIGHT.

(ii)                                  If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within fifteen (15) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (b) such indemnification is prohibited by the DGCL.  In the event that (1) advancement of Expenses is not timely made pursuant to Section D of this ARTICLE EIGHT or (2) payment of indemnification is not made within fifteen (15) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VII, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.  It shall be a defense to any such action for judicial enforcement (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the written request therefor and the required undertaking, if any is required, has been received by the secretary of the Corporation) that the Indemnitee has not met the standard of conduct set forth in the DGCL, but the burden of proving such defense, by clear and convincing evidence, will be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(iii)                               The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section E of ARTICLE EIGHT that the procedures and the presumptions of this ARTICLE EIGHT are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this ARTICLE EIGHT.

(iv)                              The Corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the Corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication, judicial enforcement, or arbitration commenced pursuant to this Section E of ARTICLE EIGHT to enforce his or her rights under, or to recover damages for breach of, this ARTICLE EIGHT.

F.                                      Definitions.  For purposes of this ARTICLE EIGHT:

(i)                                     “Corporation” shall mean, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE EIGHT with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(ii)                                  “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iii)                               Actions “in, or at least not opposed to, the best interests of the Corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan.

G.                                    Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or who while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this ARTICLE EIGHT.  Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or such person is covered by substantially similar insurance maintained by a subsidiary of the Corporation or by another person pursuant to a contractual obligation owed to the Corporation.

H.                                   Scope of ARTICLE EIGHT.  The rights conferred in this ARTICLE EIGHT shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, any certificate of designations, the Bylaws, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation.  The rights provided by or granted pursuant to this ARTICLE EIGHT shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

I.                                        Reliance on Provisions.  Each person who shall act as a director or officer of the Corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the Corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this ARTICLE EIGHT.  Any repeal or modification of the provisions of this ARTICLE EIGHT shall not adversely affect any right or benefit of any potential Indemnitee existing at the time of such repeal or modification.

J.                                        Indemnification of Other Employees.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to advancement by the Corporation of any Expenses actually and reasonably incurred in defending any Proceeding, to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE EIGHT with respect to the indemnification of and advancement of Expenses to directors and officers of the Corporation.

K.                                   Severability.  If this ARTICLE EIGHT or any portion hereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (i) the Corporation shall nevertheless indemnify each Indemnitee as to all Expenses actually and reasonably incurred or suffered by such person in connection with any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (a) any applicable portion of this Article VII that shall not have been invalidated, (b) the DGCL or (c) any other applicable law; and (ii) to the fullest extent possible, the provisions of this ARTICLE EIGHT (including, without limitation, each portion of any paragraph of this ARTICLE EIGHT containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

L.                                     Contract Rights.  The provisions of this ARTICLE EIGHT shall be deemed to be a contract right between the Corporation and each person who is entitled to indemnification or advancement of Expenses pursuant to this ARTICLE EIGHT at any time while this ARTICLE EIGHT and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this ARTICLE EIGHT or any such law shall be prospective only, and shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware.  All rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons or entities by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE TEN; provided, however, that any amendment, repeal or modification of ARTICLE EIGHT of this Certificate of Incorporation shall be prospective only, and shall not adversely affect any right, benefit or protection existing at the time of such amendment, repeal or modification.

Exhibit D

Form of SuperMedia Surviving Company Bylaws

BY-LAWS

OF

SUPERMEDIA INC.

A Delaware corporation

Adopted as of                    , 2012

ARTICLE I
OFFICES

Section 1.                                           Registered Office.  The registered office of SuperMedia Inc. (the “Corporation”) in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The registered agent of the Corporation for service of process at such address is The Corporation Trust Company.  The registered office and/or agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 2.                                           Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.                                           Annual Meetings.  An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place of the annual meeting shall be determined by the President; provided that if the President does not act, the Board of Directors shall determine the date, time and place of such meeting. No annual meeting of stockholders need be held if not required by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or by the General Corporation Law of the State of Delaware, as in effect from time to time (the “DGCL”).

Section 2.                                           Special Meetings.  Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Except as otherwise provided in the Certificate of Incorporation, such meetings may be called at any time by the Board of Directors or the President and shall be called by the President upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting.  Such written request shall state the purpose or purposes of the meeting and shall be delivered to the President.

Section 3.                                           Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4.                                           Notice.  Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, by facsimile or by e-mail by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered (i) upon confirmation of receipt if sent by facsimile, e-mail or personal delivery or (ii) three (3) days after being deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.                                           Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the annual meeting either at a place within the city where the meeting is to be held which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.                                           Quorum.  The holders of at least a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.  When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 7.                                           Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Section 8.                                           Vote Required.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.                                           Voting Rights.  Except as otherwise provided by the DGCL or by the Certificate of Incorporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock entitled to vote on the subject matter and held (or deemed held) by such stockholder (it being understood that certain other classes or series of capital stock may, pursuant to the Certificate of Incorporation, be entitled to vote on an as-if converted to common stock basis).

Section 10.                                    Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy.  At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.                                    Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the person’s best ability.  The inspectors shall have the duties prescribed by law.

Section 12.                                    Action by Written Consent.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates

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of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, or by facsimile or e-mail, with confirmation of receipt.  All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III
DIRECTORS

Section 1.                                           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.                                           Number, Election and Term of Office.  The Board of Directors shall consist of that number of directors as determined from time to time by the Board of Directors.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal and Resignation.  The directors shall only be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 4.                                           Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.                                           Annual Meetings.  The annual meeting of each newly elected Board of Directors shall be held without other notice than this Section immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.                                           Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board of Directors may be called by or at the request of any director on at least seven (7) days’ notice to each director, either personally, by telephone, by mail, or by facsimile or e-mail.

Section 7.                                           Quorum.  Each director shall be entitled to one (1) vote except as otherwise provided in the Certificate of Incorporation.  Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business.  The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.                                           Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9.                                           Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

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Section 10.                                    Communications Equipment.  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 11.                                    Waiver of Notice and Presumption of Consent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have consented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.                                    Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 13.                                    Compensation.  The Board of Directors or a committee thereof shall have the authority to fix the amount of compensation of directors and any committee members.

ARTICLE IV
OFFICERS

Section 1.                                           Officers. The officers of the Corporation shall be elected by the Board of Directors.  Unless otherwise determined by the Board of Directors, the officers shall consist of at least a President and Secretary and may consist of a Chief Executive Officer, any number of Vice-Presidents, a Chief Financial Officer, any number of Assistant Secretaries and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors.  Any number of offices may be held by the same person.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.                                           Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal and Resignation.  Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best

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interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.                                           Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 5.                                           Compensation.  Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.                                           The President.  The President shall (in the absence of a Chief Executive Officer) be the chief executive officer of the Corporation; shall preside at all meetings of the stockholders and Board of Directors at which he is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts which the Board of Directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.

Section 7.                                           Chief Financial Officer. The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the Chief Executive Officer, the President or the Board of Directors or as may be provided in these By-Laws.

Section 8.                                           Vice-Presidents.  The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors or by the President, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or these By-Laws may, from time to time, prescribe.

Section 9.                                           The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s (or, in the absence of a Chief Executive Officer, the President’s) supervision, the Secretary shall give, or cause to be given, all notices

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required to be given by these By-Laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, (or, in the absence of a Chief Executive Officer, the President), the President or these By-Laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may, from time to time, prescribe.

Section 10.                                    The Treasurer and Assistant Treasurer. The Treasurer shall, subject to the authority of the Chief Financial Officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), the President or these By-Laws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Chief Financial Officer or Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or Treasurer may, from time to time, prescribe.

Section 11.                                    Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12.                                    Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

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ARTICLE V
INDEMNIFICATION

Section 1.                                           Right to Indemnification.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation, or who while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another Corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent or in any other capacity while serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, costs, charges, and related disbursements, judgments, fines, taxes, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) (collectively, “Expenses”) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by or on behalf of such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the Board of Directors.  Each person who is or was serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

Section 2.                                           Presumptions and Effect of Certain Proceedings.  An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the Corporation shall not have made a determination within thirty (30) days after receipt of a written request therefor, the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (b) such indemnification is prohibited by the DGCL.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (i) did not act in good faith and in a manner which the Indemnitee reasonably

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believed to be in, or at least not opposed to, the best interests of the Corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the Corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article V.

Section 3.                                           Advancement of Expenses.  Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding and within fifteen (15) days of receipt by the Secretary of (a) a written request therefor setting forth the basis for such indemnification and (b) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article V.  Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article V or otherwise.

Section 4.                                           Remedies of the Indemnitee.

(a)                                 If a determination is made that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article V, (i) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses either, at the Indemnitee’s sole option, (A) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (iii) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article V.

(b)                                 If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within fifteen (15) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (ii) such indemnification is prohibited by the DGCL.  In the event that (A) advancement of Expenses is not timely made pursuant to Section 3 of this Article V or (B) payment of indemnification is not made within fifteen (15) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article V, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.  It shall be a defense to any such action for judicial enforcement (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the written request

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therefor and the required undertaking, if any is required, has been received by the Secretary) that the Indemnitee has not met the standard of conduct set forth in the DGCL, but the burden of proving such defense, by clear and convincing evidence, will be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c)                                  The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and the presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article V.

(d)                                 The Corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the Corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication, judicial enforcement or arbitration commenced pursuant to this Section 4 to enforce his or her rights under, or to recover damages for breach of, this Article V.

Section 5.                                           Definitions.  For purposes of this Article V:

(a)                                 “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)                                  Actions “in or at least not opposed to the best interests of the Corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan.

Section 6.                                           Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or who while a director or officer is or was serving at the request of the Corporation as a director, officer,

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employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.  Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or such person is covered by substantially similar insurance maintained by a subsidiary of the Corporation or by another person pursuant to a contractual obligation owed to the Corporation.

Section 7.                                           Service for Subsidiaries.  Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article V), shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 8.                                           Reliance.  Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.  Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 9.                                           Non-Exclusivity of Rights; Continuation of Rights to Indemnification.  The rights to indemnification and to the advance of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation.  The rights provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.  All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect.  Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with

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respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 10.                                    Indemnification of Other Employees.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to advancement by the Corporation of any Expenses actually and reasonably incurred in defending any Proceeding, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification of and advancement of Expenses to directors and officers of the Corporation.

Section 11.                                    Severability.  If this Article V or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (a) the Corporation shall nevertheless indemnify each Indemnitee as to all Expenses actually and reasonably incurred or suffered by such person in connection with any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (i) any applicable portion of this Article V that shall not have been invalidated, (ii) the DGCL or (iii) any other applicable law; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, each portion of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.                                           Form.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive Officer, President, Chief Financial Officer or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of a specific class or series owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chief Executive Officer, President, Chief Financial Officer, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the

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duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2.                                           Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.                                           Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.                                           Fixing a Record Date for Action by Written Consent.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by facsimile or e-mail, with confirmation of receipt.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent

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to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.                                           Fixing a Record Date for Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.                                           Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.                                           Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1.                                           Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.                                           Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

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Section 3.                                           Contracts.  The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.                                           Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5.                                           Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.                                           Corporate Seal.  The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.                                           Voting Securities Owned By Corporation.  Voting securities in any other corporation or other entity (such as a limited liability company, limited partnership or trust) held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.                                           Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.                                           Section Headings.  Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.                                    Inconsistent Provisions.  In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the

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DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

These By-Laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the Board of Directors by a majority vote.  The fact that the power to adopt, amend, alter, or repeal these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same power.

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Exhibit E

Knowledge of SuperMedia

Peter J. McDonald

Samuel D. Jones

Cody Wilbanks

Exhibit F

Knowledge of Dex

Alfred Mockett

Gregory Freiberg

Mark Hianik

Exhibit G

Dex Financing Amendments

Dex Media East, Inc. Second Amendment Term Sheet(1)

Outlined below is a summary of amendments to the Credit Agreement dated as of January 29, 2010, by and among Dex One Corporation (“Dex”), certain other Dex entities party thereto, Dex Media East, Inc. (“Dex East”), as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent, as amended by that certain First Amendment dated as of March 9, 2012 (as amended, the “Dex East Credit Agreement”) and certain other Loan Documents in connection with the proposed Project Timber transaction.

1. Target Lender Participation:	100%

2. Extend Maturity Date:	Extend the Maturity Date from October 24, 2014 to December 31, 2016.

3. Extend Period for Debt Buybacks:	Extend the final date for Discounted Voluntary Prepayments from December 31, 2013 to December 31, 2016 in Section 2.16(a).

(1)  Capitalized terms used but not defined in this Term Sheet shall have the meaning assigned thereto in the Dex East Credit Agreement.

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4. Permit Project Timber Transaction:

Permit the Merger (as defined in that certain Agreement and Plan of Merger, dated as of August     , 2012 (the “Merger Agreement”), by and among Dex Corporation, SuperMedia Acquisition Sub Inc. and SuperMedia Inc. (“SuperMedia”)), notwithstanding (i) the definition of Change in Control (also, see the 1st bullet point under “Amend Certain Definitions”) and (ii) the restrictions in Section 6.17 (Ultimate Parent Covenants).

Replace the existing shared services agreement with an Amended and Restated Shared Services Agreement as set forth in the form attached hereto as Exhibit A.

Amend the existing Tax Sharing Agreement with minor modifications as set forth in the form attached hereto as Exhibit B.

Allow new tax sharing agreement between SuperMedia entities and Dex entities as set forth in the form attached hereto as Exhibit C.

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5. Permit Borrower’s Portion of Excess Cash Flow Basket to Rollover:

Amend the definition of “Borrower’s Portion of Excess Cash Flow” to (i) in the first sentence, replace beginning at “in respect of any fiscal year (a) if the Leverage Ratio” through the end of the sentence, with “(a) 10% of the amount of such Excess Cash Flow, in respect of the 2013 and 2014 fiscal years and (b) 50% of the amount of such Excess Cash Flow, in respect of the 2015 and 2016 fiscal years”, (ii) delete the period at the end of the first sentence and (iii) add at the end of the first sentence the words “; provided, that 100% of any unused amounts of Borrower’s Portion of Excess Cash Flow that are not utilized in the immediately subsequent fiscal quarter for Designated Excess Cash Expenditures in such fiscal quarter may be carried forward into subsequent fiscal periods.”

Amend each of Sections 2.16(b), 6.04(f), 6.04(l), 6.08(a)(iv) and 6.08(b)(vi) to (i) delete the words “for the immediately preceding fiscal year,” therein and (ii) delete the words “for such immediately preceding fiscal year,” and substitute therefor, “in any prior period”, and effect comparable changes in any other sections (if any), as may be required to be consistent with the foregoing.

6. Permit a Directory Consolidation Project:

Permit the Borrower to consolidate print directories in markets and/or with advertisers that adjoin/overlap with Dex Media West, Inc. (“Dex West”), R.H. Donnelley Inc. and/or SuperMedia and their respective Subsidiaries, and to cross license intellectual property as needed in connection with the foregoing, in order to take advantage of synergies in those markets (e.g., increase advertiser satisfaction, reduce costs, etc.), notwithstanding potential existing restrictions such as:

	•	limitations in the “Assets Sales” covenant 6.05(f) (waive the $50mm basket so that no limit applies to such licensing of intellectual property);

	•	limitations in the “Liens” covenant 6.02 (permit intercompany cross licenses of Intellectual Property); and

	•	limitations in the “Transactions with Affiliates” covenant 6.09.

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7. Amend Certain Definitions:	•	Amend “Change in Control” clause (e) to exclude the “SuperMedia Holders.”

	•	Amend “Material Indebtedness” to exclude the Indebtedness of SuperMedia and its Subsidiaries.

	•	Amend “Newco” to exclude SuperMedia and its Subsidiaries.

	•

Amend “Ultimate Parent Asset Disposition,” “Ultimate Parent Consolidated Net Income,” “Ultimate Parent Consolidated EBITDA,” “Ultimate Parent Leverage Ratio,” and “Ultimate Parent Total Indebtedness” (and make any other changes as may be required to be consistent with the foregoing) to exclude SuperMedia and its Subsidiaries.

8. Amend Interest Rate:	•	Amend and restate the definition of “Applicable Rate” in its entirety to read as follows:

		Fiscal Year	ABR Spread	Eurodollar Spread
		2013	1.50%	2.50%
		2014	1.50%	2.50%
		2015	2.00%	3.00%
		2016	2.00%	3.00%

	•	Amend the definition of “LIBO Rate” to include a 3.00% floor.

9. Amend Mandatory Amortization:

Amend the amortization schedule (Section 2.05(a)) such that the quarterly amortization payment is $5,000,000. All such quarterly repayments shall be made on the last day of each March, June, September, and December.

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10. Amend Excess Cash Flow Prepayment:	Amend Section 2.06(d) (and corresponding definition of “Excess Cash Flow”) such that:
	•	The Excess Cash Flow sweep is required on a quarterly basis, calculated on a year-to-date basis.

	•	For fiscal years 2013 and 2014, the required prepayment percentage is 90%, in all instances, taking into account amounts repaid pursuant to this provision for each prior quarter of such fiscal year.

	•	For fiscal years 2015 and 2016, the required prepayment percentage is 50%, in all instances, taking into account amounts repaid pursuant to this provision for each prior quarter of such fiscal year.

	•	In all instances, maintain the dollar-for-dollar credit for voluntary prepayments of Loans made during such period as is currently provided for in the Dex East Credit Agreement.

11. Amend Financial Covenants:	•	Amend the Leverage Ratio (Section 6.14) covenant to a flat ratio of 6.00x for each fiscal quarter.

	•	Add an Interest Coverage Ratio covenant of 1.00x for each fiscal quarter.

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12. Amend Certain Negative Covenants:	Amend Section 6.01 Indebtedness; Certain Equity Securities:
	•	Delete Section 6.01(a)(vii) (Indebtedness of Borrower in respect of loans made to Borrower from Dex West).

Amend Section 6.08 Restricted Payments; Certain Payments of Indebtedness:

•

Clause 6.08(a)(viii) (general Restricted Payments basket) — to maintain the existing $5 mm basket, but permit the Borrower to pull-forward basket amounts allocated to future fiscal years into the then-current fiscal year; provided such Restricted Payments are utilized by Ultimate Parent to effect repurchases of Restructuring Notes; provided, further for the avoidance of doubt, once amounts are pulled from future fiscal years, they shall not be available for Restricted Payments during the fiscal year from which they were pulled.

Amend Section 6.09 Transactions with Affiliates:

	•	To permit the Directory Consolidation Project and transactions contemplated thereunder.

Amend Section 6.17 Ultimate Parent Covenants:
	•	Clause (b) – to permit Ultimate Parent to incur liabilities under the Merger Agreement

	•	Clause (b) – add “, SuperMedia and its Subsidiaries,” after “existing Subsidiaries” in both instances

•

Clause (c) – to permit Liens permitted under the Loan Documents (as defined in that certain Loan Agreement, dated as of December 31, 2009 (as amended, the “SuperMedia Credit Agreement”), among SuperMedia, the lenders time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent).

	•	Clause (e) – to permit Ultimate Parent to make Investments in SuperMedia and its Subsidiaries.

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13. Amend Events of Default:	Amend clauses (g), (h), and (k) to exclude the Loan Documents (as defined in the SuperMedia Credit Agreement) and SuperMedia and its Subsidiaries, as applicable, in such cross-default provisions.

14. Exclude from Guarantee and Collateral Requirements:	Exclude SuperMedia and its Subsidiaries from the requirements of Section 5.12 (the “Further Assurances” covenant).

• For the avoidance of doubt, none of SuperMedia’s or its Subsidiaries’ equity interests or assets shall be required to be pledged to the Lenders as Collateral for the Obligations.

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Exhibit A

Amended and Restated Shared Services Agreement

See attached.

Exhibit B

Existing Tax Sharing Agreement Amendment

See attached.

Exhibit C

SuperMedia Tax Sharing Agreement

See attached.

Dex Media West, Inc. Second Amendment Term Sheet(1)

Outlined below is a summary of amendments to the Credit Agreement dated as of January 29, 2010, by and among Dex One Corporation (“Dex”), certain other Dex entities party thereto, Dex Media West, Inc. (“Dex West”), as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent, as amended by that certain First Amendment dated as of March 9, 2012 (as amended, the “Dex West Credit Agreement”) and certain other Loan Documents in connection with the proposed Project Timber transaction.

1. Target Lender Participation:	100%

2. Extend Maturity Date:	Extend the Maturity Date from October 24, 2014 to December 31, 2016.

3. Extend Period for Debt Buybacks:	Extend the final date for Discounted Voluntary Prepayments from December 31, 2013 to December 31, 2016 in Section 2.16(a).

(1)  Capitalized terms used but not defined in this Term Sheet shall have the meaning assigned thereto in the Dex West Credit Agreement.

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4. Permit Project Timber Transaction:

Permit the Merger (as defined in that certain Agreement and Plan of Merger, dated as of August     , 2012 (the “Merger Agreement”), by and among Dex, SuperMedia Acquisition Sub Inc. and SuperMedia Inc. (“SuperMedia”)), notwithstanding (i) the definition of Change in Control (also, see the 1st bullet point under “Amend Certain Definitions”) and (ii) the restrictions in Section 6.19 (Ultimate Parent Covenants).

Replace the existing shared services agreement with an Amended and Restated Shared Services Agreement as set forth in the form attached hereto as Exhibit A.

Amend the existing Tax Sharing Agreement with minor modifications as set forth in the form attached hereto as Exhibit B.

Allow new tax sharing agreement between SuperMedia entities and Dex entities as set forth in the form attached hereto as Exhibit C.

5. Permit Borrower’s Portion of Excess Cash Flow Basket to Rollover:

Amend and restate the definition of “Borrower’s Portion of Excess Cash Flow” in its entirety to read as follows:

“‘Borrower’s Portion of Excess Cash Flow’ means with respect to Excess Cash Flow in respect of any fiscal period, 50% of Excess Cash Flow, provided, that 100% of any unused amounts of Borrower’s Portion of Excess Cash Flow that are not utilized in the immediately subsequent fiscal quarter for Designated Excess Cash Expenditures in such fiscal quarter may be carried forward into subsequent fiscal periods.”

Amend each of Sections 2.16(b), 6.04(f), 6.04(l), 6.08(a)(iv) and 6.08(b)(vi) to (i) delete the words “for the immediately preceding fiscal year,” therein and (ii) delete the words “for such immediately preceding fiscal year,” and substitute therefor, “in any prior period”, and effect comparable changes in any other sections (if any), as may be required to be consistent with the foregoing.

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6. Permit a Directory Consolidation Project:

Permit the Borrower to consolidate print directories in markets and/or with advertisers that adjoin/overlap with Dex Media East, Inc. (“Dex East”), R.H. Donnelley Inc. and/or SuperMedia and their respective Subsidiaries, and to cross license intellectual property as needed in connection with the foregoing, in order to take advantage of synergies in those markets (e.g., increase advertiser satisfaction, reduce costs, etc.), notwithstanding potential existing restrictions such as:

	•	limitations in the “Assets Sales” covenant 6.05(f) (waive the $50mm basket so that no limit applies to such licensing of intellectual property);

	•	limitations in the “Liens” covenant 6.02 (permit intercompany cross licenses of Intellectual Property); and

	•	limitations in the “Transactions with Affiliates” covenant 6.09.

7. Amend Certain Definitions:	•	Amend “Change in Control” clause (e) to exclude the “SuperMedia Holders.”

	•	Amend “Material Indebtedness” to exclude the Indebtedness of SuperMedia and its Subsidiaries.

		Amend “Newco” to exclude SuperMedia and its Subsidiaries.

	•

Amend “Ultimate Parent Asset Disposition,” “Ultimate Parent Consolidated Net Income,” “Ultimate Parent Consolidated EBITDA,” “Ultimate Parent Leverage Ratio,” and “Ultimate Parent Total Indebtedness” (and make any other changes as may be required to be consistent with the foregoing) to exclude SuperMedia and its Subsidiaries.

8. Amend Interest Rate:	Amend and restate the definition of “Applicable Rate” in its entirety to read as follows:

		Fiscal Year	ABR Spread	Eurodollar Spread
		2013	3.25%	4.25%
		2014	3.25%	4.25%
		2015	3.50%	4.50%
		2016	3.50%	4.50%

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9. Amend Mandatory Amortization:

Amend the amortization schedule (Section 2.05(a)) such that the quarterly amortization payment is $4,831,743. All such quarterly repayments shall be made on the last day of each March, June, September, and December.

10. Amend Excess Cash Flow Prepayment:	Amend Section 2.06(d) (and corresponding definition of “Excess Cash Flow”) such that:

	•	The Excess Cash Flow sweep is required on a quarterly basis, calculated on a year-to-date basis.

	•	The required prepayment percentage is 50%, in all instances, taking into account amounts repaid pursuant to this provision for each prior quarter of such fiscal year.

	•	In all instances, maintain the dollar-for-dollar credit for voluntary prepayments of Loans made during such period as is currently provided for in the Dex West Credit Agreement.

11. Amend Financial Covenants:

Amend the Leverage Ratio (Section 6.14) covenant to a flat covenant of 6.00x for each fiscal quarter and the Interest Coverage Ratio (Section 6.16) covenant to a flat covenant of 1.00x for each fiscal quarter. Delete the Senior Secured Leverage Ratio covenant and references thereto.

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12. Amend Certain Negative Covenants:	Amend Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions:
	•	Delete Section 6.04(o) (loans from Borrower to Dex East).

Amend Section 6.08 Restricted Payments; Certain Payments of Indebtedness:

•

Clause 6.08(a)(viii) (general Restricted Payments basket) – to maintain the existing $5 mm basket, but permit the Borrower to pull-forward basket amounts allocated to future fiscal years into the then-current fiscal year, provided such Restricted Payments are utilized by Ultimate Parent to effect repurchases of Restructuring Notes; provided, further for the avoidance of doubt, once amounts are pulled from future fiscal years, they shall not be available for Restricted Payments during the fiscal year from which they were pulled.

Amend Section 6.09 Transactions with Affiliates:

	•	To permit the Directory Consolidation Project and transactions contemplated thereunder.

Amend Section 6.19 Ultimate Parent Covenants:

	•	Clause (b) – to permit Ultimate Parent to incur liabilities under the Merger Agreeemnt

	•	Clause (b) – add “, SuperMedia and its Subsidiaries,” after “existing Subsidiaries” in both instances

•

Clause (c) – to permit Liens permitted under the Loan Documents (as defined in that certain Loan Agreement, dated as of December 31, 2009 (as amended, the “SuperMedia Credit Agreement”), among SuperMedia, the lenders time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent).

	•	Clause (e) – to permit Ultimate Parent to make Investments in SuperMedia and its Subsidiaries.

13. Amend Events of Default:	Amend clauses (g), (h), and (k) to exclude the Loan Documents (as defined in the SuperMedia Credit Agreement) and SuperMedia and its Subsidiaries, as applicable, in such cross-default provisions.

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14. Exclude from Guarantee and Collateral Requirements:	Exclude SuperMedia and its Subsidiaries from the requirements of Section 5.12 (the “Further Assurances” covenant).
	•	For the avoidance of doubt, none of SuperMedia’s or its Subsidiaries’ equity interests or assets shall be required to be pledged to the Lenders as Collateral for the Obligations.

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Exhibit A

Amended and Restated Shared Services Agreement

See attached.

Exhibit B

Existing Tax Sharing Agreement Amendment

See attached.

Exhibit C

SuperMedia Tax Sharing Agreement

See attached.

R.H. Donnelley Inc. Second Amendment Term Sheet(1)

Outlined below is a summary of amendments to the Third Amended and Restated Credit Agreement dated as of January 29, 2010 by and among Dex One Corporation (“Dex”), certain other Dex entities party thereto, R.H. Donnelley Inc., as Borrower, the Lenders party thereto, and Deutsche Bank Trust Company Americas, as Agent, as amended by that certain First Amendment dated as of March 9, 2012 (as amended, the “R.H. Donnelley Credit Agreement”) and certain other Loan Documents in connection with the proposed Project Timber transaction.

1. Target Lender Participation:	100%

2. Extend Maturity Date:	Extend the Maturity Date from October 24, 2014 to December 31, 2016.

3. Extend Period for Debt Buybacks:	Extend the final date for Discounted Voluntary Prepayments from December 31, 2013 to December 31, 2016 in Section 2.16(a).

4. Permit Project Timber Transaction:

Permit the Merger (as defined in that certain Agreement and Plan of Merger, dated as of August     , 2012 (the “Merger Agreement”), by and among Dex, SuperMedia Acquisition Sub Inc. and SuperMedia Inc. (“SuperMedia”)), notwithstanding (i) the definition of Change in Control (also, see the 1st bullet point under “Amend Certain Definitions”) and (ii) the restrictions in Section 6.17 (Ultimate Parent Covenants).

Replace the existing shared services agreement with an Amended and Restated Shared Services Agreement as set forth in the form attached hereto as Exhibit A.

Amend the existing Tax Sharing Agreement with minor modifications as set forth in the form attached hereto as Exhibit B.

Allow new tax sharing agreement between SuperMedia entities and Dex entities as set forth in the form attached hereto as Exhibit C.

(1)  Capitalized terms used but not defined in this Term Sheet shall have the meaning assigned thereto in the R.H. Donnelley Credit Agreement.

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5. Permit Borrower’s Portion of Excess Cash Flow Basket to Rollover:

Amend the definition of “Borrower’s Portion of Excess Cash Flow” to (i) in the first sentence, replace beginning at “in respect of any fiscal year” through the end of the first sentence, with “(a) 10% on the first $25,900,000 of Excess Cash Flow and (b) 50% on all Excess Cash Flow thereafter, in respect of the 2013 and 2014 fiscal years and (b) 50% of the amount of such Excess Cash Flow, in respect of the 2015 and 2016 fiscal years”, (ii) delete the period at the end of the first sentence and (iii) add at the end of the first sentence the words “; provided, that 100% of any unused amounts of Borrower’s Portion of Excess Cash Flow that are not utilized in the immediately subsequent fiscal quarter for Designated Excess Cash Expenditures in such fiscal quarter may be carried forward into subsequent fiscal periods.”

Amend each of Sections 2.16(b), 6.04(f), 6.04(l), 6.08(a)(iii) and 6.08(b)(vi) to (i) delete the words “for the immediately preceding fiscal year,” therein and (ii) delete the words “for such immediately preceding fiscal year,” and substitute therefor, “in any prior period”, and effect comparable changes in any other sections (if any), as may be required to be consistent with the foregoing.

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6. Permit a Directory Consolidation Project:

Permit the Borrower to consolidate print directories in markets and/or with advertisers that adjoin/overlap with Dex Media East, Inc., Dex Media West, Inc. and/or SuperMedia and their respective Subsidiaries, and to cross license intellectual property as needed in connection with the foregoing, in order to take advantage of synergies in those markets (e.g., increase advertiser satisfaction, reduce costs, etc.), notwithstanding potential existing restrictions such as:

	•	limitations in the “Assets Sales” covenant 6.05(f) (waive the $25mm basket so that no limit applies to such licensing of intellectual property);

	•	limitations in the “Liens” covenant 6.02 (permit intercompany cross licenses of Intellectual Property); and

limitations in the “Transactions with Affiliates” covenant 6.09.

7. Amend Certain Definitions:	•	Amend “Change in Control” clause (c) to exclude the “SuperMedia Holders.”

	•	Amend “Material Indebtedness” to exclude the Indebtedness of SuperMedia and its Subsidiaries.

	•	Amend “Newco” to exclude SuperMedia and its Subsidiaries.

•

Amend “Ultimate Parent Asset Disposition,” “Ultimate Parent Consolidated Net Income,” “Ultimate Parent Consolidated EBITDA,” “Ultimate Parent Leverage Ratio,” and “Ultimate Parent Total Indebtedness” (and make any other changes as may be required to be consistent with the foregoing) to exclude SuperMedia and its Subsidiaries.

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8. Amend Interest Rate:	Amend and restate the definition of “Applicable Rate” in its entirety to read as follows:

		Fiscal Year	ABR Spread	Eurodollar Spread
		2013	5.25%	6.25%
		2014	5.25%	6.25%
		2015	5.50%	6.50%
		2016	5.50%	6.50%

9. Amend Mandatory Amortization:

Amend the amortization schedule (Section 2.05(a)) such that the quarterly amortization payment is $5,000,000. All such quarterly repayments shall be made on the last day of each March, June, September, and December.

10. Amend Excess Cash Flow Prepayment:	Amend Section 2.06(d) (and corresponding definition of “Excess Cash Flow”) such that:

	•	The Excess Cash Flow sweep is required on a quarterly basis, calculated on a year-to-date basis.

	•

For fiscal years 2013 and 2014, the required prepayment percentage is (i) 90% on the first $25,900,000 of Excess Cash Flow and (ii) 50% on all Excess Cash Flow thereafter, in all instances, taking into account amounts repaid pursuant to this provision for each prior quarter of such fiscal year.

	•	For fiscal years 2015 and 2016, the required prepayment percentage is 50%, in all instances, taking into account amounts repaid pursuant to this provision for each prior quarter of such fiscal year.

	•	In all instances, maintain the dollar-for-dollar credit for voluntary prepayments of Loans made during such period as is currently provided for in the R.H. Donnelley Credit Agreement.

11. Amend Financial Covenants:

Amend the Leverage Ratio (Section 6.14(a)) covenant to a flat covenant of 6.00x for each fiscal quarter and the Interest Coverage Ratio (Section 6.14(b)) covenant to a flat covenant of 1.00x for each fiscal quarter.

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12. Amend Certain Negative Covenants:	Amend Section 6.08 Restricted Payments; Certain Payments of Indebtedness:
•

Clause 6.08(a)(vii) (general Restricted Payments basket) – to maintain the existing $5 mm basket, but permit the Borrower to pull-forward basket amounts allocated to future fiscal years into the then-current fiscal year; provided such Restricted Payments are utilized by Ultimate Parent to effect repurchases of Restructuring Notes; provided, further for the avoidance of doubt, once amounts are pulled from future fiscal years, they shall not be available for Restricted Payments during the fiscal year from which they were pulled.

Amend Section 6.09 Transactions with Affiliates:

	•	To permit the Directory Consolidation Project and transactions contemplated thereunder.

Amend Section 6.17 Ultimate Parent Covenants:

	•	Clause (b) – to permit Ultimate Parent to incur liabilities under the Merger Agreement

	•	Clause (b) – add “, SuperMedia and its Subsidiaries,” after “existing Subsidiaries” in both instances

•

Clause (c) – to permit Liens permitted under the Loan Documents (as defined in that certain Loan Agreement, dated as of December 31, 2009 (as amended, the “SuperMedia Credit Agreement”), among SuperMedia, the lenders time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent).

	•	Clause (e) – to permit Ultimate Parent to make Investments in SuperMedia and its Subsidiaries.

13. Amend Events of Default:	Amend clauses (g), (h), and (k) to exclude the Loan Documents (as defined in the SuperMedia Credit Agreement) and SuperMedia and its Subsidiaries, as applicable, in such cross-default provisions.

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14. Exclude from Guarantee and Collateral Requirements:	Exclude SuperMedia and its Subsidiaries from the requirements of Section 5.12 (the “Further Assurances” covenant).

	•	For the avoidance of doubt, none of SuperMedia’s or its Subsidiaries’ equity interests or assets shall be required to be pledged to the Lenders as Collateral for the Obligations.

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Exhibit A

Amended and Restated Shared Services Agreement

See attached.

Exhibit B

Existing Tax Sharing Agreement Amendment

See attached.

Exhibit C

SuperMedia Tax Sharing Agreement

See attached.

Exhibit H

SuperMedia Financing Amendments

CONFIDENTIAL

EXHIBIT A

SUPERMEDIA INC.

Summary of Proposed Terms and Conditions for Loan Agreement Modification

August       , 2012

This Summary of Proposed Terms and Conditions for Loan Agreement Modification (“Term Sheet”) should not be construed as an offer or a commitment to lend or to arrange for any credit facility or modification thereof.  This Term Sheet is for discussion purposes only, and summarizes a proposed modification to the Loan Agreement dated as of December 31, 2009 (as amended on December 13, 2010, and on November 8, 2011, the “Loan Agreement”), among SuperMedia Inc. (formerly known as Idearc Inc.) (the “Company”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (the “Bank”), as collateral agent and administrative agent for the Lenders.  The definitive terms and conditions upon which the Bank might support, execute or arrange a modification to the Loan Agreement is subject to satisfactory completion of due diligence, final credit approval, satisfactory review and execution and delivery of suitable documentation, and such other terms and conditions as may be required by the Loan Agreement or determined by the Bank and the Company.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Modify Loan Repurchase Provisions to Allow a Merger

Each of Dex One Corporation, a Delaware corporation (“Dex”), and Spruce Acquisition Sub, Inc, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Dex, desire to merge Merger Sub with and into the Company, with the Company as the surviving entity and constituting thereafter a wholly owned subsidiary of Dex (the foregoing merger transaction being referred to herein as the “Merger”). The Lenders would consent to, and waive the occurrence of the Change of Control arising from, the Merger.

Extend Maturity Date	Holders of 100% of the outstanding principal balance of the Loans agree to modify the definition of “Maturity Date” to be December 31, 2016.

Change to Cash Sweep Provision

Revise the quarterly Loan prepayment (cash sweep) provisions of Section 2.06(c) so as to reduce the prepayment obligation therein to 50% (the “sweep percentage”) of the amount of any increase in Available Cash, reduced (as currently provided) by the principal amount of any voluntary prepayments of Loans made during the applicable period.

Below Par Repurchases

Authorize Loan repurchases below par from the Company’s excess cash, without any other time or manner of purchase limitation or minimum or maximum transaction size as set forth in Section 2.15(b) currently.

Modify Loan Agreement Covenants

The following provisions of the Loan Agreement would be amended:

(i) Section 6.09 (Affiliate Transactions) to permit (a) payments under a shared services agreement among Dex and each of its subsidiaries (including the Company), a draft of which is attached as Exhibit A hereto, and providing for sharing of synergy benefits by means of payments by and among Dex and all of its Subsidiaries (including the Company), in accordance with the terms set forth therein, (b) the tax sharing agreement, a draft of which is attached hereto as Exhibit B, reflecting an allocation of income tax burden by and among Dex and all of its Subsidiaries (including the Company) in accordance with the terms set forth therein, and (c) intercompany licenses of intellectual property rights so as to permit consolidation of print directories in markets that overlap with Dex Media West, Inc., Dex Media East, Inc. or R.H. Donnelley Inc. and their respective Subsidiaries in order to take advantage of synergies in those markets;

(ii) Section 6.08(a)(v) (Restricted Payments) to permit distributions of $5 million per year, up to $15 million in aggregate during the term of the Credit Agreement;

(iii) Section 6.05(l), to refresh the $50 million basket for permitted dispositions, so that such basket is available in full following the closing of the Merger without regard to transactions prior to the Merger;

(iv) revise the appropriate covenants and provisions, including

(A) the relevant defined terms, including (without limiting the generality of the foregoing) “Available Cash”, “Consolidated Net Income”; “Pro Forma Compliance”, and “Total Indebtedness”, and

(B) Section 5.01 (Financial Information), and 6.13 (Financial Covenants),

so that such terms and covenants are calculated for the Company and its Subsidiaries on a stand-alone basis, as if (1) (after closing of the Merger) the Company were not a subsidiary of Dex, (2) the preparation of financial statements and other calculations (including without limitation the Leverage Ratio and the Consolidated Interest Coverage Ratio) in accordance with GAAP did not require or give effect to intercompany eliminations for transactions between the Company and its Subsidiaries on the one hand and Dex and its Subsidiaries on the other hand, and all transactions with Dex or its Subsidiaries were transactions with a Person not affiliated with the Company (provided that Section 6.09 would continue to apply and give effect to the Affiliate status of Dex and its subsidiaries). Subject to the foregoing, Section 5.01 would be further revised such that (A) the Company would be required to deliver the audited annual financial reports, and the quarterly reports, as filed with the SEC, of Dex, (B) the Company would deliver, in conjunction with such quarterly and annual reports, stand-alone financial statements for the Company and its Subsidiaries in form substantially similar in all material respects to the financial statements of Dex filed with such reports, except that financial statements of the Company and its subsidiaries would not be audited, (C) the Company’s financial statements so delivered would be accompanied by a certificate of an officer certifying that such statements fairly present in all material respects in accordance with GAAP the financial condition and results of operations of the Company and its Subsidiaries (except for income tax provisions, which would reflect an allocation to the Company and its Subsidiaries of Dex’s income tax provisions, in accordance with the tax sharing agreement); and

(v) revise the definition of “Permitted Acquisition”, so that amounts expended prior to the date of the Merger (A) for acquisitions, or (B) for Voluntary Prepayments permitted pursuant to the First Amendment or the Second Amendment to the Loan Agreement, would not reduce or affect the maximum consideration payable for a Permitted Acquisition.

Closing Date:	The date on which the conditions precedent in the documents evidencing the terms hereof are satisfied or waived, but not later than 1, 2012.

Customary Conditions Precedent and Fees:	Customary documentation and closing conditions would apply to such Loan Agreement modifications, including Agent fees and signing Lender fees to be negotiated.

Governing Law:	New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the State of New York.

EXHIBIT A

EXHIBIT B

Exhibit I

Form of Tax Sharing Agreement

[FORM OF SUPERMEDIA-DEX TAX SHARING AGREEMENT]

THIS [SUPERMEDIA-DEX] TAX SHARING AGREEMENT (the “Agreement”) is made and entered on [                    ], by and between [SUPERMEDIA INC., a Delaware corporation (“SuperMedia”) together with SUPERMEDIA SALES INC., a Delaware corporation, and SUPERMEDIA SERVICES INC., a Delaware corporation] (collectively, the “SuperMedia Entities” and, individually, a “SuperMedia Entity”), DEX ONE CORPORATION, a Delaware corporation (“DOC”), NEWDEX, INC. a Delaware corporation (“Parent”),and DEX ONE SERVICE, INC., a Delaware corporation (“DOS”), (the SuperMedia Entities, Parent, DOS and any person who hereafter becomes a party to this Agreement, collectively the “Parties” and, individually, a “Party”).

R E C I T A L S

WHEREAS, SuperMedia and its U.S. corporate subsidiaries constitute an affiliated group of corporations within the meaning of Section 1504(a) of the Code (the “SuperMedia Group”);

WHEREAS, DOC, DEX MEDIA, INC., a Delaware corporation, DEX MEDIA EAST, INC., a Delaware corporation, DEX MEDIA WEST, INC., a Delaware corporation, R.H. DONNELLEY CORPORATION, a Delaware corporation, R.H. DONNELLEY INC., a Delaware corporation, R.H. DONNELLEY APIL, INC., a Delaware corporation, and BUSINESS.COM, INC., a Delaware corporation constitute an affiliated group of corporations within the meaning of Section 1504(a) of the Code (the “DOC Consolidated Group”) (the members of the DOC Consolidated Group together with Parent, collectively, the “Dex Entities” and individually, a “Dex Entity”);

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of [                          ], 2012 (the “Merger Agreement”), by and among Parent, DOC, SuperMedia, SUPERMEDIA ACQUISITION SUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), (i) DOC will merge with and into Parent, with Parent as the surviving entity (the “Dex Merger”) and (ii) immediately following consummation of the Dex Merger, Merger Sub will merge with and into SuperMedia, with SuperMedia surviving the merger and becoming a wholly-owned subsidiary of Parent (the “SuperMedia Merger”);

WHEREAS, Parent will be the successor to DOC as a result of the Dex Merger and Parent will be common parent corporation of the affiliated group of corporations that are members of the DOC Consolidated Group (the “Parent Consolidated Group”);

WHEREAS, on the day following the Closing Date, each of the SuperMedia Entities and each of the Dex Entities will be a member of the Parent Consolidated Group;

WHEREAS, the Parent Consolidated Group intends to file consolidated federal income tax returns as permitted by Section 1501 of the Code;

WHEREAS, in certain state and local tax jurisdictions the Parties may calculate income, franchise or similar tax liabilities on a consolidated, combined or unitary basis;

WHEREAS, DOS will be the service agent of the Parent Consolidated Group;

WHEREAS, in furtherance of the Merger Agreement, each SuperMedia Entity desires on behalf of itself and its successors to set forth its rights and obligations with respect to taxes due for periods during and after the period in which such SuperMedia Entity is a member of the Parent Consolidated Group;

NOW THEREFORE, the Parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

ARTICLE I

DEFINITIONS

References in this Agreement to provisions of the Code and Treasury Regulations shall include successor provisions to the Code and Treasury Regulations.  All other capitalized terms used herein shall have the meaning specified herein.

“AMT” means the tax described in Section 55(a) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Composite Rate” means, with respect to any taxable year, the sum of (i) the highest marginal federal income tax rate for such taxable year and (ii), as determined in good faith by Parent, the estimated tax rate of the members of the Parent Consolidated Group, in the aggregate, for Consolidated State Tax (net of any federal income tax benefit) with respect to such taxable year.

“Consolidated Return” means the Parent Consolidated Group’s federal income tax consolidated return.

“Consolidated State Tax” means, with respect to any taxable year (other than a Pre-Consolidation Tax Period), any state and local tax calculated on a consolidated, combined or unitary basis.

 “Consolidation” means any event pursuant to which a Party begins to be includable in the Parent Consolidated Group.

“Credit Attribute” means any credit that is attributable to one member of the Parent Consolidated Group that may be used in accordance with Section 1502 of the Code and the Treasury regulations issued thereunder to offset Regular Taxes attributable to another member of the Parent Consolidated Group.

“Deconsolidation” means any event pursuant to which a SuperMedia Entity or Dex Entity ceases to be includable in the Parent Consolidated Group.

“Dex Tax Benefit” means 50% of the SuperMedia Utilized Tax Assets.

“Dex TSA” means, that certain tax sharing agreement by and among the Dex Entities entered into as of January 1, 2011, as modified by the amendments agreed to by the Dex Entities as of March 9, 2012, [attached hereto as Exhibit-A].

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“Dex Utilized Tax Assets” means, with respect to any taxable year the amount equal to the sum of (i) the aggregate Credit Attributes of the Dex Entities, plus (ii) the product of (x) the Composite Rate, multiplied by (y) the aggregate Loss Attributes of the Dex Entities, but only to the extent such Credit Attributes and Loss Attributes, if any, are (I) used, or are reasonably expected to be used, by the Parent Consolidated Group in the Tax Returns for such taxable year to reduce Regular Tax attributable to any SuperMedia Entity or (II) reduced, or reasonably expected to be reduced, as a result of any cancellation of indebtedness income of a SuperMedia Entity that is excluded from U.S. federal taxable income in such taxable year pursuant to Section 108 of the Code.

“Event” has the meaning set forth in Section 4.4.

“Final Determination” shall mean final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a Tax period (i) by a decision, judgment, decree or other order by any court of competent jurisdiction which has become final and not subject to further appeal, (ii) by a closing agreement entered into under Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding, or (iii) by the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

“Loss Attribute” means any loss or deduction recognized by one member of the Parent Consolidated Group that may be used in accordance with Section 1502 of the Code and the Treasury regulations issued thereunder to offset the Regular Taxable income of another member of the Parent Consolidated Group.  For the avoidance of doubt, such term shall include, but not be limited to, a net operating loss, net capital loss, charitable deduction or any other loss or deduction that can be carried forward or carried back to reduce a Regular Tax.

“Parent Consolidated Group” has the meaning set forth in the recitals.

“Post-Deconsolidation Tax Period” means (i) any tax period beginning and ending after the date of the Deconsolidation and (ii) with respect to a tax period that begins before and ends after the date of Deconsolidation, such portion of the tax period that commences on the day immediately after the date of Deconsolidation.

“Pre-Consolidation Tax Period” means any tax period beginning before or on the date of Consolidation.

“Pre-Deconsolidation Tax Period” means (i) any tax period beginning and ending before or on the date of Deconsolidation and (ii) with respect to a period that begins before and ends after the date of Deconsolidation, such portion of the tax period ending on and including the date of Deconsolidation.

“Proceeding” means any audit or other examination, protest, appeal or other administrative or judicial proceeding relating to a Party’s liability for, or refunds or adjustments to, Taxes for any Tax period.

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“Regular Tax” means any Tax imposed under Subtitle A or F of the Code; provided that the term does not include AMT or any adjustments related thereto.

“SuperMedia Group” has the meaning ascribed to it in the recitals, provided that for the avoidance of doubt the term shall be interpreted to take account of any corporations that may enter or exit the group from time to time.

“SuperMedia Rebate” means, with respect to any taxable year, an amount equal to the sum of the SuperMedia Tax Benefit and the Dex Tax Benefit.

“SuperMedia Taxable Income” means, with respect to any taxable year (other than a Pre-Consolidation Tax Period) the aggregate of each SuperMedia Entity’s positive U.S. federal taxable income, if any, for Regular Tax purposes computed: (i) on a standalone basis, and (ii) without regard to any Tax Attributes constituting SuperMedia Utilized Tax Assets or the Tax Attributes of any Dex Entity; provided that any cancellation of indebtedness income of a SuperMedia Entity that is excluded from U.S. federal taxable income under Section 108 of the Code and that utilizes Dex Utilized Tax Assets shall be included in SuperMedia Taxable Income.

“SuperMedia Tax Benefit” means, with respect to any taxable year, 25% of the Dex Utilized Tax Assets.

“SuperMedia Tax Payable” means, with respect to any taxable year (other than a Pre-Consolidation Tax Period), the product of (x) the Composite Rate, multiplied by (y) the SuperMedia Taxable Income, if any, for such taxable year.

“SuperMedia Utilized Tax Assets” means, with respect to any taxable year, the amount equal to the sum of (i) the aggregate Credit Attributes of the SuperMedia Entities, plus (ii) the product of (x) the Composite Rate, multiplied by (y) the aggregate Loss Attributes of the SuperMedia Entities, but only to the extent such Credit Attributes and Loss Attributes, if any, are used, or are reasonably expected to be used, by the Parent Consolidated Group in any Tax Return for such taxable year to reduce the Regular Tax (excluding any Regular Tax attributable to cancellation of indebtedness income) attributable to any Dex Entity.

“Tax” or “tax” means any U.S. federal, state or local income, franchise or similar tax.

“Tax Attributes” means any Loss Attribute and any Credit Attribute.

“Tax Item” means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any tax.

“Tax Return” means any Consolidated Return and any state or local income, franchise or similar tax return on which the activities of more than one Party are reported on a consolidated, combined or unitary basis (other than any tax return for a Pre-Consolidation Tax Period).

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ARTICLE II

TAX PREPARATION

2.1                               Parent agrees to prepare and timely file, or to cause to have prepared and timely filed, the Tax Returns for any period with respect to which Parent remains the common parent corporation of the Parent Consolidated Group. Parent shall be responsible for determining the elections, methods of accounting, positions, conventions and other principles of taxation to be used and the manner in which any Tax Item shall be reported on the Tax Returns.

2.2                               For any tax period, each Party will provide each other Party with the cooperation and information reasonably requested in connection with tax planning, the preparation or filing of any Tax Return (or claim for refund), the determination and payment of estimated tax, the conduct of any Proceeding, or the calculation of any amount under this Agreement. Such cooperation and information includes, but is not limited to: (i) promptly forwarding copies of relevant notices and other communications (including, information document requests, revenue agent’s reports and similar reports, notices of proposed adjustments and notices of deficiency) received by the Party from, or sent by the Party to, any taxing authority, (ii) providing copies of all relevant Tax Returns (including work papers and schedules), and documents relating to relevant rulings or other determinations by taxing authorities, (iii) providing copies of records concerning the ownership and tax basis of property beneficially owned by a Party, (iv) providing other relevant information which either Party may possess, including explanations of documents and information provided under this Agreement, as well as access to appropriate personnel, (v) the execution of any document that may be necessary or reasonably helpful in connection with the filing of a Tax Return (or claim for refund) or in connection with any Proceeding, including waivers, consents or powers of attorney, and (vi) the use of the Parties’ reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing.

2.3                               During any Pre-Deconsolidation Tax Period, Parent has the sole right to represent, in good faith, the interests of the SuperMedia Group with respect to Tax Returns, and Proceedings with respect to Tax Returns, for any period for which Parent remains the common parent corporation of the Parent Consolidated Group.

ARTICLE III

TAX SHARING

3.1                               As common parent for the Parent Consolidated Group, Parent shall cause and direct DOS to pay the consolidated U.S. federal income tax liability of the Parent Consolidated Group and the Consolidated State Tax liability of the Parties at such time and in such manner as such payments are required.

3.2                               For each taxable period ending on or after the date hereof, for which any SuperMedia Entity is included in a Tax Return, SuperMedia shall pay to DOS an amount equal to the SuperMedia Tax Payable, if any, for such taxable period.

3.3                               For each taxable period ending on or after the date hereof, for which any SuperMedia Entity is included in a Tax Return (including for the avoidance of doubt, any period

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in which a Deconsolidation takes place), DOS shall pay to SuperMedia an amount equal to the SuperMedia Rebate, if any, for such taxable period.

3.4                               AMT

(a) For each taxable period ending on or after the date hereof, for which any SuperMedia Entity is included in a Tax Return (including for the avoidance of doubt, any period in which a Deconsolidation taxes place) and for which the Parent Consolidated Group has an AMT liability and the SuperMedia Group would have had AMT liability (calculated on a standalone basis without reference to any Tax Attributes other than Tax Attributes of SuperMedia Entities), SuperMedia shall pay to DOS an amount equal to the lesser of (i) the AMT liability of the Parent Consolidated Group, or (ii) such standalone AMT liability of the SuperMedia Group, and SuperMedia shall be entitled to the benefits of any corresponding AMT credits.

(b) Any AMT liabilities (and the corresponding credits) of the Parent Consolidated Group or its members, other than those described in Section 3.4(a), shall not be borne by any SuperMedia Entity but instead shall be the responsibility of the Dex Entities and shall be allocated among them in accordance with the Dex TSA.

3.5                               Any payments, net of any SuperMedia Rebate, required to be made under this Article III by SuperMedia for a taxable year shall promptly be paid to DOS at the time or times requested by Parent.

3.6                               A final accounting of the amount of payments for any taxable year shall be made, and any necessary adjustment shall be paid, on or before October 31 of the year following such taxable year unless the extended due date of a Consolidated State Tax return is after October 31, in which case the final accounting will occur no later than 30 days following the filing of such return.

3.7                               In the event of an adjustment or redetermination of any item with respect to the Consolidated Return or Consolidated State Tax as a result of a Final Determination, the filing of a tax refund claim or the filing of an amended Tax Return pursuant to which taxes are paid to a tax authority or a refund of taxes is received from a tax authority, Parent shall prepare, in accordance with the principles and procedures set forth in this Agreement, revised Tax Returns, as appropriate, to reflect the adjustment or redetermination as a result of such Final Determination, filing of a tax refund claim or filing of an amended Tax Return.  Following the preparation of such revised Tax Returns, the Parties’ payment obligations under this Agreement shall be redetermined and the Parties shall make appropriate payments reflecting such redetermination.

ARTICLE IV

POST-DECONSOLIDATION

4.1                               Each Party covenants that on or after a Deconsolidation it will not make or change any tax election, change any accounting method, amend any tax return or take any tax position on any tax return, take any other action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Attribute of the Parent Consolidated

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Group or any member thereof in respect of any Pre-Deconsolidation Tax Period, without first obtaining the written consent of the other Parties.

4.2                               In the event of a Deconsolidation, Parent may, at its option, elect, and the applicable Party shall join Parent in electing, to ratably allocate items (other than extraordinary items) of the applicable Party in accordance with relevant provisions of the Treasury Regulations Section 1.1502-76.

4.3                               In the event of a Deconsolidation, during any Post-Deconsolidation Period, Parent shall promptly notify SuperMedia in writing upon receipt by any includable member of the Parent Consolidated Group of notice in writing of any Proceeding in respect of a Pre-Deconsolidation Period.  SuperMedia shall be entitled to participate in such Proceeding at its own expense; provided that SuperMedia shall, following its receipt of notice of such Proceeding from Parent, promptly notify Parent in writing of its intention to participate in such Proceeding. In the event that SuperMedia elects to participate in any such proceeding, Parent shall not settle or resolve any issue that could materially affect SuperMedia’s liability for Taxes without SuperMedia’s consent; such consent not to be unreasonably withheld conditioned or delayed.  Parent shall provide SuperMedia with copies of any correspondence received from the taxing authorities related to any such Proceedings controlled by Parent, as reasonably requested by SuperMedia.

4.4                               Parent agrees to pay SuperMedia 100% of the actual tax benefit received by the Parent Consolidated Group from the use in any Tax Period of a carryback of any Tax Attribute of SuperMedia from a Post-Deconsolidation Tax Period, determined and paid in accordance with the principles of Article III.  If, subsequent to the payment by Parent to SuperMedia of any such amount, there shall be (i) a Final Determination which results in a disallowance or a reduction of the Tax Attribute so carried back or (ii) a reduction in the amount of the benefit realized by the Parent Consolidated Group as a result of any other Tax Attribute that arises in a Post-Deconsolidation Tax Period, SuperMedia shall (net of any out-of-pocket costs) repay Parent within 90 days of such event described in (i) or (ii) of this paragraph (an “Event” or, collectively, the “Events”) any amount which would not have been payable to SuperMedia pursuant to this Section 4.4 had the amount of the benefit been determined in light of the Events.

4.5                               SuperMedia shall hold Parent harmless for any penalty or interest payable by any member of the Parent Consolidated Group, solely as a result of any Event.  Any such amount shall be paid by SuperMedia to Parent within 90 days of the payment by Parent or any member of the Parent Consolidated Group of any such interest or penalty.

4.6                               Parent may designate DOS, as its service agent, as the payor of any payment required to be paid by Parent to SuperMedia pursuant to Section 4.4 or as the payee of any payment required to be paid by SuperMedia to Parent pursuant to Sections 4.4 or 4.5.

ARTICLE V

MISCELLANEOUS

5.1                               This Agreement shall expire with respect to an applicable Party upon the date of the Deconsolidation with respect to all Post-Deconsolidation periods of such Party; provided,

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however, that all rights and obligations arising hereunder with respect to a Pre-Deconsolidation Tax Period shall survive until they are fully effectuated or performed; provided, further, that notwithstanding anything in this Agreement to the contrary, all rights and obligations arising hereunder with respect to a Post-Deconsolidation Tax Period shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

5.2                               For any period with respect to which Parent remains the common parent corporation of the Parent Consolidated Group, Parent shall be responsible for determining the conventions and other principles for the implementation of this Agreement.

5.3                               No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by any Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  No Party shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such Party.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by each of the Parties.

5.4                               In any action, litigation or proceeding between the Parties arising out of or in relation to this Agreement, the prevailing Party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such Party’s reasonable costs and expenses, including but not limited to costs and reasonable attorneys’ fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein.

5.5                               This Agreement contains the entire agreement between the Parties hereto, superseding any oral statements, representations, understanding or agreements with respect to the terms or provisions of this Agreement.

5.6                               All notices, requests, demands, consents, instructions or other communications to any Party under this Agreement shall be in writing and mailed or delivered to each Party at the Party’s address in the records of Parent.  All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (ii) three days after mailing when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, and (iii) when delivered by hand, upon delivery.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, and assigns.

5.7                               If one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no Party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to

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replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.8                               This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.9                               This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

5.10                        This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

5.11                        The terms of this Agreement shall not be waived, altered, modified, amended or supplemented except by written instrument signed by each Party.

5.12                        The parties hereto shall treat any payments made pursuant to the terms of this Agreement as a tax-exempt transaction for all tax purposes, except to the extent required by applicable law.

5.13                        If, due to any change in applicable law or regulation or the interpretation thereof by any court of law or other governing body having jurisdiction, subsequent to the date of the Agreement, performance of any provision of or any transaction contemplated by this Agreement shall become impracticable or impossible, the parties will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by this Agreement.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

NEWDEX, INC.

By:
Title:

DEX ONE CORPORATION, INC.

By:
Title:

DEX ONE SERVICE, INC.

By:
Title:

SUPERMEDIA INC.

By:
Title:

SUPERMEDIA SALES INC.

By:
Title:

SUPERMEDIA SERVICE INC.

By:
Title:

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Exhibit J

Form of Shared Services Agreement

AMENDED AND RESTATED SHARED SERVICES AGREEMENT

This Amended and Restated Shared Services Agreement (the “Agreement”) is made as of                     , 2012 (the “Effective Date”), by and among Dex One Service, Inc., a Delaware corporation (successor by conversion to Dex One Service LLC, a Delaware limited liability company (formerly known as RHD Service LLC)) (“Servicer”), Dex One Corporation, a Delaware corporation (“Dex One Corp”), R.H. Donnelley Inc., a Delaware corporation (“RHD Inc”), Dex Media Service LLC, a Delaware limited liability company (“Dex Service”), Dex Media, Inc., a Delaware corporation (“DM I”), Dex Media East, Inc., a Delaware corporation (“Dex East”), Dex Media West, Inc., a Delaware corporation (“Dex West”), Dex One Digital, Inc., a Delaware corporation (formerly known as Business.com, Inc.) (“Dex Digital”), Newdex, Inc., a Delaware corporation (“Newdex”), R.H. Donnelley Corporation, a Delaware corporation (“RHD Corp,” and together with Dex One Corp, RHD Inc, Dex Service, DM I, Dex East, Dex West, Dex Digital and Newdex, the “Dex Client Companies”), SuperMedia Inc., a Delaware corporation (“SuperMedia Inc.”), SuperMedia LLC, a Delaware limited liability company (“SuperMedia”), SuperMedia Sales Inc., a Delaware corporation (“SM Sales”), SuperMedia Services Inc., a Delaware corporation (“SM Services”) and Idearc Inceptor Ltd, a private company limited by shares incorporated in England and Wales (“Inceptor,” and together with SuperMedia Inc., SuperMedia, SM Sales and SM Services, the “SM Client Companies”).  The Dex Client Companies and the SM Client Companies comprise the Client Companies (the “Client Companies”).

RECITALS

WHEREAS, Servicer and the Dex Client Companies are parties to that certain Amended and Restated Shared Services Agreement, dated as of January 29, 2010 and amended on May 17, 2010 and further amended on July 8, 2011 (as amended, the “Original Agreement”).

WHEREAS, pursuant to the Original Agreement, Servicer agreed to provide certain administrative and other services to the Dex Client Companies and the Dex Client Companies agreed to have certain administrative and other services provided to them by Servicer, upon the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, pursuant to the Original Agreement, Dex One Corp agreed to have Servicer pay certain costs associated with certain stewardship services provided by Dex One Corp for the benefit of Servicer and the other Dex Client Companies (for which Servicer would be reimbursed by the Dex Client Companies other than Dex One Corp), and Servicer agreed to make such payments, upon the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, to enable and assist Servicer in performing the services set forth in the Original Agreement, the Dex Client Companies agreed to contribute and/or distribute certain assets of the Dex Client Companies to Servicer from time to time;

WHEREAS, on the date hereof, Dex One Corp will merge with and into Newdex (“Surviving Dex One Corp”) and the SM Client Companies will become subsidiaries of Surviving Dex One Corp;

WHEREAS, Servicer, directly and through the Dex Client Companies, will provide and receive certain administrative and other services to and from the Client Companies, and Servicer will allocate certain costs among the Client Companies, upon the terms and subject to the conditions set forth herein;

WHEREAS, SuperMedia, directly and through the other SM Client Companies, will provide and receive certain administrative and other services to and from Servicer and the Client Companies until the administrative functions of the SM Client Companies and the Dex Client Companies are fully integrated, and SuperMedia’s costs for providing such Services shall be allocated by Servicer among the Client Companies, upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties hereto intend to integrate the administrative functions of the SM Client Companies and the Dex Client Companies as promptly as practicable so that, upon completion of such integration, Servicer provides all the administrative functions performed by the SM Client Companies as of the date hereof (the “Integration”);

WHEREAS, pursuant to Section 19(b) of the Original Agreement, Servicer and the Dex Client Companies desire to amend the Agreement to add the SM Client Companies as parties, upon the terms and subject to the conditions set forth herein and to restate the Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties do mutually agree as follows:

1.                                      In this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Agreement” means this Amended and Restated Shared Services Agreement, together with all Schedules hereto.

“Allocated Costs” has the meaning set forth in Section 3(a).

“Allocated Share” has the meaning set forth in Section 3(c).

“Applicable Law” means any foreign, federal, state or local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Body or common law that apply to any party hereto, this Agreement or the activities contemplated hereby, as applicable.

“Applicable Tax Law” means any foreign, federal, state or local tax law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Body or common law that apply to any party hereto, this Agreement or the activities contemplated hereby, as applicable.

“Asset” means any real property, tangible personal property, intangible property, equity interests or contract rights, or any interest in any of the foregoing.

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“Books” has the meaning set forth in Section 9.

“Charges” has the meaning set forth in Section 3.

“Client Companies” means, collectively, the Dex Client Companies and the SM Client Companies and Client Company means any one of the Client Companies.

“Client Company Material” means all data, information, materials, contracts, computer systems and networks and software and associated documentation owned, licensed or leased by a Client Company which Servicer is required to access or use in connection with providing any Service.

“Confidential Information” means all information and materials of a confidential or secret nature, including the terms of this Agreement and any trade secrets, financial data, technical and business information, sales data, information regarding advertising, distribution, marketing or strategic plans, product plans, customer information, business strategies, formulae, productivity or technological advances, product designs or specifications, development schedules, computer programs or systems, designs, databases, inventions, techniques, procedures and research or research projects, that, in each case, the Recipient should reasonably recognize as being of a confidential nature.

“Dex Client Companies” has the meaning set forth in the preamble to this Agreement.

“Dex Digital” has the meaning set forth in the preamble to this Agreement.

“Dex East” has the meaning set forth in the preamble to this Agreement.

“Dex East Credit Agreement” means: (a) the Credit Agreement, dated as of October 24, 2007 (as amended and restated as of January 29, 2010, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Dex One Corp, DM I, Dex East, Dex Media East LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the Dex East Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“Dex One Corp” has the meaning set forth in the preamble to this Agreement.

“Dex Service” has the meaning set forth in the preamble to this Agreement.

“Dex West” has the meaning set forth in the preamble to this Agreement.

“Dex West Credit Agreement” means: (a) the Credit Agreement, dated as of July 6, 2008 (as amended and restated as of January 29, 2010, and as further amended, restated, amended and

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restated, supplemented or otherwise modified from time to time), among Dex One Corp, DM I, Dex West, Dex Media West LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the Dex West Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

“Direct Costs” has the meaning set forth in Section 3(a).

“Disclosing Party” has the meaning set forth in Section 14(a).

“DMI” has the meaning set forth in the preamble to this Agreement.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Event of Default” means an “Event of Default” or any equivalent term as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement or the SuperMedia Loan Agreement.

“Funding Accounts” has the meaning set forth in Section 6.

“Governmental Body” means any United States federal, state or local, or any supranational or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization, notified body, court, tribunal or judicial or arbitral body.

“Indemnified Parties” has the meaning set forth in Section 15.

“Integration” has the meaning set forth in the recitals.

“Net Revenue” means, with respect to any Client Company for any period of determination, the applicable gross revenue of such Client Company for such period less sales allowances and customer adjustments of such Client Company for such period.

“New Service” has the meaning set forth in Section 2(a).

“New Stewardship Service” has the meaning set forth in Section 4.

“Newdex” has the meaning set forth in the preamble to this Agreement.

“Original Agreement” has the meaning set forth in the first recital to this Agreement.

“Other Party” has the meaning set forth in Section 12(a).

“Permitted Investments” means:

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(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper (other than commercial paper issued by Servicer, any Client Company or any of their affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)                                  investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)                                 5 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)                                  money market funds that: (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940; (ii) are rated AAA by S&P and Aaa by Moody’s; and (iii) have portfolio assets of at least $5,000,000,000.

“Primary Funding Account” has the meaning set forth in Section 6.

“Recipient” has the meaning set forth in Section 14(a).

“RHD Corp” has the meaning set forth in the preamble to this Agreement.

“RHD Inc.” has the meaning set forth in the preamble to this Agreement.

“RHDI Credit Agreement” means: (a) the Third Amended and Restated Credit Agreement, dated as of January 29, 2010 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Dex One Corp, RHD Inc, the lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the indebtedness and other obligations outstanding under the RHDI Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including adding or removing any person as a borrower, guarantor or other obligor thereunder).

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“Servicer” has the meaning set forth in the preamble to this Agreement.

“Services” has the meaning set forth in Section 2(a).

“Services Assets” means the Assets listed on Schedule E and other Assets used primarily for the provision of Services.

“SM Client Companies” has the meaning set forth in the preamble to this Agreement.

“SM Sales” has the meaning set forth in the preamble to this Agreement.

“SM Services” has the meaning set forth in the preamble to this Agreement.

“Stewardship Costs” has the meaning set forth in Section 4.

“Stewardship Services” has the meaning set forth in Section 4.

“SuperMedia” has the meaning set forth in the preamble to this Agreement.

“SuperMedia Loan Agreement” means the Loan Agreement, dated as of December 31, 2009 and amended December 14, 2010 and November 8, 2011, among SuperMedia Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A.

“SuperMedia Inc.” has the meaning set forth in the preamble to this Agreement.

“Surviving Dex One Corp” has the meaning set forth in the recitals to this Agreement.

“Terminating Party” has the meaning set forth in Section 12(a).

2.                                      Services to be Provided.

(a)                                 Services. Subject to the terms and conditions set forth in this Agreement, Servicer and (until completion of the Integration) SuperMedia agree to provide to each Client Company the administrative and other services identified in Schedule A as to be performed for such Client Company (collectively with any New Services, the “Services”). The parties hereto may, from time to time during the term of this Agreement, negotiate in good faith for services not otherwise specifically identified in Schedule A (each, a “New Service”). Any agreement among the parties on the terms of any such New Service shall be deemed to be an amendment to this Agreement and thereafter such New Service shall be a “Service” for all purposes of this Agreement. At all times during the performance of the Services, employees of the provider of the Services or other persons performing Services hereunder (including any agents, temporary employees, independent third parties and consultants) shall not be deemed to be employees of the persons receiving the Services on account of such Services. Neither Servicer nor SuperMedia shall be required to perform any Services hereunder that conflict with or violate any Applicable Law or third-party rights.

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(b)                                 Service Standard. Servicer and (until completion of the Integration) SuperMedia shall use the degree of skill, care and diligence in the performance of the Services that an experienced, qualified, prudent and reputable provider of similar services under a similar services agreement would use acting in like circumstances in accordance with applicable industry standards and all Applicable Laws, including all data protection and privacy laws. Servicer and (until completion of the Integration) SuperMedia shall act honestly and in good faith in providing the Services and shall provide the Services to the Client Companies on a non-discriminatory basis and without mark-up or profit by Servicer or SuperMedia; provided that the Charges and Stewardship Costs may be marked up or provide a profit for Servicer if required by any Applicable Tax Law.

(c)                                  Attorney-in-Fact.

(i)                                     Subject to Section 2(c)(ii), each Client Company hereby appoints Servicer as such Client Company’s attorney-in-fact, with full authority in the place and stead of such Client Company and in the name of such Client Company or otherwise, from time to time in Servicer’s discretion, but subject to the direction of such Client Company, to take such actions on behalf of such Client Company as may be necessary or advisable for purposes of performing the Services.

(ii)                                  Anything in Section 2(c)(i) or elsewhere in this Agreement to the contrary notwithstanding, Servicer is not authorized to execute this Agreement on behalf of or as attorney-in-fact for any Client Company or to execute any amendment, modification or waiver to or under this Agreement or any other agreement to which Servicer is a party.

3.                                      Charges for Services.

(a)                                 Servicer Charges.  Each Client Company shall pay the following charges to Servicer (the “Charges”).

(i)                                     Direct Costs. The Charges to each Client Company under this Agreement shall include all: (i) of Servicer’s costs associated with performing a Service that can be directly attributed to such Service for such Client Company; (ii) of SuperMedia’s costs associated with performing a Service that can be directly attributed to such Service for such Client Company (which, after completion of the Integration, shall be zero) and (iii) costs otherwise directly attributable to an individual Client Company (collectively, “Direct Costs”).

(ii)                                  Allocated Costs. The Charges to each Client Company under this Agreement shall include such Client Company’s Allocated Share of all costs incurred by Servicer that are not Direct Costs, including costs related to Services that have joint benefit for two or more Client Companies and Servicer’s overhead costs and costs paid by SuperMedia that have joint benefit for two or more Client Companies (which, after completion of the Integration, shall be zero) (collectively, “Allocated Costs”). For the avoidance of doubt, Charges allocated

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to any Client Company as Direct Costs or Allocated Costs (including such Client Company’s share of any capital expenditures or capital lease obligations incurred by Servicer) shall also be allocated to such Client Company for financial statement purposes.

(b)                                 Charges to SM Client Companies.  Notwithstanding the foregoing, unless otherwise agreed to by the parties, all Charges to an SM Client Company shall be deemed to be Charges to SuperMedia.

(c)                                  Allocated Share. Each Client Company’s “Allocated Share” for purposes of this Agreement shall be determined as follows:

(i)                                     For each Service that directly benefits a Client Company, such Client Company’s Allocated Share of the Allocated Costs for such Service shall be equal to such Client Company’s annual Net Revenue for the preceding calendar year divided by the total applicable annual Net Revenue of all of the Client Companies receiving the benefits of such Service for the same period (rounded to the nearest one percent); provided that the sum of the Allocated Shares of all Client Companies receiving the benefit of any Service must equal 100%. The Client Companies’ initial Allocated Shares for Services shall be as set forth on Schedule B. Effective on January 1st of each calendar year during the term of this Agreement, and upon the addition or removal of any Client Company pursuant to Section 18, Servicer shall reset the Client Companies’ respective Allocated Shares for each Service in accordance with this Section 3(c)(i). Upon final determination of any such reallocation by Servicer, Servicer shall submit for review and approval by each Client Company a written statement of such reallocation and the assumptions and calculations underlying such reallocation set forth in reasonable detail. All changes to determinations of Direct Costs, Allocated Shares and Allocated Costs shall only apply on a prospective basis.

(ii)                                  Each Client Company’s Allocated Share for purposes of Sections 4 and 6 shall be equal to each Client Company’s Allocated Share set forth in Section 3(c)(i) for a Service that benefits all of the Client Companies.

(iii)                               (A) Not less than once every five years during the term of this Agreement and (B) upon any acquisition or divestiture by Surviving Dex One Corp or any of its direct or indirect subsidiaries of assets accounting (individually or in the aggregate with all other acquisitions or divestitures from the Effective Date) for at least 10% of the consolidated revenues or consolidated expenses of Surviving Dex One Corp and its subsidiaries (as reasonably determined by the board of directors of Surviving Dex One Corp acting in good faith), Servicer shall commission a nationally recognized accounting firm or financial institution to review the fairness of the shared Allocated Costs and the corresponding allocation methodology set forth in this Section 3(c).

(d)                                 Determination of Charges. Servicer shall make all determinations and allocations of all Direct Costs to each Client Company and the determination of each

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Client Company’s Allocated Share and the allocation of Allocated Costs to each Client Company on a fair, reasonable and equitable basis in conformity with the principles set forth herein and as may be required by Applicable Law. For the avoidance of doubt, Servicer’s costs to be included in the Direct Costs and Allocated Costs shall include any and all costs of Servicer in performing the Services and otherwise in operating its business, including costs for labor, material, third-party services, overhead, taxes, legal services and information technology; provided, however, that in no event shall costs included in Direct Costs, Allocated Costs or Stewardship Costs include the allocation of indebtedness for borrowed money or interest expense in respect thereof.

4.                                      Stewardship Services and Costs. Surviving Dex One Corp and (until completion of the Integration) SuperMedia provide certain services to Servicer and the other Client Companies that are not directly beneficial to Servicer or any individual Client Company, but which indirectly benefit all of Servicer and the other Client Companies, as further identified in Schedule C (collectively with any New Stewardship Services, the “Stewardship Services”). The parties hereto may, from time to time during the term of this Agreement, negotiate in good faith for services not otherwise specifically identified in Schedule C (each, a “New Stewardship Service”). Any agreement among the parties on the terms of any such New Stewardship Service shall be deemed to be an amendment to this Agreement and thereafter such New Stewardship Service shall be a “Stewardship Service” for all purposes of this Agreement. Surviving Dex One Corp and (until completion of the Integration) SuperMedia incur certain costs associated with the Stewardship Services (collectively, “Stewardship Costs”). Servicer shall, on behalf of Surviving Dex One Corp, pay all of the Stewardship Costs incurred by Surviving Dex One Corp. Until completion of the Integration, SuperMedia, pursuant to Section 5(b), shall receive a credit for Stewardship Costs that SuperMedia incurs. Each Client Company other than Surviving Dex One Corp shall pay Servicer an amount equal to such Client Company’s Allocated Share of the Stewardship Costs.

5.                                      Payment.

(a)                                 Daily Cash Settlements. Each Client Company shall reimburse Servicer for such Client Company’s associated Charges and Allocated Share of the Stewardship Costs, in each case, in accordance with Schedule D.

(b)                                 SuperMedia Credit for Provided Services.  Until completion of the Integration, Servicer shall credit SuperMedia for amounts paid for by SuperMedia for its costs associated with performing a Service that can be directly attributed to a Service for a Client Company, with a Service that has a joint benefit for two or more Client Companies or for Stewardship Costs incurred by SuperMedia.  Such credit shall be used in the monthly reconciliation described in Section 5(c).

(c)                                  Monthly Reconciliation. Within thirty (30) days after the end of each calendar month, Servicer shall submit for review and approval by each Client Company a written statement of such Client Company’s Charges and Allocated Share of the reimbursement of Stewardship Costs (and, with respect to SuperMedia, SuperMedia’s credit for the amount set forth in Section 5(b)) for such prior month. This monthly reconciliation statement shall include the following information for the relevant period:

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(i) Charges for Services as described in Section 3; (ii) daily cash settlement amounts as described in Section 5(a); (iii) Services that have not yet been paid in cash by Servicer; (iv) Stewardship Cost reimbursement amounts as described in Section 4; (v) credit given for costs paid by such Client Company pursuant to Section 5(b) (if applicable); and (vi) overpayment or underpayment amounts as defined in Section 5(d). Charges that have not resulted in actual cash disbursements shall reside in their respective intercompany accounts until such time as the Charges have been paid by Servicer.  Solely with respect to SuperMedia, until completion of the Integration, the excess of SuperMedia’s Charges and Allocated Share of the reimbursement of Stewardship Costs over SuperMedia’s credit for the amount set forth in Section 5(b) shall be transferred from SuperMedia to Servicer (if such difference is positive) or from Servicer to SuperMedia (if such difference is negative) within thirty (30) days after the end of each calendar month.

(d)           Settlement of Monthly Reconciliation. Each Client Company may request a written report from Servicer setting forth, in reasonable detail, the nature of the Services rendered and costs incurred and other relevant information to support the Charges and Stewardship Cost reimbursements (and, if applicable, credit given) included in the monthly reconciliation statement as described in Section 5(c). If the Charges and Stewardship Cost reimbursements for a Client Company (as adjusted for any credit given) in such written statement are lower than the actual Charges and Stewardship Cost reimbursements paid (as adjusted for any credit given) by such Client Company during such prior month, the amount of the difference shall be applied as a credit to the next day’s settlements pursuant to Section 5(a) until fully consumed; provided, that to the extent such credit is not fully applied to Charges and Stewardship Cost reimbursements within three (3) Business Days (or after the occurrence and during the continuation of an Event of Default, one Business Day) of such written statement, Servicer shall reimburse such Client Company for the remaining amount of such credit in cash. If the Charges and Stewardship Cost reimbursements for a Client Company (as adjusted for any credit given) in such written statement are higher than the actual Charges and Stewardship Cost reimbursements paid (as adjusted for any credit given) by such Client Company during such prior month, the amount of the difference shall be paid no later than the next business day by such Client Company to Servicer. Notwithstanding the foregoing, if the amount of the overpayment or underpayment of any Client Company in any month is less than $100,000, no settlement payment or credit shall be made and the amount of such overpayment or underpayment will be rolled forward to be considered in the next month’s reconciliation until such time as the cumulative amount of such overpayment or underpayment exceeds $100,000, at which time such difference shall be paid or credited as set forth above.

(e)           Annual Non-Cash Settlements. For each year during the term of this Agreement and no later than the earlier of (i) 10 days after the date that Surviving Dex One Corp is required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (whether or not Surviving Dex One Corp is so subject to such reporting requirements), and (ii) 90 days after the end of each fiscal year of Surviving Dex One Corp, Servicer shall provide each Client Company with a written statement of all non-cash Charges and Stewardship Cost reimbursements for the

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previous calendar year for each Client Company. Settlement of such non-cash Charges and Stewardship Cost reimbursements shall be handled by the parties with non-cash dividends or similar distributions or contributions that do not involve the transfer of property.

6.             Funding Accounts. Servicer shall establish one or more funding accounts for making payment of the Client Companies’ obligations on behalf of the Client Companies pursuant to the performance of the Services and Stewardship Services (each, a “Funding Account”, and collectively, the “Funding Accounts”). The initial Funding Account established pursuant to this Section 6 prior to the Effective Date (the “Primary Funding Account”) was initially pre-funded with $5 million.  After the Effective Date, Servicer may elect to fund any Funding Account with a portion of the funds then  maintained in any other Funding Account; provided, that at no time shall the aggregate closing balance of all of the Funding Accounts, exclusive of additional  funding amounts maintained in the Funding Accounts pursuant to the next succeeding sentence, exceed $5 million. From time to time, if Servicer determines in its reasonable discretion that additional funding for any Funding Account is needed to continue to make payments of the Client Companies’ obligations on behalf of the Client Companies pursuant to the performance of the Services and Stewardship Services, Servicer shall provide the Client Companies with written notice of the same setting forth such additional funding amount, and promptly after receipt of such notice each Client Company shall pay its Allocated Share of such additional funding amount to Servicer; provided, that Servicer shall not request any such additional funding by the Client Companies in an aggregate amount exceeding the aggregate amount of Charges and reimbursements of Stewardship Costs to be made by the Client Companies during the period of two (2) Business Days following such additional funding. Notwithstanding the foregoing, at no time shall the daily aggregate closing balance of all of the Funding Accounts exceed $25 million. Servicer shall be permitted to invest the funds in the Funding Accounts in Permitted Investments. Servicer shall have no liability to any Client Company for any losses associated with any Permitted Investment made by Servicer. Any proceeds from any Permitted Investment made with funds from the any Funding Account shall be quantified on a monthly basis and applied as a credit to each Client Company in the next day’s settlements pursuant to Section 5(a), each such credit to be equal to each Client Company’s Allocated Share of such proceeds at the date of determination.  Notwithstanding the foregoing, Servicer will not establish (and an SM Client Company need not fund) a Funding Account for an SM Client Company until the Integration is completed, at which time Funding Accounts will be established and funded by such SM Client Companies with a reasonable amount of cash.

7.             Contributions / Distributions of Services Assets. From time to time, a Client Company may, through one or more transactions, contribute and/or distribute certain Services Assets to Servicer. All such contributions and distributions of Services Assets shall be conducted pursuant to separate agreement(s) or transaction(s) between the parties; provided that after the date of the contribution or distribution of all of the applicable Services Assets set forth on Schedule E for a Client Company, such Client Company shall not make any contribution or distribution of any Services Asset that was thereafter acquired by such Client Company in contemplation of such contribution or distribution. The parties intend that such contributions and distributions shall include the Services Assets listed on Schedule E. For the avoidance of doubt, nothing herein shall constitute a warranty from any Client Company with respect to such Services Assets or the contribution or distribution of such Services Assets to Servicer.

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8.             Reports. Without limiting Section 5(b), Servicer shall provide each Client Company all reports reasonably requested by such Client Company and which Servicer reasonably determines that it can provide. Servicer will provide such reports with the frequencies agreed upon by the applicable parties.

9.             Accounting Records and Documents. Servicer shall be responsible for maintaining full and accurate books, accounts and records (“Books”) of all Services and Stewardship Servicers rendered pursuant to or associated with this Agreement and all Direct Costs, Allocated Costs and Stewardship Costs.

10.          Additional Obligations of the Client Companies.

(a)           Instructions and Information. Each Client Company acknowledges that some of the Services to be provided hereunder require instructions and information (including access to Client Company Materials) from such Client Company, which such Client Company shall provide to Servicer in sufficient time for Servicer to provide or procure such Services. Any failure by Servicer to provide any Service due to any delay by any Client Company in providing such instructions or information shall not be considered a breach of Servicer’s obligations herein, and Servicer shall have the right to suspend the performance of any affected Service until such instruction or information is provided. Servicer shall treat all such instructions and information as Confidential Information of the applicable Client Company.

(b)           Client Company Materials. Each Client Company retains all right, title and interest in and to its Client Company Material. Each Client Company hereby grants to Servicer a worldwide, royalty-free, fully paid-up, non-exclusive, nontransferable license to access, use, display and make derivative works of its Client Company Material solely to the extent necessary to provide the Services. This license: (i) shall be limited to the term of this Agreement (including any period pursuant to which Servicer is providing transition assistance to such Client Company pursuant to Section 13(a); and (ii) with respect to any third-party owned Client Company Material, is granted solely to the extent permissible under the applicable third-party agreement. Servicer shall have administrative responsibility for obtaining and maintaining all consents and licenses for Servicer’s access and use of any Client Company Material that may be necessary for Servicer in providing the Services, and each Client Company shall cooperate with Servicer in obtaining and maintain such consents and licenses and such Client Company shall pay all costs associated therewith with respect to its Client Company Material.

11.          Term. This Agreement shall be effective as of the Effective Date, and shall continue in full force and effect with respect to Servicer and all Client Companies until terminated with respect to any or all Client Companies in accordance with Section 12.

12.          Termination.

(a)           Termination for Convenience. Any party hereto (the “Terminating Party”) may terminate this Agreement with respect to its rights and obligations hereunder for  convenience by providing at least sixty (60) days’ prior written notice to, in the case of

12

Servicer, any or all of the Client Companies, or in the case of any Client Company, Servicer (in either case, the “Other Party”).

(b)           Termination upon Bankruptcy or Insolvency or Discontinuance of Business. This Agreement may be terminated by the Terminating Party by providing at least thirty (30) days’ prior written notice to the Other Party if the Other Party: (i) becomes bankrupt or insolvent, or if the business of the Other Party is placed in the hands of a receiver or trustee, whether by voluntary act or otherwise; or (ii) liquidates its assets, dissolves or otherwise winds up its affairs.

13.          Consequences of Termination.

(a)           Transition Assistance. Upon termination of this Agreement with respect to any Client Company, Servicer shall, upon such Client Company’s request, provide such Client Company with cooperation and assistance in transitioning the Services provided hereunder to a new service provider or to providing the Services internally. Notwithstanding the termination of this Agreement, during the period when such transition assistance is being provided, the applicable Client Company shall continue to pay the Charges for such transition assistance and any other Services provided in accordance with Section 3.

(b)           Distribution of the Funding Account Accounts. Promptly following termination of this Agreement with respect to any Client Company, Servicer shall pay to such Client Company such Client Company’s Allocated Share of the funds available in the Funding Account Accounts as of the effective date of such termination that are in excess of the then-outstanding obligations that Servicer is required to pay from such funds.

14.          Confidentiality.

(a)           General. The receiving party (the “Recipient”) shall not disclose to any third party such Confidential Information of any other party (the “Disclosing Party”) disclosed to the Recipient by the Disclosing Party in connection with the Disclosing Party’s performance of this Agreement and shall not use such Confidential Information other than for purposes of the Recipient’s performance under or exercise of its rights pursuant to this Agreement.

(b)           Employees and Agents. Each Recipient shall ensure that only its contractors, distributors, representatives, agents, officers and employees who have a need to have access to the Confidential Information of the Disclosing Party for purposes of such Recipient’s performance under or exercise of its rights pursuant to this Agreement shall be permitted to have access to such Confidential Information. Each Recipient shall cause its contractors, distributors, officers, representatives, agents and employees who shall have access to the Confidential Information of the Disclosing Party not to disclose to any third party any such Confidential Information and not to use such Confidential Information other than for the purposes of such Recipient’s performance under or exercise of its rights pursuant to this Agreement.

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(c)           Excluded Information. The undertakings of non-disclosure and non-use in this Section 14 shall not apply to information or material which the Recipient demonstrates:

(i)            is or becomes generally available to the public other than as a result of any act or omission on the part of the Recipient or any contractor, distributor, representative, agent, officer or employee of the Recipient;

(ii)           was available to the Recipient on a non-confidential basis prior to its disclosure by the Disclosing Party;

(iii)          becomes available to the Recipient from a Person other than the Disclosing Party who is not, to the Recipient’s knowledge, subject to any legally binding obligation to keep such disclosed information confidential; or was independently developed by the Recipient without reference to the disclosed information.

(d)           Compelled Disclosure. If a Recipient is compelled by court decree, subpoena or other Applicable Law to disclose any of the Confidential Information of the Disclosing Party, it shall promptly notify the Disclosing Party in writing and use reasonable good faith efforts to: (i) disclose only the specific Confidential Information legally required to be disclosed and only to the extent required; and (i i) assist the Disclosing Party (if and to the extent requested by the Disclosing Party), at the Disclosing Party’s expense, in obtaining a protective order or other appropriate assurances that the confidential nature of such Confidential Information shall be protected and preserved.

15.          Indemnification. Servicer shall indemnify, defend and hold harmless each Client Company and its directors, officers and agents (collectively, the “Indemnified Parties”) from and against any and all third-party claims, suits, actions, liabilities, fines, penalties, costs, losses, damages and expenses (including reasonable fees and expenses of attorneys and other reasonable costs of investigation and defense), whether incurred by or asserted against such Indemnified Parties arising out of or resulting from the intentional tort, reckless conduct, gross negligence or bad faith (including dishonest, fraudulent or criminal acts or omissions) on the part of Servicer in performing or failing to perform its obligations hereunder.

16.          Limitation on Liability. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE HEREUNDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE PROVISION OR FAILURE TO PROVIDE ANY OF THE SERVICES TO BE PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME. IN ADDITION, SERVICER SHALL HAVE NO LIABILITY TO ANY CLIENT COMPANY WITH RESPECT TO THE PERFORMANCE OF OR FAILURE TO PERFORM ANY STEWARDSHIP SERVICE.

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17.          Representations and Warranties; Disclaimer.

(a)           Servicer Warranties. Servicer hereby represents and warrants to each Client Company that: (i) it is an entity validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           Client Companies Warranties. Each Client Company hereby represents and warrants to Servicer that: (i) it is an entity validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and (i i) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(c)           Disclaimer. EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARE MADE OR CREATED AMONG THE PARTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

18.          Changes in Parties. New direct or indirect subsidiaries of Surviving Dex One Corp, which come into existence after the Effective Date, may become additional Client Companies upon mutual agreement of the parties, including agreement of any initial payment to the Primary Funding Account to be made by such additional Client Companies, and shall thereafter constitute “Client Companies” for all purposes of this Agreement. In addition, any Client Company that no longer is a direct or indirect subsidiary of Surviving Dex One Corp shall no longer be considered a party to this Agreement, and thereafter Servicer shall no longer have an obligation to provide Services to or on behalf of such former Client Company. For the avoidance of doubt, any agreement among the parties relating to the addition of a new Client Company shall constitute an amendment to this Agreement.

19.          Miscellaneous Provisions.

(a)           Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by certified mail return receipt requested, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

if to Servicer:

Dex One Service LLC

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

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Facsimile: (919) 297-1518

if to Dex One Corp:

Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to RHD Inc:

R.H. Donnelley Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex Service:

Dex Media Service LLC

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to DMI:

Dex Media, Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex East:

Dex Media East, Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

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if to Dex West:

Dex Media West, Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Dex Digital:

Dex One Digital, Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to Newdex:

Newdex, Inc.

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to RHD Corp:

R.H. Donnelley Corporation

c/o Dex One Corporation

1001 Winstead Drive

Cary, North Carolina 27513

Attention: General Counsel

Facsimile: (919) 297-1518

if to SuperMedia Inc.:

SuperMedia Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

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Facsimile: (972) 453-6829

if to SuperMedia:

SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SM Sales:

SuperMedia Sales Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to SM Services:

SuperMedia Services Inc.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

if to Inceptor:

Idearc Inceptor Ltd.

c/o SuperMedia LLC

P.O. Box 619810

D/FW Airport, Texas 75261

Attention: General Counsel

Facsimile: (972) 453-6829

(b)           Amendment and Restatement; Entire Agreement; Amendment. This Agreement amends and restates the Original Agreement in its entirety. From and after the Effective Date, this Agreement shall supersede the Original Agreement in its entirety. Further, this Agreement shall constitute the entire agreement among the parties with respect to the rights and responsibilities set forth herein and supersedes all prior agreements and understandings, whether written or verbal, to the extent such agreements pertain to the rights and responsibilities set forth herein. This Agreement may be

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amended only in a writing executed by all parties; provided that Servicer and any Client Company may amend Schedule A with respect to the provision of a Service solely to such Client Company without the written consent of the other parties.

(c)           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York. Each of the parties agrees that all disputes, controversies or claims arising out of or relating to this Agreement, or the validity, interpretation, breach or termination of this Agreement, including claims seeking redress or asserting rights under any Applicable Law, shall be brought exclusively in the federal or state courts residing within the State of New York, and the appellate courts having jurisdiction with respect to appeals from such courts, and each of the parties irrevocably and unconditionally submits to personnel jurisdiction in such courts, and waives any objection to such venue or jurisdiction or to inconveniency of such courts.

(d)           Subcontractors; Assignment.

(i)            With the consent of the Client Companies, such consent not to be unreasonably withheld, Servicer may hire or engage one or more subcontractors or other third parties to perform any or all of its obligations under this Agreement; provided, that Servicer remains ultimately responsible for all of its obligations hereunder; provided, further, that the terms of any such engagement or hiring of any Affiliate of the Servicer, Surviving Dex One Corp or their respective Subsidiaries shall be on terms and conditions not less favorable, considered as a whole, to Servicer and the Client Companies than could be obtained on an arm’s-length basis from unrelated third parties.

(ii)           Except as permitted by Section 19(d)(i), no party hereto may assign or transfer, by operation of law or otherwise, this Agreement or any of its rights hereunder, and may not delegate any of its duties or obligations hereunder, in each case in whole or in part, without the prior written consent of, in the case of Servicer, all of the Client Companies, or in the case of any Client Company, Servicer. Any assignment or delegation made in violation of this Section 19(d)(ii) shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding on the parties hereto and their permitted successors and assigns.

(e)           Independent Contractor. Except as set forth in Section 2(c): (i) the relationship among the parties, as established by this Agreement, is solely that of independent contractors; (ii) no party may assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of any other party for any purpose whatsoever; and (iii) nothing in this Agreement shall be deemed to make any party the agent of another other party hereto. This Agreement does not create any partnership, joint venture or similar business relationship between the parties hereto.

(f)            No Third-Party Beneficiaries. Except as provided in Section 15 with respect to the Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing in this Agreement, express

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or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g)           Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable L aw, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(h)           Force Majeure. Except for each Client Company’s obligations to pay Charges and Stewardship Cost reimbursements herein, each party hereto shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including: (i) war, riot, acts of terrorism and insurrection; (i i) Applicable Law; (iii) strikes, lockouts and other serious labor disputes; (iv) floods, fires, explosions and other natural disasters; (v) any delay of sources to supply materials and equipment; (vi) government priorities; and (vii) labor or transportation problems. When such events have abated, the parties’ respective obligations hereunder shall resume.

(i)            Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (1) to Sections and Schedules mean the Sections of and the Schedules attached to this Agreement; (2) to a contract, instrument or other document means such contract, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and regulations promulgated thereunder. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Headings to Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(j)            Counterparts. This Agreement is legally binding when, but not until, each party has received from the others a counterpart of this Agreement signed by an authorized representative of such other parties. The parties’ representatives may sign separate, identical counterparts of this Agreement; taken together, they constitute one agreement. A signed counterpart of this document may be delivered by any reasonable means, including facsimile or other electronic transmission.

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* * * * *

21

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

DEX ONE SERVICE, INC.

By:
Name:
Title:

DEX ONE CORPORATION

By:
Name:
Title:

R.H. DONNELLEY INC.

By:
Name:
Title:

DEX MEDIA SERVICE LLC

By:
Name:
Title:

DEX MEDIA, INC.

By:
Name:
Title:

DEX MEDIA EAST, INC.

By:
Name:
Title:

Signature Page to the Amended and Restated Shared Services Agreement

DEX MEDIA WEST, INC.

By:
Name:
Title:

DEX ONE DIGITAL, INC.

By:
Name:
Title:

NEWDEX, INC.

By:
Name:
Title:

R.H. DONNELLEY CORPORATION

By:
Name:
Title:

Signature Page to the Amended and Restated Shared Services Agreement

SUPERMEDIA INC.

By:
Name:
Title:

SUPERMEDIA LLC

By:
Name:
Title:

SUPERMEDIA SALES INC.

By:
Name:
Title:

SUPERMEDIA SERVICES INC.

By:
Name:
Title:

IDEARC INCEPTOR LTD

By:
Name:
Title:

Signature Page to the Amended and Restated Shared Services Agreement

SCHEDULE A
SERVICES

I.                                        Dex Service, DMI, RHD Corp., SuperMedia Inc., SM Sales, SM Services, Inceptor.  Servicer will not provide any Services to Dex Service, DMI, RHD Corp., SuperMedia Inc., SM Sales, SM Services or Inceptor.

II.                                   Services Provided to RHD Inc, Dex East, Dex West and SuperMedia. Servicer shall provide the following Services to each of RHD Inc, Dex East, Dex West and SuperMedia:

1.              General and Administration Services. The following general and administration services: (a) Executive; (b) Finance; (c) Human Resources; (d) Legal; (e) Information Technology; (f) Corporate Facilities; (g) Publishing; and (h) Communications.

2.              Operations Support Services. The following business operations support services: (a) Marketing and Advertising; (b) Print & Delivery Management; (c) Customer Service; (d) Billing; (e) Credit; (f) Collections (excluding, for the avoidance of doubt, actual receipt of receivables, which shall continue to be received by each Client Company individually); and (g) Operations Facilities.

3.              Sales Leadership and Effectiveness Services. The following sales leadership and effectiveness services: (a) Sales Leadership Team; (b) Sales Reporting; (c) Training; (d) Sales Office Support; (e) Sales Compensation Analysis; and (f) National Sales.

4.              Digital Operations Services. The following digital operations services: (a) Digital Information Technology; (b) Leadership team; (c) Non-Print Product Development; and (d) Digital Sales and expense reporting.

III.                              Services Provided to RHD Inc, Dex East, Dex West, Surviving Dex One Corp and SuperMedia. Servicer shall provide the following Services to each of RHD Inc, Dex East,  Dex West, Surviving Dex One Corp and SuperMedia:

1.              Tax Sharing Services. The tax sharing services described in the following Tax Sharing Agreements:

(i)                                     Amended and Restated Tax Sharing Agreement, dated         , by and between Newdex, Inc., Dex One Corporation, Dex Media, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Service, Inc., R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley Apil, Inc., and Business.Com, Inc.

(ii)                                  SuperMedia-Dex Tax Sharing Agreement, dated             , by and between Supermedia Inc., Supermedia Sales Inc., Supermedia Services Inc., Dex One Corporation, Newdex, Inc., and Dex One Service, Inc.

III.          Services Provided by SuperMedia.  Until the completion of the Integration, SuperMedia (i) shall provide to the SM Client Companies the same Services as set forth in Section II of this Schedule A and (ii) may provide Services to other Client Companies to the extent agreed to between SuperMedia and Servicer (and Servicer’s obligation to provide such Services shall be deemed satisfied).

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SCHEDULE B

INITIAL ALLOCATED SHARES

1.                                      Surviving Dex One Corp’s, DMI’s, Dex Service’s, RHD Corp’s, SuperMedia Inc.’s, SM Sales’, SM Services’ and Inceptor’s initial Allocated Share shall be 0% for all Services and other determinations.

2.                                      For Services that benefit RHD Inc, Dex East, Dex West and SuperMedia and the Stewardship Services, the initial Allocated Shares for the Allocated Costs shall be as follows:

Client Company	Allocated Share
RHD Inc	19%
Dex East	13%
Dex West	15%
SuperMedia	53%

SCHEDULE C

STEWARDSHIP SERVICES

The following functions shall constitute Stewardship Services: (a) Directors and Officers Insurance; (b) Board of Directors Expenses; (c) Chief Executive Officer; (d) Chief Financial Officer; (e) Treasury Employees; (f) Merger and Acquisition Employees; (g) Allocated Portion of Surviving Dex One Corp Third-Party Audit Fees; (h) Legal; and (i) Investor Relations/Corporate Communications.

SCHEDULE D

DAILY CASH SETTLEMENTS

Servicer shall make daily cash settlements in connection with Servicer’s payment of amounts on behalf of the Client Companies in connection with the Services and each Client Company’s reimbursement of its Allocated Share of the Stewardship Costs as follows:

1.                                      Accounts Payable Checks. As accounts payable checks are presented for payment, funds will automatically move from the applicable Funding Account to the accounts payable disbursement account to cover such checks. The following day, Servicer will provide a funding report detailing the prior day’s check disbursements for each Client Company, and will transfer such amounts from the appropriate Client Company other than Surviving Dex One Corp to the applicable Funding Account.

2.                                      Accounts Payable ACH Transactions. Each day Servicer may create files detailing accounts payable ACH transactions to be paid by Servicer in connection with the Services or Stewardship Services, as applicable. Servicer will provide a funding report detailing the ACH transactions for each Client Company, and Servicer will transfer the appropriate amount of funds from each Client Company other than Surviving Dex One Corp to the applicable Funding Account the same day that Servicer moves the amount of such funds from the applicable Funding Account to the accounts payable disbursement account to cover the payments set forth in such ACH files.

3.                                      Accounts Payable Wire Transfers. Each day Servicer may initiate accounts payable wire transfers to be paid by Servicer in connection with the Services or Stewardship Services, as applicable. Servicer will transfer the appropriate amount of funds from each Client Company other than Surviving Dex One Corp to the applicable Funding Account the same day that the wire transfer is debited from the applicable Funding Account to cover the payments made by wire transfer.

4.                                      Payroll Funding. Each day Servicer may create files detailing the total amount of payroll-related disbursements to be paid by Servicer in connection with the Services. Servicer will provide a funding report detailing the payroll-related disbursements for each Client Company, and Servicer will transfer the appropriate amount of funds from each Client Company other than Surviving Dex One Corp to the applicable Funding Account on the pay date or earlier if required by the financial institution that provides these banking services to Servicer.

Notwithstanding the foregoing, until completion of the Integration, Servicer shall not make daily cash settlements in accordance with this Schedule for SM Client Companies.  Instead, settlement will occur with respect to the SM Client Companies on a monthly basis as described in Section 5(c) within thirty (30) days after the end of each calendar month.

SCHEDULE E

CONTEMPLATED INITIAL CONTRIBUTED AND/OR DISTRIBUTED ASSETS

RHD Inc., Dex East and Dex West intend to contribute or have contributed the following assets to Servicer:

Asset Category	Asset Description

Developed Software

Internally developed or enhanced software applications, including, for example, Oracle (full suite of modules - e.g., human resources, accounts payable, payroll, procurement and general ledger), BIW Insight (marketing) and Prepsmart (sales management)

Buildings & Leasehold Improvements	Includes building renovations, cabling, bathroom fixtures, etc., for leased properties occupied by shared employees

Furniture and Fixtures	Includes cubicles, desks, chairs, file cabinets, etc., used by shared employees

Computer Equipment	Includes servers, desktops, laptops, etc., used by shared employees

Machinery and Equipment	Includes copiers, printers, scanners, NetJets lease, telephone equipment, etc., used by shared employees

Licensed Software

Purchased software licenses and applications, including, for example, Oracle eBusiness Suite, Hyperion (several reporting modules - e.g., strategic finance, financial management, Essbase and Smart View)